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                                                                  EXECUTION COPY

                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT

                                  BY AND AMONG

                          G-III LEATHER FASHIONS, INC.,

                          THE LENDERS SIGNATORY HERETO

                                       AND

                                FLEET BANK, N.A.
                      AS AGENT, COLLATERAL MONITORING AGENT
                        AND ISSUING BANK FOR SUCH LENDERS

                               AS OF MAY 31, 1997


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                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
Article 1.      Definitions...............................................................................3

Article 2.      Revolving Credit Facility................................................................25
         Section 2.1                Letters of Credit; Acceptances;
                                    Loans; Steamship Guaranties;
                                    Airway Releases......................................................25
         Section 2.2                Applications for Letters of
                                    Credit, Steamship Guaranties
                                    and Airway Releases..................................................27
         Section 2.3                Borrowing Notice and
                                    Disbursement of Loans................................................29
         Section 2.4                Notes................................................................30
         Section 2.5                Interest.............................................................31
         Section 2.6                Fees.................................................................32
         Section 2.7                Payment of Loans and Acceptances;
                                    Voluntary Changes in Commitments.....................................33
         Section 2.8                Use of Proceeds of Loans.............................................34
         Section 2.9                Computations.........................................................34
         Section 2.10               Time and Method of Payments;
                                    Statement of Account.................................................35
         Section 2.11               Several Obligations..................................................36
         Section 2.12               Guaranties...........................................................36
         Section 2.13               Security.............................................................37
         Section 2.14               Lending Offices......................................................40
         Section 2.15               Obligations Absolute.................................................41
         Section 2.16               Sharing of Payments
                                    and Set-Off Among Lenders............................................41
         Section 2.17               Additional Costs; Capital Requirements...............................42
         Section 2.18               Additional L/C Provisions............................................44
         Section 2.19               Pro Rata Treatment Among Lenders.....................................46
         Section 2.20               Non-Receipt of Funds by the Agent....................................47
         Section 2.21               Collections; Agent's Right to
                                    Notify Account Debtors and
                                    Endorse the Borrower's Name..........................................47
         Section 2.22               Application of Payments and Collections..............................49
         Section 2.23               Conversions of Loans.................................................50
         Section 2.24               Limitation on Types of Loans.........................................50
         Section 2.25               Illegality...........................................................51




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
                                                                                                       PAGE
                                                                                                       ----
         Section 2.26               Indemnification......................................................51
Article 3.      Representations and Warranties...........................................................52
         Section 3.1                Organization.........................................................52
         Section 3.2                Power, Authority, Consents...........................................53
         Section 3.3                No Violation of Law or Agreements....................................53
         Section 3.4                Due Execution, Validity, Enforceability..............................54
         Section 3.5                Properties, Priority of Liens........................................54
         Section 3.6                Judgments, Actions, Proceedings......................................54
         Section 3.7                No Default; Compliance With Laws.....................................55
         Section 3.8                Burdensome Documents.................................................55
         Section 3.9                Financial Statements;
                                    Projections..........................................................55
         Section 3.10               Tax Returns..........................................................56
         Section 3.11               Intangible Assets....................................................56
         Section 3.12               Regulation U and Regulation G........................................57
         Section 3.13               Name Changes, Mergers,
                                    Acquisitions; Location of Collateral.................................57
         Section 3.14               Full Disclosure......................................................57
         Section 3.15               Licenses and Approvals...............................................58
         Section 3.16               Labor Disputes; Collective Bargaining
                                    Agreements; Employee Grievances......................................58
         Section 3.17               Condition of Assets..................................................58
         Section 3.18               ERISA................................................................59
         Section 3.19               Account Representations
                                    and Warranties.......................................................60
         Section 3.20               Borrowing Base Certificates..........................................60
         Section 3.21               Accounts Receivable Aging Reports;
                                    Key Item Reports.....................................................60
         Section 3.22               Inventory Representations
                                    and Warranties.......................................................60
         Section 3.23               Forfeiture Proceeding................................................61
         Section 3.24               Americans with Disabilities Act......................................61

Article 4.      Conditions...............................................................................61
         Section 4.1                Conditions to Closing................................................61
         Section 4.2                Conditions to Subsequent
                                    Loans and Issuance of L/Cs...........................................64

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
                                                                                                       PAGE
                                                                                                       ----
Article 5.      Delivery of Financial Reports,
                Documents and Other Information..........................................................65
         Section 5.1                Annual Financial Statements..........................................65
         Section 5.2                Semi-Annual Financial Statements;
                                    Quarterly Financial Statements.......................................66
         Section 5.3                Compliance Information...............................................66
         Section 5.4                No Default Certificate...............................................66
         Section 5.5                Rental Obligations;
                                    Capitalized Lease Obligations........................................67
         Section 5.6                Accountants' Reports.................................................67
         Section 5.7                Copies of Documents..................................................67
         Section 5.8                Notices of Defaults..................................................68
         Section 5.9                ERISA Notices........................................................68
         Section 5.10               Additional Information and Reports...................................68
         Section 5.11               Confidentiality of Information.......................................70

Article 6.      Affirmative Covenants....................................................................71
         Section 6.1                Books and Records....................................................71
         Section 6.2                Inspections and Field Examinations;
                Annual Accounts Receivable...............................................................71
         Section 6.3                Maintenance and Repairs..............................................71
         Section 6.4                Continuance of Business..............................................71
         Section 6.5                Copies of Corporate Documents........................................72
         Section 6.6                Perform Obligations..................................................72
         Section 6.7                Notice of Litigation.................................................72
         Section 6.8                Insurance............................................................73
         Section 6.9                Financial Covenants..................................................73
         Section 6.10               Notice of Certain Events.............................................75
         Section 6.11               Comply with ERISA....................................................76
         Section 6.12               Environmental Compliance.............................................76
         Section 6.13               Management Letter....................................................76
         Section 6.14               Preparation of Strategic Plan Report.................................76
         Section 6.15               Tax Refunds..........................................................76

Article 7.      Negative Covenants.......................................................................77
         Section 7.1                Indebtedness.........................................................77
         Section 7.2                Liens................................................................77
         Section 7.3                Guaranties...........................................................78
         Section 7.4                Mergers; Acquisitions................................................79




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
                                                                                                       PAGE
                                                                                                       ----
         Section 7.5                Redemptions; Distributions...........................................79
         Section 7.6                Stock Issuance.......................................................79
         Section 7.7                Changes in Business..................................................79
         Section 7.8                Prepayments..........................................................80
         Section 7.9                Investments..........................................................80
         Section 7.10               Fiscal Year..........................................................81
         Section 7.11               ERISA Obligations....................................................81
         Section 7.12               Amendments of Documents..............................................82
         Section 7.13               Capital Expenditures.................................................82
         Section 7.14               Capitalized Lease Obligations........................................82
         Section 7.15               Management Fees......................................................83
         Section 7.16               Transactions with Affiliates.........................................83
         Section 7.17               Activities Leading to
                                    Forfeiture Proceeding................................................84
         Section 7.18               Rental Obligations...................................................84
         Section 7.19               Retail Store.........................................................85
         Section 7.20               License Agreements...................................................85

Article 8.      Events of Default........................................................................85
         Section 8.1                Payments.............................................................85
         Section 8.2                Certain Covenants....................................................86
         Section 8.3                Other Covenants......................................................86
         Section 8.4                Other Defaults.......................................................86
         Section 8.5                Representations and Warranties.......................................87
         Section 8.6                Bankruptcy...........................................................87
         Section 8.7                Judgments............................................................88
         Section 8.8                ERISA................................................................88
         Section 8.9                Ownership of Stock...................................................88
         Section 8.10               Management...........................................................89
         Section 8.11               Liens................................................................89
         Section 8.12               Amount of Obligations................................................89
         Section 8.13               Forfeiture Proceedings...............................................89
         Section 8.14               Material Adverse Change..............................................89

Article 9.      Agency Provisions........................................................................90
         Section 9.1                Appointment, Powers and Immunities...................................90
         Section 9.2                Reliance.............................................................90
         Section 9.3                Events of Default....................................................91
         Section 9.4                Rights as a Lender...................................................91




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
                                                                                                       PAGE
                                                                                                       ----
         Section 9.5                Indemnification......................................................91
         Section 9.6                Non-Reliance.........................................................92
         Section 9.7                Failure to Act.......................................................93
         Section 9.8                Resignation or Removal...............................................93
         Section 9.9                Sharing of Collateral and Payments...................................93
         Section 9.10               Additional Provisions as to
                                    the Collateral Monitoring Agent......................................94
         Section 9.11               Execution of Fifth Amended
                                    and Restated Loan Agreement..........................................96
         Section 9.12               Termination of Goldfarb Guaranty,
                                    Goldfarb Stock Pledge and Assignment
                                    of Taxes.............................................................96

Article 10.     Miscellaneous Provisions.................................................................96
         Section 10.1               Fees and Expenses; Indemnity.........................................96
         Section 10.2               Taxes................................................................97
         Section 10.3               Payments.............................................................98
         Section 10.4               Survival of Agreements and
                                    Representations; Construction........................................99
         Section 10.5               Lien on and Set-off of Deposits......................................99
         Section 10.6               Modifications, Consents and
                                    Waivers; Entire Agreement............................................99
         Section 10.7               Remedies Cumulative.................................................100
         Section 10.8               Further Assurances..................................................100
         Section 10.9               Notices.............................................................101
         Section 10.10              Counterparts........................................................103
         Section 10.11              Severability........................................................103
         Section 10.12              Binding Effect; No Assignment
                                    or Delegation by Borrower...........................................103
         Section 10.13              Assignments and Participation
                                    by Lenders; Issuance of L/Cs
                                    by Lender Affiliates................................................104
         Section 10.14              GOVERNING LAW; CONSENT TO JURISDICTION;
                                    WAIVER OF TRIAL BY JURY.............................................106
         Section 10.15.             Additional Agreements
                                    by Borrower and Loan Parties........................................107
         Section 10.16.             Release by Borrower and Loan Parties................................107


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
EXHIBITS
--------
     A.           Form of Note
     B.           States of Incorporation and Qualification, and Capitalization and
                  Ownership of Stock, of Borrower and Subsidiaries
     C.           Consents, Waivers, Approvals; Violation of Agreements
     D-1.         Form of Available to Sell Report ($)
     D-2.         Form of Available to Sell Report (Units)
     D-3.         Form of Inventory Analysis Report
     D-4.         Form of Key Item Report
     E.           Permitted Security Interests, Liens and Encumbrances
     F.           Judgments, Actions, Proceedings
     G.           Defaults; Compliance with Laws, Regulations, Agreements
     H.           Burdensome Documents
     I.           Patents, Trademarks, Trade Names, Service Marks, Copyrights, and
                  Trade-Style Names
     J.           Name Changes, Mergers, Acquisitions; Location of Collateral
     K.           Labor Disputes; Collective Bargaining Agreements; Employee Grievances
     L.           Pension Plans
     M.           Permitted Indebtedness and Guaranties
     N.           Form of Assignment and Acceptance
     O.           Accounts and Inventory
     P.           Borrowing Base Certificate
     Q.           Form of Continuing Agreement for Issuance of Steamship Guaranties and Airway
                  Releases
     R.           Form of Fifth Amended and Restated Loan Agreement

SCHEDULE

         7.9      Investments




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                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT

         THIS AGREEMENT, made as of the 31st day of May, 1997, by and among:

         G-III LEATHER FASHIONS, INC., a New York corporation (the "BORROWER");

         The  lenders   that  have   executed   the   signature   pages   hereto
(individually, a "LENDER" and collectively, the "LENDERS"); and

         FLEET BANK, N.A., a national banking association, individually ("FLEET") and as Agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT"), as Collateral Monitoring Agent for the Lenders (in such capacity, together with its successors in such capacity, the "COLLATERAL MONITORING AGENT"), and as Issuing Bank (in such capacity, together with its successors in such capacity, the "ISSUING BANK");

                              W I T N E S S E T H:

         WHEREAS,

         (A) The Borrower, The Chase Manhattan Bank, N.A. ("Chase"), Chemical Bank ("Chemical"), Fleet (Chase, Chemical and Fleet, collectively, the "BANKS") and the Agent entered into a Loan Agreement dated October 29, 1992 (as amended from time to time through July 29, 1994, the "ORIGINAL LOAN AGREEMENT");

         (B) The Original Loan Agreement was amended and restated on July 29, 1994 (as amended from time to time through June 12, 1995, the "FIRST RESTATED LOAN AGREEMENT");

         (C) The First Restated Loan Agreement was further amended and restated on June 12, 1995 (as amended from time to time through the date hereof, the "SECOND RESTATED LOAN AGREEMENT");

         (D) The Second Restated Loan Agreement was further amended and restated on May 31, 1996 (as amended from time to time through the date hereof, the "THIRD RESTATED LOAN AGREEMENT");

         (E) Prior to the execution and delivery of the Third Restated Loan Agreement, each of the Banks sold and transferred to The CIT Group/Commercial Services, Inc. ("CIT"), pursuant to the terms and conditions of separate Assignment and Acceptances, an undivided interest in an amount equal to 2.5% in the case of Fleet, 100% in the case of Chase and 13.333% in the case of Chemical of the rights and obligations of Fleet, Chase and Chemical under the Second Restated Loan





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Agreement,  including,  without  limitation,  its  Commitments  thereunder,  the
Obligations owing to it and the Notes held by it;


         (E) Pursuant to the Third Restated Loan Agreement, the Borrower is indebted to the Banks in the aggregate principal amount of $3,114,784.16 in respect of revolving loans made by the Banks and the Borrower and certain of its affiliates are the account parties in respect of letters of credit and acceptances issued by the Banks in the outstanding stated amount of $20,609,422.39 (collectively, the "EXISTING LOAN AND L/C OBLIGATIONS");

         (F) The Existing Loan and L/C Obligations and all other indebtedness, liabilities and obligations of the Borrower to the Banks whether now existing or hereafter arising, including, without limitation, those arising under the Third Restated Loan Agreement (all such indebtedness, liabilities and obligations, collectively, the "EXISTING OBLIGATIONS") are secured by certain guaranties and liens on collateral, including, without limitation: (a) the personal property of the Borrower pursuant to a security agreement between the Borrower and the Agent for the ratable benefit of the Banks, (b) the guaranties of certain subsidiaries and affiliates of the Borrower of the Existing Obligations, and (c) certain personal property of such subsidiaries and affiliates pursuant to security agreements by and between such subsidiaries and affiliates and the Agent, for the benefit of the Banks, in each case, as provided for in the Third Restated Loan Agreement;

         (G) Morris Goldfarb and Aron Goldfarb (the "INDIVIDUAL GUARANTORS"), stockholders in G-III Apparel Group, Ltd. (as further defined herein, the "PARENT"), the owner of all of the issued and outstanding capital stock of the Borrower, have personally guaranteed a portion of the Existing Obligations pursuant to a Guaranty, dated May 18, 1994, as confirmed and amended by (i) an Individual Guaranty Confirmation, dated as of July 29, 1994, between the Individual Guarantors and the Agent, (ii) an Individual Guaranty Confirmation, dated as of July 12, 1995, between the Individual Guarantors and the Agent and
(iii) an Individual Guaranty Confirmation and Amendment, dated as of May 31, 1996, between the Individual Guarantors and the Agent (as amended, the "GOLDFARB GUARANTY");

         (H) Morris Goldfarb has pledged his 250,000 shares of the capital stock of the Parent (the "GOLDFARB PLEDGED SHARES") to secure a portion of the Existing Obligations pursuant to a Guarantor Pledge Agreement, dated June 12, 1995, as confirmed and amended by the Goldfarb Pledge Confirmation and Amendment dated as of May 31, 1996, between Morris Goldfarb and the Agent (the "GOLDFARB STOCK PLEDGE");


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         (I) The Parent has  executed  and  delivered an IRS Form 2848 dated May
31, 1996 granting to the Agent for the benefit of the Lenders, inter alia, the authority to receive and endorse tax refund checks (the "ASSIGNMENT OF TAX REFUNDS");

         (J) The Lenders have agreed to terminate each of the Goldfarb Guaranty, the Goldfarb Stock Pledge and the Assignment of Tax Refunds and to return the Goldfarb Pledged Shares to Morris Goldfarb;

         (K) The Borrower desires that the Lenders extend the credit facility provided for under the Third Restated Loan Agreement as amended hereby on the terms and conditions contained herein;

         (L) The Lenders have agreed to extend the credit facility, subject to the agreements of the parties, all as hereinafter set forth; and

         (M) In order to effect the amendment of the Third Restated Loan Agreement, the Lenders, the Agent, the Collateral Monitoring Agent, the Issuing Bank and the Borrower desire to amend and restate the Third Restated Loan Agreement in its entirety as set forth herein;

         NOW, THEREFORE, the parties hereto agree to amend and restate the Third Restated Loan Agreement in its entirety as follows:

         ARTICLE 1.  DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "ACCEPTANCE(S)" - time drafts which (a) are drawn by the Borrower's vendors or suppliers under L/Cs which permit such drawings and are presented to the Agent in accordance with the terms of the relevant Time Trade L/Cs on or before the respective expiration dates of such Time Trade L/Cs, (b) are accepted by a Lender in accordance with the terms of this Agreement and (c) mature no later than the earlier of (i) 60 days after the date of issuance thereof and (ii) the Commitment Termination Date.

                  "ACCOUNT" - accounts (including but not limited to accounts receivable), revenues, income, fees and receipts whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, and all rights to receive the same, whether in the form of contract rights or other rights, and the proceeds of such rights, whether now owned or hereafter coming into existence, and all chattel paper, instruments, general intangibles, credits, claims, demands and any other obligations for the payment of money.

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                  "ACCOUNT DEBTOR" or "ACCOUNT DEBTOR" - at any time, any Person who is obligated to the Borrower under or on account of an Account.

                  "ACCOUNTS RECEIVABLE AGING REPORT" - a summary account receivable trial balance showing accounts receivable of the Borrower as of the last day of the preceding week (in the case of a weekly report) or month (in the case of a monthly report) outstanding from the due date set forth in the invoice in the following categories: future; current; 1-30 days; 31-60 days; 61-90 days; and 90 days and over.

                  "ADDITIONAL COSTS" - as defined in subsection 2.17(b) hereof.

                  "ADMINISTRATIVE FEE" - as defined in subsection 2.6(i) hereof.

                  "ADVISORY FEE" - as defined in subsection 2.6(a) hereof.

                  "AFFILIATE" - as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (i) any Person that owns directly or indirectly 5% (with respect to any corporation other than the Parent) or 15% (with respect to the Parent) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each shareholder, director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

                  "AGENT" - as defined in the heading of this Agreement.

                  "AIRWAY RELEASE(S)" - as defined in subsection 2.1(e) hereof.

                  "APPLICATION(S)" - as defined in subsection 2.2(a) hereof.

                  "ASSIGNMENT AND ACCEPTANCE" - an agreement in the form of Exhibit N hereto.

                  "ASSIGNMENT OF LIFE INSURANCE" - as defined in Section 2.13(c)(i)(A) hereof.

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                  "AVAILABILITY" - as of the date of any determination  thereof, the Borrowing Base less Outstanding Obligations; provided, however, that at no time shall the sum of Availability and Outstanding Obligations exceed the Commitment; and, provided, further, that in determining Availability in the issuance or advance, as the case may be, of any of Standby L/Cs, Acceptances, Loans, Steamship Guaranties or Airway Releases, the sum of Availability and Direct Debt shall not exceed the Direct Debt Sublimit.

                  "BALIHIDES" - P.T. Balihides, an Indonesian limited liability company.

                  "BET STUDIO LLC" - BET Studio LLC, a Delaware limited liability company formed as a joint venture between the Borrower and Black Entertainment Television, Inc.

                  "BORROWER ASSIGNMENT" - as defined in subsection 2.13(a)(ii) hereof.

                  "BORROWER ASSIGNMENT CONFIRMATION" - as defined in subsection 2.13(a)(ii)(B) hereof.

                  "BORROWER   SECURITY   AGREEMENT"  -  as  defined  in  Section
2.13(a)(i) hereof.

                  "BORROWER SECURITY INTEREST CONFIRMATION" - as defined in subsection 2.13(a)(ii)(A) hereof.

                  "BORROWING BASE" - as of the date of any determination thereof, an amount up to, but not in excess of, the sum of:

                   (i)   Seventy-five (75%) percent of all Eligible Accounts;
                         plus

                  (ii)   Fifty (50%) percent of all Eligible Inventory; plus

                  (iii)   the applicable Overadvance.

The Borrowing Base shall be subject to reduction at any time and from time to time because of the reduction by the Collateral Monitoring Agent, in the exercise of its discretion, of (x) the advance rates expressed as a percentage in clauses (i) and (ii) of this definition and (y) the percentage of Eligible Accounts and/or Eligible Inventory included therein by the application of a chargeback reserve, a reserve for credit balances in the ineligible column, a "contra" reserve and such other appropriate reserves as the Collateral Monitoring Agent shall establish in accordance with Section 9.10 hereof.

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                  "BORROWING BASE  CERTIFICATE" - a certificate  executed by the chief executive officer, president, chief operating officer or chief financial officer of the Borrower substantially in the form annexed hereto as Exhibit P containing the information set forth therein.

                  "BORROWING NOTICE" - as defined in Section 2.3 hereof.

                  "BUSINESS DAY" - any day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

                  "CAPITAL EXPENDITURES" - for any period, the aggregate amount of all payments made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to interest that are required to be capitalized in accordance with generally accepted accounting principles.

                  "CAPITALIZED LEASE" - any lease, the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

                  "CAPITALIZED LEASE OBLIGATIONS" - as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

                  "CASH" - as to any Person, such Person's cash and cash equivalents, as defined in accordance with generally accepted accounting principles consistently applied.

                  "CLOSING  DATE"  -  the  date  of  the   consummation  of  the
transactions contemplated hereby.

                  "CODE" - the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations thereunder.

                  "COLLATERAL"   -  as  defined  in   the   respective  Security
Documents.

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


                  "COLLATERAL FEES" - as defined in Section 2.6(g) hereof.

                  "COLLECTION ACCOUNT" - an account owned and maintained by the Collateral Monitoring Agent for the ratable benefit of the Lenders.

                  "COMMITMENT" - (i) Fifty-two Million ($52,000,000) Dollars during the period from the date hereof to and including October 30, 1997, (ii) Forty Million ($40,000,000) Dollars during the period from October 31, 1997 to and including May 30, 1998, (iii) Fifty-two Million ($52,000,000) Dollars during the period from May 31, 1998 to and including October 30, 1998, and (iv) Forty Million ($40,000,000) Dollars during the period from October 31, 1998 to and including the Commitment Termination Date, in each case in the aggregate, allocated among each of the Lenders, respectively, in the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Commitment", as such amount is reduced in accordance with the terms hereof.

                  "COMMITMENT TERMINATION DATE" - May 31, 1999.

                  "COMPLIANCE CERTIFICATE" - a certificate executed by the chief executive officer, president, chief operating officer or chief financial officer of the Borrower to the effect that: (i) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by the Borrower as described in such certificate, including, without limitation, that the covenants set forth in Section 6.9 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Agent and the Lenders, of such compliance, and
(ii) the representations and warranties contained in Article 3 hereof are true and correct with the same effect as though such representations and warranties were made on the date of such certificate, except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a material adverse effect on the business, operations or financial conditions of the Borrower.

                  "CONSULTANT" - as defined in Section 6.14 hereof.

                  "CONTINUING AGREEMENT FOR ISSUANCE OF STEAMSHIP GUARANTIES AND AIRWAY RELEASES" - agreement pursuant to which Steamship Guaranties and Airway Releases are issued in the form attached hereto as Exhibit Q.

                  "CORPORATE GUARANTOR(S)" - as defined in subsection 2.13(b) hereof.

                  "CREDIT PERIOD" - the period commencing on the date hereof and ending on the Commitment Termination Date.

                  "DEBT INSTRUMENT" - as defined in subsection 8.4(a) hereof.

                  "DEFAULT" - an event which with notice or lapse of time, or both, would constitute an Event of Default.

                  "DEFINED CONTRIBUTION PLAN" - a plan which is not covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code and which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account.

                  "DIRECT DEBT" - the aggregate principal and/or face (or stated) amount, as applicable, of all outstanding Standby L/Cs, Acceptances, Loans, Steamship Guaranties and Airway Releases.

                  "DIRECT DEBT SUBLIMIT" - (i) Forty Million ($40,000,000) Dollars during the period from June 1, 1997 through and including November 14, 1997, (ii) Thirty Million ($30,000,000) Dollars during the period from November 15, 1997, through May 31, 1998, (iii) Forty Million ($40,000,000) Dollars during the period from June 1, 1998 through and including November 14, 1998 and (iv) Thirty Million ($30,000,000) Dollars during the period from November 15, 1998, through the Commitment Termination Date; provided that, at the Lenders' discretion, upon the request of the Borrower, the applicable Direct Debt Sublimit may be increased by an amount of Two Million ($2,000,000) Dollars.

                  "DOLLAR(S)" and "$" - lawful money of the United States of America.

                  "DRAWING FEE" - as defined in Section 2.6(c) hereof.

                  "EBITDA" - for any period, net income before interest and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets (other than from sales of Inventory in the ordinary course of business), adjusted by adding thereto the amount of all amortization and intangibles and depreciation that were otherwise deducted in determining net income.

                  "ELIGIBLE ACCOUNT" - an Account which is created by the Borrower in the ordinary course of business, is genuine and in all respects what it purports to be, and which meets the following requirements:

                           (a)  as  of  the  date  of  computation  of  Eligible
Accounts, no such Account shall have been outstanding for more than the lesser of 60 days from the due date set forth in the invoice or 180 days from the date of the invoice relating thereto;

                           (b) the Account  shall have arisen from the bona fide
sale of goods or provision of services, which goods or services have been provided to an Account Debtor on an absolute sale basis, are not shipped or delivered or provided on a consignment, approval, bill and hold, or sale-or-return basis, are not subject to any repurchase or return agreement or arrangement (other than customary business agreements for the return of defective or incorrectly shipped merchandise) and have not been returned or rejected nor has the Account Debtor refused to accept or revoked acceptance of such goods or services; and such sale of goods or provision of services has been completed in accordance with the terms and provisions contained in any documents related thereto;

                           (c) the Account is evidenced by one, if any, executed
original agreement, contract, sales confirmation or document and is not evidenced by chattel paper or an instrument of any kind, or, if the Account is evidenced by chattel paper or an instrument, the Borrower has delivered and properly endorsed such chattel paper or instrument to the Agent;

                           (d) to the best of the Borrower's knowledge, no event
described in Section 8.6 hereof with respect to the Account Debtor has occurred, the Agent and the Lenders, in the exercise of their reasonable judgment, deem the Account Debtor to be creditworthy, and not more than 25% of the aggregate unpaid amount of the Accounts due from the Account Debtor and Affiliates of such Account Debtor shall have been outstanding for more than 60 days from the due date set forth in the invoice relating thereto;

                           (e) the Account  Debtor is located  within the United
States, Canada or Mexico;

                           (f) if the Account Debtor is located in Mexico, it is
WalMart or Price Club and the Account in Mexico of such Account Debtor is in an amount, in the aggregate, not in excess of $1,000,000;

                           (g) if the  Account  Debtor is Wilsons  Leather,  the
Account is in an amount, in the aggregate, not in excess of $2,500,000;

                           (h) if the  Account  Debtor is BET  Studio  LLC,  the
Account is in an amount, in the aggregate, not in excess of $250,000;

                           (i)  the  Account  is a  valid,  legally  enforceable
obligation of the Account Debtor;

                           (j) the  Account  does not arise out of  transactions
with an Affiliate other than Wilsons Leather (subject to subsection (g) of this definition) or BET Studio LLC (subject to subsection (h) of this definition);

                           (k) the Account  does not arise out of the  provision
of trial services or delivery of samples or trial merchandise to customers or Account Debtors;

                           (l) the  Account  does not  arise  out of the sale of
goods or provision of services to a customer or Account Debtor for or on account of credits arising out of prior sales or services to such customer or Account Debtor;

                           (m) the Borrower  does not have any  knowledge of any
disputes in excess of $10,000 with respect to the Account nor has anything come to the attention of the Borrower which would lead the Borrower to believe that more than $10,000 of any such Account is in dispute and the disputed amount is excluded from the computation of Eligible Accounts;

                           (n) the  amount of the face  value of the  Account is
not subject to any set-offs, counterclaims, retainages or holdbacks of any type other than those set forth on the Borrowing Base Certificate which are acceptable to the Agent and the Lenders and are excluded from the computation of Eligible Accounts, is actually and absolutely owing to the Borrower and is not contingent for any reason, and, except for discounts, credits or allowances allowed by the Borrower in the ordinary course of its business for prompt payment, all of which discounts, credits or allowances are reflected in the calculation of and have been deducted from the face value of the invoice related thereto and in the calculation of the Borrowing Base;

                           (o) the Account is not now, and the goods or services
giving rise to the Account were not at the time of the sale or provision thereof, subject to any Lien, claim, encumbrance or security interest except those of the Agent for the benefit of the Lenders and those expressly permitted under this Agreement; and

                           (p)  neither the United  States of  America,  nor any
state, any subdivision, department, or agency of either thereof is the Account Debtor, but only with respect to more than an aggregate of $200,000 in face amount of Accounts.

Notwithstanding the foregoing, the Collateral Monitoring Agent and the Lenders shall have the right, in the exercise of their reasonable discretion, to limit the amount of Accounts from any Account Debtor or Affiliate of any Account Debtor which shall be deemed to be "Eligible Accounts" hereunder.

                  "ELIGIBLE ASSIGNEE" - a commercial bank or other financial institution organized under the laws of the United States of America or any state and having a combined capital and surplus of at least $100,000,000.

                  "ELIGIBLE INVENTORY" - Inventory which: (i) constitutes finished goods of the Borrower or Retail; (ii) is not slow moving, obsolete or unsaleable; (iii) is currently useable or saleable in the ordinary course of the Borrower's or Retail's business; (iv) is valued in accordance with generally accepted accounting principles applied consistently with past practices of the Borrower and Retail; (v) is located on the premises listed on the exhibits attached to this Agreement or other locations permitted under the Borrower Security Agreement or any security agreement set forth in Section 2.13, or is Inventory in transit for sale in the ordinary course of business; (vi) is not subject to any Lien or security interest whatsoever, except for the Liens and security interests expressly permitted under the Borrower Security Agreement or any security agreement set forth in Section 2.13, and is not on consignment;
(vii) does not include raw materials or work-in progress; (viii) is not now stored or shall not at any time hereafter be stored with a bailee, warehouseman, or similar party unless pursuant to a bailment or storage agreement to which the Agent is a party; (ix) does not include Inventory styles (A) on which the Borrower has taken a lower of cost or market markdown; or (B) of which the Borrower has more than a one year supply on hand; (x) does not include Inventory subject to a license agreement; (xi) does not include Inventory in retail stores; and (xii) shall include finished goods Inventory consigned to the Agent under the terms of the L/C used to acquire such Inventory; provided, however, that the value of any such consigned Inventory shall be subject to a 13% reduction as a reserve for duty and freight.

                  "EMPLOYEE BENEFIT PLAN" - any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of Borrower or any of its ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for employees of any Loan Party or any current or former ERISA Affiliate.

                  "ENVIRONMENTAL LAWS AND REGULATIONS" - all environmental, health and safety laws, regulations, resolutions, and ordinances applicable to the Borrower or any other Loan Party, or any of their respective assets or properties, including, without limitation: (i) all regulations, resolutions, ordinances, decrees, and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, whether issued by environmental regulatory agencies or otherwise, and (ii) all laws, regulations, resolutions, ordinances and decrees relating to Environmental Matters.

                  "ENVIRONMENTAL LIABILITY" - any liability under any applicable law for any release of a hazardous substance caused by the seeping, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, and any liability for the costs of any clean-up or other remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over the Borrower or any other Loan Party to prevent or minimize any actual or threatened release by the Borrower or any other Loan Party of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment that would endanger the public health or the environment.

                  "ENVIRONMENTAL   MATTER(S)"  -  a  release  of  any  toxic  or
hazardous waste or other chemical substance, pollutant or contaminant into the environment or the generation, treatment, storage or disposal of any toxic or hazardous wastes or other chemical substances.

                  "ENVIRONMENTAL PROCEEDING" - any judgment, action, proceeding or investigation pending before any court or governmental authority, bureau or agency, including, without limitation, any environmental regulatory body, with respect to or threatened against or affecting the Borrower or any other Loan Party or relating to the assets or liabilities of any of them, including, without limitation, in respect of any "facility" owned, leased or operated by any of them under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under any state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or hazardous waste or other chemical substance, pollutant or contaminant into the environment, or with the generation, storage or disposal of any toxic or hazardous wastes or other chemical substances.

                  "ERISA" - the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

                  "ERISA AFFILIATE" - as applied to any Loan Party, any corporation, person or trade or business which is a member of a group which is under common control with any Loan Party, who together with any Loan Party, is treated as a single employer within the meaning of Section 414(b) - (o) of the Code and, if applicable, Section 4001(a)(14) and (b) of ERISA.

                  "EURODOLLAR BUSINESS DAY" - a day on which commercial banks are open for business in London.

                  "EURODOLLAR LOANS" - Loans that bear interest at a rate based upon the LIBOR Base Rate.

                  "EVENT(S) OF DEFAULT" - as defined in Article 8 hereof.

                  "EXAMINATION FEES" - as defined in Section 2.6(h) hereof.

                  "EXISTING ACCEPTANCES" - the aggregate amount of Acceptances outstanding on the date hereof.

                  "EXISTING OBLIGATIONS" - as defined in the recitals hereof.

                  "EXISTING LOANS" - the aggregate amount of Loans made by the Banks and outstanding on the date hereof.

                  "EXISTING LOAN AND L/C OBLIGATIONS" - as defined in the recitals hereof.

                  "EXISTING STANDBY L/CS" - the aggregate face or stated maximum drawable amount (and to the maximum amount when a range of amounts is specified) of Standby L/Cs issued by the Agent outstanding on the date hereof.

                  "EXISTING STEAMSHIP GUARANTIES AND AIRWAY RELEASES" - the aggregate face or stated amount of Steamship Guaranties and Airway Releases issued by the Agent and outstanding on the date hereof.

                  "EXISTING TRADE L/CS" - the aggregate face or stated maximum drawable amount (and to the maximum amount when a range of amounts is specified) of Trade L/Cs issued by the Agent outstanding on the date hereof.

                  "FEDERAL FUNDS RATE" - for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent).

                  "FEE(S)" - as defined in subsection 2.6(j) hereof.

                  "FINANCIAL STATEMENTS" - the audited consolidated balance sheet of the Parent and the Subsidiaries (including the Borrower) as at January 31, 1997, together with the related consolidated statement of income and retained earnings and statement of cash flow for the fiscal year then ended.

                  "FIRST RESTATED LOAN AGREEMENT" - as defined in the recitals hereof.

                  "FLEET" - as defined in the heading of this Agreement.

                  "FORFEITURE PROCEEDING" - any action, proceeding or investigation affecting the Borrower, the Parent or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

                  "GLOBAL" - Global International Trading Company, a Korean corporation.

                  "GOVERNMENTAL ACTS" - as defined in subsection 2.18(d) hereof.

                  "GUARANTOR SECURITY AGREEMENT" - as defined in subsection 2.13(b)(i) hereof.

                  "GUARANTOR SECURITY INTEREST CONFIRMATION" - as defined in subsection 2.13(b)(ii)(A) hereof.

                  "GUARANTY CONFIRMATION" - as defined in subsection 2.12(b) hereof.

                  "GUARANTOR(S)" - as defined in Section 2.12(a) hereof.

                  "GUARANTY(IES)" - as defined in Section 2.12(a) hereof.

                  "HANIL BANK" - P.T. Hanil Tamara Bank.

                  "HANIL LETTER OF CREDIT" - the provision, as a portion of the purchase price payable in connection with the acquisition of P.T. Hwagang Indawa (now known as Balihides) by the Borrower, on behalf of P.T. Hwagang Indawa (now known as Balihides), to Hanil Bank of a standby letter of credit expiring no later than May 31, 1998 (or in the event that such letter of credit is extended to May 31, 1999, expiring no later than May 31, 1999) in the amount of $2,000,000 as security for the line of credit in the amount of $3,500,000 to be provided by Hanil Bank to P.T. Hwagang Indawa (now known as Balihides).

                  "HOLDINGS" - Indawa Holding Corp., a Delaware corporation and a wholly-owned Subsidiary of the Parent.

                  "HONG KONG" - G-III Hong Kong Ltd., a Hong Kong corporation.

                  "INDEBTEDNESS" - with respect to any Person, all: (i) liabilities or obligations, direct and contingent, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet, and Capitalized Lease Obligations of such Person; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

                  "INTEREST PERIOD" - with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or converted from a Prime Rate Loan or Loans, or with respect to Eurodollar Loans, the last day of the next preceding Interest Period with respect to such Eurodollar Loan, and ending on the same day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.3 hereof, except that each such Interest Period that commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month; provided, however, that notwithstanding the foregoing: (i) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day); (ii) each borrowing of Eurodollar Loans from the Lenders and each conversion of Prime Rate Loans into Eurodollar Loans shall be in an amount not less than $1,550,000 in the aggregate; (iii) any Interest Period for any type of Loan shall end no later than the Commitment Termination Date; and (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month or greater than three months. In the event that the Borrower fails to select the duration of any Interest Period for any Loan within the time period and otherwise as provided in Section 2.3 hereof, such Loans will be automatically converted into a Prime Rate Loan on the last day of the preceding Interest Period for such Loan.

                  "INVENTORY" - inventory of any of the Loan Parties, including finished products, goods in transit, returns and supplies, packaging materials and all other items which contribute to the promotion or sale thereof and spare parts (until affixed to the machinery or equipment to which they relate).

                  "INVESTMENT" - by any Person:

                  (a) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; and

                  (b) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person.

                  "IRS" - Internal Revenue Service or any successor agency performing the same functions.

                  "ISSUING BANK" - as defined in the heading of this Agreement.

                  "KEY ITEM REPORT" - is defined in subsection 5.10(c)(ii) hereof.

                  "KOREAN L/C" - a stand-by letter of credit having a face amount equal to not more than Five Hundred Thousand Dollars ($500,000) issued pursuant to Section 2.1(b)(ii) hereof in favor of the Korean Exchange Bank to support a Two Million Dollar ($2,000,000) trade letter of credit facility for Global.

                  "KOSTROMA" - Kostroma Ltd., a Hong Kong corporation.

                  "LATEST BALANCE SHEET" - as defined in Section 3.9(a) hereof.

                  "L/C(S)" - Trade L/Cs and/or Standby L/Cs.

                  "LEASES" - leases and subleases (other than Capitalized Leases), licenses for the use of real property, easements, grants, and other attachment rights and similar instruments under which the Borrower has the right to use real or personal property or rights of way.

                  "LENDER(S)" - as defined in the heading of this Agreement.

                  "LENDER'S COMMITMENT" - the amount set forth next to each Lender's name on the signature pages hereto.

                  "LENDER'S SHARE" - with respect to any Lender, such Lender's pro rata share determined at any time as its Lender's Commitment as a percentage of the Commitment.

                  "LIBOR BASE RATE" - means with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upward, if necessary to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such Interest Period which appear on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Eurodollar Business Days prior to the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Base Rate for such Eurodollar Loan shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to such Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying rates), as of 11:00 a.m. (London time), on the day that is two Eurodollar Business Days prior to the first day of such Interest Period. If both Telerate and Reuters system are unavailable, then the LIBOR Base Rate for such Eurodollar Loan for such Interest Period shall be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) Eurodollar Business Days prior to the first day of such Interest Period as selected by the Collateral Monitoring Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offer rate. If at least two such quotations are provided, the LIBOR Base Rate for such Eurodollar Loan for such Interest Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the LIBOR Base Rate for such Eurodollar Loan for such Interest Period shall be determined on the basis of the rates quoted by major banks in New York City at approximately 11:00 a.m. (New York City time) on the day that is two Business Days prior to the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Base Rate pursuant to a Eurodollar Loan cannot be determined.

                  "LIBOR RATE" - for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of: (a) (x) the LIBOR Base Rate for such Loan for such Interest Period; divided by (y) 1 minus the Reserve Requirement for such Loan for such Interest Period.

                  "LIEN" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

                  "LOAN(S)" - as defined in subsection 2.1(d) hereof.

                  "LOAN DOCUMENTS" - this Agreement, the Notes, the Guaranties, the Guaranty Confirmations, the Security Documents, the L/Cs, the Applications, the Acceptances, and the Continuing Agreements for Issuance of Steamship Guaranties and Airway Releases to which any Loan Party is a party and all other agreements executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such agreements.

                  "LOAN PARTY(IES)" - individually (or collectively in the case of Loan Parties), the Borrower, the Parent, any Subsidiary, any Guarantor, and any other Person (other than the Lenders and the Agent) which now or hereafter executes and delivers to any Lender or the Agent any Loan Document.

                  "LOCKBOX" - as defined in Section 2.21(b) hereof.

                  "LOCKBOX AGREEMENT" - as defined in Section 2.21(b) hereof.

                  "MAJORITY LENDERS" - so long as the Lenders consist of three Lenders or fewer, Lenders having 100% of the aggregate amounts of Commitments and, at any time that the Lenders consist of four Lenders or more, Lenders having at least 80% of the aggregate amount of Commitments; provided, however, that the vote of 100% of the Lenders shall at all times be required for all matters not specifically to be determined by Majority Lenders hereunder, including, but not limited to, extension of the term, increase in Commitments, change in interest rates, release of Collateral, any change to the definition of Majority Lenders and the determination pursuant to Section 9.11 hereof that certain asset based lending provisions set forth herein are no longer required.

                  "MANAGEMENT FEES" - for any period, all fees, emoluments or similar compensation paid or incurred by any Person (other than any such fees, emoluments or similar compensation, including, without limitation, usual and customary director's fees payable by the Parent to its directors, paid to or incurred and payable to the Borrower, the Parent or any of the Subsidiaries) in respect of services rendered in connection with the management or supervision of the management of such Person, other than salaries, bonuses and other compensation paid to any full time executive employee in respect of such full time employment.

                 "MONTHLY DATES" - the last Business Day of each calendar month.

                  "MULTIEMPLOYER  PLAN" - a  "multiemployer  plan" as defined in
Section 4001(a)(3) or ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

                  "NOTE(S)" - as defined in Section 2.4 hereof.

                  "OBLIGATIONS" - collectively, all of the Indebtedness, liabilities and obligations of the Borrower to the Lenders, the Agent, the Collateral Monitoring Agent and the Issuing Bank, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, liabilities and obligations to repay Loans and Acceptances and pay Fees, liabilities and obligations with respect to L/Cs, Steamship Guaranties and Airway Releases, and all other Indebtedness, liabilities and obligations arising under the Loan Documents.

                  "ORIGINAL LOAN AGREEMENT" - as defined in the recitals hereof.

                  "OUTSTANDING OBLIGATIONS" - the aggregate principal and/or face (or stated) amount, as applicable, of all outstanding Obligations.

                  "OUTSTANDING L/CS" - the aggregate face or stated maximum drawing amount (and to the maximum amount when a range of amounts is specified) of all outstanding L/Cs.

                  "OVERADVANCE" - the amount set forth below for the period indicated:

                  Period                                              Amount
                  ------                                              -------
                  May 1, 1997-May 31, 1997                         $12,000,000
                  June 1, 1997-June 30, 1997                       $20,250,000
                  July 1, 1997-July 31, 1997                       $20,250,000
                  August 1, 1997-August 31, 1997                   $21,500,000
                  September 1, 1997-September 30, 1997             $17,300,000
                  October 1, 1997-October 26, 1997                 $17,300,000
                  October 27, 1997-October 31, 1997                $ 5,500,000
                  November 1, 1997-February 28, 1998                   -0-
                  March 1, 1998-March 31, 1998                     $ 1,000,000
                  April 1, 1998-April 30, 1998                     $ 6,000,000
                  May 1, 1998-May 31, 1998                         $15,300,000

and the periods and amounts from June 1, 1998 through and including the Commitment Termination Date shall be as preliminarily determined by the Lenders and the Borrower based on the Projections and the business plan for the fiscal year ending

January 31, 1999 and the unaudited financial statements for the fiscal year ending January 31, 1998, but in no event shall the periods be of different durations or the amounts be less than the amounts for the periods corresponding to the periods set forth above unless the Lenders determine (in their reasonable discretion) that such periods and amounts warrant adjustment based upon such Projections, business plan or unaudited financial statements, which preliminary determination shall be made within 30 days of receipt by the Lenders of such Projections, business plan and unaudited financial statements and such preliminary determination shall become effective after receipt and satisfactory review by the Lenders of the Financial Statements for the fiscal year ending January 31, 1998; provided, however, that with respect to the Overadvance at all times (x) the then applicable Overadvance amount and all subsequent Overadvance amounts shall be reduced by (i) 50% of all tax refunds paid to the Borrower or the Parent (or paid to the Collection Account, in accordance with the terms hereof), (ii) the proceeds of the sale of any assets other than in the ordinary course of business, and (iii) 50% of the proceeds of any sale-leaseback, all of such reductions to be effective immediately upon the Borrower's receipt (or, if applicable, the Collateral Monitoring Agent's receipt for the account of the Borrower) of such refunds or proceeds; but there shall be no reduction to the then applicable Overadvance amount in the case of any sale-leaseback of newly acquired assets, provided that (A) the sale-leaseback transaction is closed within 90 days of the acquisition of the assets and (B) both the acquisition and the closing of the sale-leaseback are completed during the same fiscal year; and
(y) at any time when Outstanding Obligations have exceeded the Borrowing Base as a result of (A) Accounts or Inventory believed to be Eligible Accounts or Eligible Inventory, as the case may be, in fact being or becoming ineligible or
(B) the return of uncollected checks or other items applied to reduce Loans, the Collateral Monitoring Agent shall have the discretion to continue to advance Loans and to instruct the Issuing Bank to issue L/Cs, Acceptances, Steamship Guaranties and Airway Releases, as the case may be, up to an amount which would result in the relevant Overadvance amount specified above being exceeded by a factor of 10% (it being understood that the Collateral Monitoring Agent shall advise the Lenders of all such issuances and advances within 24 hours); and (z) the applicable Overadvance amount shall be increased by the amount of (a) any cash collateral held by the Collateral Monitoring Agent for the sole purpose of securing such increases to the applicable Overadvance amount, and (b) any amounts invested in U.S. government securities or money market mutual funds backed by U.S. government securities maintained in an account with Fleet Bank, N.A. by the Borrower or the Parent and pledged or assigned to the Agent for the benefit of the Lenders by the Borrower or the Parent, as the case may be, as collateral security for the Obligations pursuant to documentation satisfactory to the Lenders.

                  "PARENT" - G-III Apparel Group, Ltd., a Delaware corporation and the holder of 100% of the issued and outstanding capital stock of the Borrower.

                  "PARENT  SECURITY   AGREEMENT"  -  as  defined  in  subsection
2.13(c)(i)(B) hereof.

                  "PARENT SECURITY INTEREST CONFIRMATION" - as defined in subsection 2.13(c)(ii)(A) hereof.

                  "PARENT STOCK PLEDGE CONFIRMATION" - as defined in subsection 2.13(c)(ii)(B) hereof.

                  "PAYMENT OFFICE" - the office of each Lender set forth on the signature page hereof as the lending office of such Lender.

                  "PAYOR" - as defined in Section 2.20 hereof.

                  "PBGC" - Pension Benefit Guaranty Corporation or any successor entity performing the same functions.

                  "PENSION PLAN" - at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either: (i) maintained by the Borrower or any ERISA Affiliate for employees of the Borrower, or by the Borrower for any ERISA Affiliate, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "PERMITTED LIENS" - as to any Person: (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or pledges of Cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;
(ii) Liens imposed by law, in the aggregate, in an amount not in excess of $50,000, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against such Person with respect to which such Person at the time shall currently be prosecuting an appeal or proceedings for review and for which appropriate reserves have been allocated;
(iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.6 hereof and for which appropriate reserves have been allocated; and (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, or Liens incidental to the conduct of the business of such Person or to the ownership of such Person's property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in the preceding clause (iv) do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person, and as to all the foregoing only to the extent arising and continuing in the ordinary course of business.

                  "PERSON" - an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

                  "POST-DEFAULT RATE" - in respect of any amount under this Agreement not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until (but not including the date upon which) such Loans or other amounts, as applicable, are paid in full equal to 2% above the interest rate provided for herein.

                  "PRIME RATE" - the interest rate established from time to time by Fleet as its prime rate. Notwithstanding the foregoing, the Borrower acknowledges that Fleet may regularly make domestic commercial loans at rates of interest less than the rate of interest referred to in the preceding sentence. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

                  "PRIME RATE LOANS" - Loans that bear interest at a rate based upon the Prime Rate.

                  "PROJECTIONS" - the balance sheets, income statements and statements of cash flow of the Borrower, prepared by the Borrower, as at, and for the fiscal year ending January 31, 1998 and for the fiscal year ending January 31, 1999.

                  "PURCHASE MONEY SECURITY INTEREST" - as defined in subsection 7.2(c) hereof.

                  "REFERENCE LENDER" - for purposes of determining the LIBOR Base Rate, the non-United States office or offices or international banking facility or facilities of Fleet as Fleet may from time to time select.

                  "REGULATION D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  "REGULATORY CHANGE" - as to any Lender, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including such Lender, of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "REQUIRED PAYMENT" - as defined in Section 2.20 hereof.

                  "RESERVE REQUIREMENT" - for any Eurodollar Loans for the Interest Period for which interest is payable hereunder, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by depository institutions in respect of "Eurocurrency Liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such depository institutions by reason of any Regulatory Change against: (i) any category of liabilities that includes deposits by references to which the LIBOR Rate for Eurodollar Loans is to be determined as provided in the definition of "LIBOR Base Rate" in this Article 1, or (ii) any category of extensions of credit or other assets that include Eurodollar Loans.

                  "RETAIL" - G-III Retail Outlets Inc., a Delaware corporation.

                  "SECOND RESTATED LOAN AGREEMENT" - as defined in the recitals hereof.

                  "SECURITY DOCUMENTS" - as defined in subsection 2.13(e) hereof.

                  "SETTLEMENT PERIOD" - as defined in Section 2.3(b) hereof.

                  "SIENA" - Siena Leather Ltd., a New York corporation.

                  "SOURCES"  -  Global  Apparel   Sourcing,   Ltd.,  a  Delaware
corporation.

                  "STANDBY L/CS" - as defined in Section 2.1(b)(ii) hereof and including the Existing Standby L/Cs which continue to be outstanding, all of which shall provide for an expiration date no later than May 31, 1999.

                  "STANDBY L/C FEE" - as defined in Section 2.6(d) hereof.

                  "STEAMSHIP GUARANTIES" - as defined in Section 2.1(e) hereof.

                  "STOCK   PLEDGE    AGREEMENT"  -  as   defined   in    Section
2.13(c)(i)(C).

                  "SUBSIDIARY" - with respect to any Person, any corporation, limited liability company, partnership or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, or (ii) in the case of a partnership, limited liability company or joint venture in which such Person is a general partner, member or joint venturer, as the case may be or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries; provided, however that for all purposes of this Agreement, the term "Subsidiary" shall not include BET Studio LLC. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Parent.

                  "TANGIBLE NET WORTH" - the sum of capital surplus, earned surplus and capital stock, less intangibles and treasury stock, all as determined in accordance with generally accepted accounting principles consistently applied.

                  "TATABUANA" - P.T. Tatabuana Raya, an Indonesian limited liability company.

                  "TERMINATION  EVENT" - (a) a "Reportable  Event"  described in
Section 4043 of ERISA and the regulations issued thereunder; or (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or
Section 4245 of ERISA, respectively; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  "THIRD RESTATED LOAN AGREEMENT" - as defined in the recitals hereof.

                  "TIME TRADE L/CS" - Trade L/Cs issued on time terms (which shall be limited to 60 days past sight).

                  "TRADE L/CS" - sight and time letters of credit issued in favor of beneficiaries specified by the Borrower in order to facilitate the transportation or purchase of goods from foreign vendors by the Borrower in the ordinary course of its business, which goods are consigned to the Issuing Bank pursuant to the terms of the Application or otherwise, all of which (i) shall have an expiration date of no later than August 31, 1999, (ii) shall be cash collateralized on and after June 1, 1999 as provided in Section 2.2(f) hereof, and (iii) shall include Existing Trade L/Cs.

                  "TRADEMARKS"  -  trademarks,   trade  names,   service  marks,
trademark applications, trademark registrations and rights with respect to the foregoing.

                  "TRADEMARK   SECURITY  AGREEMENT"  -  as  defined  in  Section
2.13(d)(i) hereof.

                  "TRADEMARK  SECURITY  INTEREST  CONFIRMATION"  - as defined in
Section 2.13(d)(ii)(A).

                  "TRANSACTIONAL FEES" - as defined in Section 2.6(e) hereof.

                  "UNPAID DRAWINGS" - as defined in Section 2.2 hereof.

                  "UNUSED COMMITMENT" - as at any date, for each Lender, the difference, if any, between: (a) the amount of such Lender's Commitment as in effect on such date, minus (b) the sum of the then outstanding principal amount of all Loans made by such Lender and such Lender's pro rata share of all Outstanding L/Cs and outstanding Acceptances, Airway Releases and Steamship Guarantees at such time.

                  "UNUSED COMMITMENT FEE" - as defined in subsection 2.6(b) hereof.

                  "WEE BEEZ" - Wee Beez International Limited, a Hong Kong corporation.

                  "WILSONS LEATHER" - Wilsons The Leather Experts Inc., a Minnesota corporation.

Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

         ARTICLE 2.     REVOLVING CREDIT FACILITY.

                  SECTION 2.1 LETTERS OF CREDIT; ACCEPTANCES; LOANS; STEAMSHIP GUARANTIES;
                                    AIRWAY RELEASES.

                           (a) During the Credit Period and upon the  Borrower's
application therefor as hereinafter provided, the Issuing Bank shall, subject to the terms and conditions of this Agreement, for the Lenders pro rata according to their respective commitments, issue Trade L/Cs, Standby L/Cs, Acceptances, Airway Releases and Steamship Guaranties for the account of the Borrower. During the Credit Period and upon the Borrower's application therefor as hereinafter provided, the Collateral Monitoring Agent shall, subject to the terms and conditions of this Agreement, for the Lenders pro rata according to their respective shares of the Commitment, advance Loans to or for the account of the Borrower.

                           (b)(i)  During the Credit  Period,  the  Borrower may
apply to the Issuing Bank for the issuance by the Issuing Bank on behalf of the Lenders of one or more Trade L/Cs for the account of the Borrower; provided, however, that (i) the amount of any Trade L/C to be issued shall not exceed the Availability, (ii) the aggregate amount of all Time Trade L/Cs and Acceptances outstanding at any one time shall not exceed $3,000,000 and (iii) no Trade L/Cs shall expire on a date later than August 31, 1999 and shall be collateralized on and after June 1, 1999 as provided in Section 2.2(f) hereof.

                           (ii) During the Credit Period, the Borrower may apply
to the Issuing Bank for the issuance by the Issuing Bank on behalf of the Lenders of one or more standby letters of credit for the account of the Borrower (each a "STANDBY L/C" and, collectively, the "STANDBY L/CS"); provided, however, that (i) the amount of any Standby L/C to be issued shall not exceed the Availability, (ii) the sum of the amount of Standby L/Cs outstanding at any one time and the aggregate amount of drawings under Standby L/Cs during the Credit Period shall not exceed $3,000,000, (iii) in the case of Standby L/Cs issued in order to facilitate the transportation or purchase of goods from a foreign vendor, the goods are consigned to the Issuing Bank pursuant to the terms of the applicable Application or otherwise, and (iv) no Standby L/Cs shall expire on a date later than May 31, 1999.

                           (c) During the Credit Period,  the Borrower may apply
to the Issuing Bank for the issuance by the Issuing Bank on behalf of the Lenders of one or more Acceptances; provided, however, that (i) the aggregate amount of all Time Trade L/Cs and Acceptances outstanding at any one time shall not exceed $3,000,000, and (ii) all Acceptances shall be issued only in connection with the presentation of drafts under outstanding Time Trade L/Cs issued in accordance with the terms of this Agreement.

                           (d) During the Credit Period,  the Borrower may apply
to the Collateral Monitoring Agent for the advance by the Collateral Monitoring Agent on behalf of the Lenders of a loan or loans (each a "LOAN" and, collectively, the "LOANS"), and subject to the terms of this Agreement, during the Credit Period, the Borrower may borrow, prepay, repay (provided that prepayment or repayment of Eurodollar Loans shall be subject to the provisions of Section 2.26 hereof) and reborrow by means of Prime Rate Loans or Eurodollar Loans, and during such period and thereafter until the date of payment in full of all of the Loans, the Borrower may convert Loans of one type into Loans of another type as provided in Section 2.23 hereof; provided, however, that the amount of any Loan to be advanced shall not exceed the Availability.

                           (e) During the Credit Period,  the Borrower may apply
to the Issuing Bank for the issuance by the Issuing Bank on behalf of the Lenders of one or more steamship guaranties (each a "STEAMSHIP GUARANTY" and, collectively, the "STEAMSHIP GUARANTIES") or airway releases (each an "AIRWAY RELEASE" and, collectively, "AIRWAY RELEASES"); provided, however, that any amount of any Steamship Guaranty or Airway Release to be issued shall not exceed the Availability.

                           (f)  The  parties  acknowledge  that  as of the  date
hereof: (i) the Existing Loans are in the amount of $3,114,784.16 and that such Existing Loans are hereby extended and renewed and shall constitute "Loans" hereunder in such amount, subject to the terms and conditions of this Agreement;
(ii) Existing Trade L/Cs are in the amount of $18,529,032.89 and shall constitute "Trade L/Cs" hereunder in such amount, subject to the terms and conditions of this Agreement; (iii) Existing Acceptances are in the amount of $0.00 and shall constitute "Acceptances" hereunder in such amount, subject to the terms and conditions of this Agreement; (iv) Existing Standby L/Cs are in the amount of $2,080,389.50 and shall constitute "Standby L/Cs" hereunder in such amount, subject to the terms and conditions of this Agreement; and (v) Existing Steamship Guaranties and Airway Releases are in the amount of $0.00 and shall constitute "Steamship Guaranties" and "Airway Releases" hereunder, as the case may be, in such amount subject to the terms and conditions of this Agreement.

                           (g) As of the date hereof,  the Lenders have adjusted
the outstanding principal amount of the Obligations owing to each Lender so that each Lender holds no more than its Lender's Share of the Obligations after giving effect to this Agreement.

                  SECTION 2.2       APPLICATIONS FOR LETTERS OF
                                    CREDIT, STEAMSHIP GUARANTIES
                                    AND AIRWAY RELEASES.

                           (a)  Subject  to the  provisions  of  Section  2.1(b)
hereof, upon the execution and delivery or electronic transmission by the Borrower simultaneously to the Issuing Bank and the Collateral Monitoring Agent of the Issuing Bank's standard form of application for letter of credit (individually, an "APPLICATION", and collectively, the "APPLICATIONS") and upon payment by the Borrower of the applicable fees provided for in Section 2.6 hereof and receipt of instructions from the Collateral Monitoring Agent as to Availability, the Issuing Bank shall, subject to the terms and conditions of this Agreement, in a timely manner in accordance with its standard operating procedures, issue an L/C for the account of the Borrower. In the event of any conflict, discrepancy or any omission of terms provided herein between the terms established by the Issuing Bank in its Application or otherwise and this Loan Agreement, the terms provided herein shall prevail.

                           (b)  Subject  to the  provisions  of  Section  2.1(e)
hereof, upon the execution and delivery or electronic transmission by the Borrower simultaneously to the Issuing Bank and the Collateral Monitoring Agent of an application therefor, the Issuing Bank shall, subject to the terms and conditions of this Agreement and receipt of instructions from the Collateral Monitoring Agent as to Availability, in a timely manner in accordance with its standard operating procedures, issue Steamship Guaranties or Airway Releases. Any such Steamship Guaranties or Airway Releases shall be subject to the terms of the Continuing Agreement for Issuance of Steamship Guaranties and Airway Releases.

                           (c) The Borrower shall  reimburse the Issuing Bank in
immediately available funds at the Issuing Bank's Payment Office on the same day as demand therefor is made by the Issuing Bank for any payment made by the Issuing Bank under an L/C (all such amounts so paid until paid, are hereinafter referred to as "UNPAID DRAWINGS").

                           (d) The Borrower  hereby  irrevocably  instructs  the
Collateral Monitoring Agent to advance to the Issuing Bank from any account of the Borrower with the Collateral Monitoring Agent and, to the extent sufficient Availability exists to advance Loans, to pay any Unpaid Drawings. In the event that at any time there are not sufficient funds in any account of the Borrower with the Collateral Monitoring

Agent to pay any Unpaid Drawing or sufficient Availability for payment of such Unpaid Drawing, the Collateral Monitoring Agent shall nevertheless advance funds to pay such Unpaid Drawings and any funds advanced by the Agent in payment thereof shall be treated as Loans, but shall be due and payable immediately and shall bear interest which shall accrue from the date such funds were advanced until paid in full at the Post-Default Rate.

                           (e) The Borrower's obligations under this Section 2.2
to reimburse the Issuing Bank with respect to Unpaid Drawings (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, including (without limitation, but subject nonetheless to the provisions of Section 2.18 hereof) any defense based on the failure of any drawing under the L/C to conform to the terms of such L/C or any non-application or misapplication by the beneficiary of the L/C of the proceeds of such drawing.

                           (f) If,  notwithstanding the other provisions of this
Section 2.2, on the Commitment Termination Date there are any L/Cs, Steamship Guaranties or Airway Releases which either (x) have not expired or been terminated with the consent of the Borrower and the respective beneficiaries thereof or (y) have expired by their terms within the 30-day period prior to the Commitment Termination Date and the Collateral Monitoring Agent has not yet been able to determine whether conforming drafts have been presented on a timely basis, then this Agreement (including, without limitation, this Section 2.2 and Section 2.18 hereof) and the respective rights, obligations and covenants of the Borrower, the Agent, the Collateral Monitoring Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents shall remain in full force and effect until the date on which the last of the L/Cs, Steamship Guaranties or Airway Releases expires or is terminated (with the consent of the Borrower and the beneficiaries thereof) and all payments made by the Issuing Bank under the L/Cs, the Acceptances, the Steamship Guaranties and Airway
Releases are reimbursed in full by the Borrower, except that the Commitment shall terminate on the Commitment Termination Date and none of the Lenders, the Issuing Bank or the Agent shall have any obligation after the Commitment
Termination  Date  to  make  Loans  or to  issue  L/Cs,  Acceptances,  Steamship
Guaranties or Airway Releases hereunder. In addition, the Borrower shall, for the period beginning on the day after the Commitment Termination Date and ending on the date which is the later of (x) the last outstanding L/C, Steamship Guaranty or Airway Release expires or is terminated and (y) the 30th day following the expiration of any L/C, Steamship Guaranty or Airway Release which expired during the 30-day period prior to the Commitment Termination Date, with respect to any such Indebtedness of the Borrower, provide the Issuing Bank with
(1) collateral in the form of Cash in an amount equal to 103% of the full amount of any such L/C,

Steamship Guaranty or Airway Release or (2) a letter of indemnification with respect to, or a letter of credit issued to secure payment of, each such L/C, Steamship Guaranty or Airway Release from a financial institution acceptable to the Lenders and the Agent. Upon compliance with the provisions of the foregoing sentence, the Borrower shall, notwithstanding anything herein to the contrary, be relieved of all other obligations under this Agreement or the Loan Documents.

                  SECTION 2.3       BORROWING NOTICE AND
                                    DISBURSEMENT OF LOANS.

                           (a) The Borrower shall give the Collateral Monitoring
Agent written notice of each borrowing and conversion of each Loan and of the duration of each Interest Period applicable to each Eurodollar Loan (in each case, a "BORROWING NOTICE"). Each Borrowing Notice shall be irrevocable and shall be effective on the date of the related borrowing, if received by the Agent not later than 12 noon, New York City time, on the date that is:

                           (i) In the case of each  notice of  borrowing  of, or
conversion into, Prime Rate Loans, on the date of the Borrowing Notice, subject to subsection 2.9(c); and

                           (ii) In the case of each notice of  borrowing  of, or
conversion into, Eurodollar Loans, and in the case of any Eurodollar Loan the Interest Period of which is maturing and is intended to be continued as a Eurodollar Loan, three (3) Eurodollar Business Days prior to the date of the related borrowing or conversion or the first day of such Interest Period.

Each such notice of borrowing or conversion shall specify the amount (subject to Section 2.1 hereof) and type of Loans to be borrowed or converted (and, in the case of a conversion, the type of Loans to result from such conversion), the date of borrowing or conversion (which shall be: (x) a Business Day in the case of each borrowing of Prime Rate Loans, and (y) a Eurodollar Business Day in the case of each borrowing of Eurodollar Loans and each conversion of or into a Eurodollar Loan). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Collateral Monitoring Agent shall notify the Lenders of the content of each such Borrowing Notice promptly after its receipt thereof.

                           (b) The Collateral  Monitoring  Agent shall render to
each Lender promptly after the end of each week in the case of Prime Rate Loans, on the date of funding in the case of Eurodollar Loans, or after such shorter period as the Agent may determine (such week, date of funding or shorter period being hereinafter referred to as a "SETTLEMENT PERIOD"), a summary statement of the Outstanding Obligations and each Lender's Share thereof for such period. If, as of the end of any Settlement Period, any Lender's Share of Loans is more than such Lender's Share for the previous Settlement Period, then such Lender shall transfer to the Collateral Monitoring Agent good funds for the amount of the increase (A) on the same Business Day that notice is given by the Collateral Monitoring Agent to the Lender if such notice is given prior to 12:00 p.m. and (B) no later than 12:00 p.m. on the following Business Day if notice is given by the Collateral Monitoring Agent to the Lender after 12:00 p.m.; and, on the other hand, if any Lender's Share of Loans as of the end of any Settlement Period is less than such Lender's Share of Loans for the previous Settlement Period, then the Collateral Monitoring Agent shall transfer to such Lender good funds for the amount of the decrease (A) on the same Business Day if the Collateral Monitoring Agent's calculations with respect to such Settlement Period are completed before 12:00 p.m. and (B) on the next Business Day if the Collateral Monitoring Agent's calculations with respect to such Settlement Period are completed after 12:00 p.m. Unless the receiving party gives at least five Business Days prior written notice to the contrary, all funds remitted by the Collateral Monitoring Agent to any Lender hereunder, and all funds remitted by any Lender to the Collateral Monitoring Agent hereunder, shall be sent by wire transfer to such party's respective account as set forth on the signature pages hereof. The Collateral Monitoring Agent agrees to mark its books and records each Settlement Period to show each Lender's Share of the Outstanding Obligations. The failure of any Lender to make a timely payment hereunder shall have no effect on such Lender's liability for such payment, it being understood that each Lender shall assume the risk to the extent of its Lender's Share of each Loan made or L/C, Acceptance, Steamship Guaranty or Airway Release issued as and when made or issued, as the case may be.

                  SECTION 2.4       NOTES.

                           (a) The Loans made by each Lender  shall be evidenced
by a single promissory note of the Borrower in substantially the form of Exhibit A hereto payable to such Lender (each, a "NOTE" and collectively, the "NOTES"). Each Note shall be dated the date of this Agreement, shall be payable to the order of each Lender on a date not later than the Commitment Termination Date in a principal amount equal to such Lender's Commitment as originally in effect, and shall otherwise be duly completed. The Notes shall be payable as provided in
Section 2.7 hereof.

                           (b) Upon receipt of an affidavit of an officer of the
Collateral Monitoring Agent as to the loss, theft, destruction or mutilation of any Note or any other Security Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Security Document, Borrower will issue, in lieu thereof, a replacement Note or other Security Document in the same principal amount thereof and otherwise of like tenor.

                  SECTION 2.5       INTEREST.

                           (a)  The  Borrower   shall  pay  to  the   Collateral
Monitoring Agent, for the ratable benefit of the Lenders, interest on the daily balances of the Loans outstanding during the preceding month for the period commencing on the date of each such Loan until such Loan shall be paid in full, at the following rates per annum:

                                    (i)     For a Prime Rate Loan, a rate  equal
to the Prime Rate; and

                                    (ii)    For a Eurodollar Loan, a rate  equal
to two and one-half (2 1/2%) percent per annum in excess of the LIBOR Rate.

                           (b) Notwithstanding the foregoing, the Borrower shall
pay interest on any Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the Post-Default Rate.

                           (c) Except as provided in the next sentence,  accrued
interest on each Loan shall be payable: (i) not later than monthly on the Monthly Dates and (ii) in the case of any Eurodollar Loan, upon the payment thereof or the conversion thereof into a Prime Rate Loan (but only on the principal so paid or converted). Interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Collateral Monitoring Agent.

                           (d) Anything in this Agreement or any of the Notes to
the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Lender to the extent that such Lender's receipt thereof would not be permissible under the law or laws applicable to such Lender limiting rates of interest that may be charged or collected by such Lender. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to such Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Lender limiting rates of interest that may be charged or collected by such Lender. Such deferred interest shall not bear interest.

                  SECTION 2.6   FEES.

                           (a) The  Borrower  shall  pay to the  Agent,  for the
ratable benefit of the Lenders, a non-refundable advisory fee fully earned upon the execution and delivery of this Agreement (the "ADVISORY FEE") in the amount of $200,000 payable as follows:

                            (i)  $100,000 payable on the Closing Date; and

                           (ii) $100,000  payable on the earlier to occur of (x)
May 31, 1998; and (y) the refinancing by the Borrower of the Obligations.

                           (b) The  Borrower  shall  pay to the  Agent,  for the
account of each Lender, an unused commitment fee (the "UNUSED COMMITMENT FEE") on the daily average amount of such Lender's Unused Commitment, for the period from the date hereof to and including the Commitment Termination Date at the rate of one-quarter of one (1/4%) percent per annum on the portion of the Unused Commitment of such Lender; provided the amount of the Unused Commitment Fee shall not exceed $50,000 during the term of this Agreement; provided further that no Unused Commitment Fee shall be assessed for the periods from January 1, 1998 through and including April 30, 1998 and January 1, 1999 through and including April 30, 1999. The accrued Unused Commitment Fee shall be calculated every third Monthly Date commencing on July 31, 1997 and such amount shall be payable quarterly in arrears on every third Monthly Date commencing on August 31, 1997 and on the Commitment Termination Date.

                           (c) Upon  each  drawing  under an L/C,  the  Borrower
shall pay to the Issuing Bank, for the ratable benefit of the Lenders, a drawing fee (the "DRAWING FEE") computed at the rate of one eighth of one (1/8%) percent per annum of the face amount of such drawing, but in no event shall the Drawing Fee be less than $70.00.

                           (d) Upon the  execution  and delivery by the Borrower
of an Application for a Standby L/C, the Borrower shall pay to the Issuing Bank, for the ratable benefit of the Lenders, an issuance fee (the "STANDBY L/C FEE") computed at the rate of one and one half of one (1 1/2%) percent per annum on the face amount of the requested Standby L/C payable quarterly in advance on the applicable Monthly Dates.

                           (e) Upon the  execution  and delivery by the Borrower
of an Application for any L/C, Steamship Guarantee or Airway Release (or upon any modification, amendment, cancellation or extension thereof), the Borrower shall pay directly to the Issuing Bank for its own account, all issuance, processing and associated transactional charges (the "TRANSACTIONAL FEES") imposed by the Issuing Bank in connection with any L/C, Steamship Guarantee or Airway Release.

                           (f) Upon the execution and delivery of an Acceptance,
the Borrower shall pay to the Issuing Bank, for the ratable benefit of the Lenders, a fee (the "ACCEPTANCE FEE") for such Acceptance equal to the discount rate of the Agent plus two and three-quarters (2.75%) percent per annum of the principal amount of such Acceptance for the term thereof payable monthly in advance on the applicable Monthly Dates.

                           (g)  The  Borrower   shall  pay  to  the   Collateral
Monitoring Agent for its own account a fee of $35,000 per annum, a pro rata portion of which shall be payable monthly in advance on the first Business Day of each calendar month (with the first such payment to be made on June 1, 1997) (the "COLLATERAL FEES").

                           (h) The Borrower  shall pay to the Lenders within ten
days following demand therefor, reimbursement for the fees and expenses of the Collateral Monitoring Agent's and any Lender's field examiners which accompany the Collateral Monitoring Agent on inspections and field examinations (pursuant to Section 6.2 or 9.10(b) of this Agreement or otherwise), such fees and expenses to be calculated at such Lender's standard per diem rates (the "EXAMINATION FEES").

                           (i) The Borrower  shall pay to the Agent for its sole
account an administrative fee (the "ADMINISTRATIVE FEE") in accordance with the terms of a separate agreement between the Agent and the Borrower.

                           (j) The Advisory Fee, the Unused  Commitment Fee, the
Drawing Fee, the Standby L/C Fee, the Transactional Fees, the Acceptance Fee, the Collateral Fees, the Examination Fees and the Administrative Fee are hereinafter sometimes referred to individually as a "FEE" and collectively as the "FEES".

                  SECTION 2.7 PAYMENT OF LOANS AND ACCEPTANCES; VOLUNTARY CHANGES IN COMMITMENT; MANDATORY PREPAYMENTS.

                           (a) All outstanding  Loans and  Acceptances  shall be
paid in full not later than the Commitment Termination Date.

                           (b) The  Borrower  shall be entitled to  terminate or
reduce either or both of the Commitment and the Direct Debt Sublimit provided that the Borrower shall give one (1) day's prior written notice of such termination or reduction to the Lenders and that any partial reduction of the Commitment or the Direct Debt Sublimit shall be in an aggregate amount equal to $100,000 or an integral multiple thereof.

Any such termination or reduction shall be permanent and irrevocable. Each partial reduction of either the Commitment or the Direct Debt Sublimit shall be applied pro rata to reduce each Lender's Share of the Commitment and the Direct Debt Sublimit.

                           (c)  Notwithstanding  any  other  provisions  of this
Agreement, in the event that on any day the Obligations shall exceed the Borrowing Base (including but not limited to the circumstances in which the Collateral Monitoring Agent has exercised its discretion to continue to make Loans and to instruct the Issuing Bank that Availability exists for the issuance of L/Cs, Acceptances, Steamship Guaranties and Airway Releases, as provided in the definition of "Overadvance" in Article 1 of this Agreement), the Borrower shall immediately upon the Collateral Monitoring Agent's request repay the Loans and/or prepay Acceptances in an amount sufficient to reduce the sum of the aggregate principal amount of the Obligations to an amount not greater than the Borrowing Base on that date and shall not be permitted to request the Collateral Monitoring Agent to make any Loans or make application to the Issuing Bank to issue Trade L/Cs, Standby L/Cs, Steamship Guaranties or Airway Releases until such payment or repayment is made.


                  SECTION 2.8    USE OF PROCEEDS OF LOANS.

                           The  proceeds of the Loans  hereunder  may be used by
the Borrower solely for the following:

                           (a) first to refinance  existing  indebtedness of the
Borrower under the Third Restated Loan Agreement, in an aggregate principal amount of $23,724,206.55;

                           (b) second to pay all fees and  expenses of the Agent
and the Lenders associated with the preparation, execution and delivery of this Agreement; and

                           (c)  third  to  provide   working   capital  for  the
Borrower.


                  SECTION 2.9   COMPUTATIONS.

                           (a)  Interest  on all  Loans  and each  Fee  shall be
computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

                           (b) (i) For the  purpose of  computing  interest  and
calculating Availability hereunder, all payments consisting of cash or wire transfers in immediately available funds shall be deemed received by the Collateral Monitoring Agent: (A) on the same Business Day that such payments are deposited in the

Collection Account in the event such deposit is made on or prior to 1:00 p.m.; and (B) one Business Day following deposit thereof in the Collection Account in the event such deposit is made after 1:00 p.m.; provided, however, that the foregoing references to 1:00 p.m. shall be changed to 12:00 p.m. if the date of such deposit is the last Business Day of the calendar month or the Business Day before a holiday;

                           (ii)  For the  purpose  of  calculating  Availability
hereunder, all checks, drafts, or similar non-cash items of payment by or for the account of the Borrower shall be deemed received by the Collateral Monitoring Agent (A) on the same Business Day that the deposit of such payment is made in the Collection Account in the event such deposit is made prior to 1:00 p.m.; and (B) one Business Day following deposit thereof in the Collection Account in the event such deposit is made after 1:00 p.m.; and

                           (iii) For the purpose of computing interest and Fees,
all checks, drafts, or similar non-cash items of payment by or for the account of the Borrower shall be deemed received by the Collateral Monitoring Agent two
(2)  Business  Days after  deposit of such  payment in the  Collection  Account;

provided, however, that, for purposes other than computing interest and Fees and calculating Availability, no check, drafts, or other instruments received by the Collateral Monitoring Agent shall constitute payment to the Collateral
Monitoring Agent unless and until such item of payment has actually been collected by the Collateral Monitoring Agent and such collection has been credited to the Collection Account.

                           (c)  On  the  basis  of  the  daily   Borrowing  Base
Certificate delivered by the Borrower to the Collateral Monitoring Agent pursuant to subsection 5.10(a) hereof, the Collateral Monitoring Agent will determine on a daily basis the Availability and the Borrower's compliance with the terms of this Agreement, including but not limited to the provisions of
Section 2.7 hereof.

                  SECTION 2.10     TIME AND METHOD OF PAYMENTS;
                                   STATEMENT OF ACCOUNT.

                           (a) All  payments of  principal,  interest,  Fees and
other amounts (including indemnities) payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Collateral Monitoring Agent at its Payment Office not later than 12 noon, New York City time, on the date on which such payment shall become due. With respect to all such payments, the Collateral Monitoring Agent shall (i) advance funds in payment and treat such advance of funds as a Loan or (ii) in the event that there is not sufficient Availability, debit the amount of any such payment to any ordinary deposit account of the Borrower with the

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



Collateral Monitoring Agent. In the event that there is neither sufficient Availability or amounts in the deposit accounts of the Borrower with the Collateral Monitoring Agent, the Borrower shall make the payment directly at the Collateral Monitoring Agent's Payment Office as provided above. Additional provisions relating to payments are set forth in Section 10.3 hereof.

                           (b) The Collateral Monitoring Agent shall provide the
Borrower with a statement of account on a monthly basis, and each statement of account that is delivered by the Collateral Monitoring Agent to the Borrower that relates to the Obligations shall be deemed correct in the absence of manifest error and shall constitute an account stated between the Borrower and the Collateral Monitoring Agent unless thereafter waived in writing by the Collateral Monitoring Agent or unless, within 30 days after the Borrower's receipt of such statement, the Borrower delivers to the Collateral Monitoring Agent, by registered or certified mail, written objection thereto specifying the error or errors, if any, contained in any such statement; provided, however, that any failure by the Collateral Monitoring Agent to provide the Borrower with a statement of account shall not affect the Obligations of the Borrower hereunder or under any Note.

                  SECTION 2.11    SEVERAL OBLIGATIONS.

                           No Lender shall be responsible for the failure of the
other Lenders to make Loans to be made by such other Lenders.

                  SECTION 2.12    GUARANTIES.

                           (a) The Parent,  Siena, Hong Kong,  Global,  Sources,
Holdings, Retail, Tatabuana, Balihides, Wee Beez and Kostroma (hereinafter referred to individually as a "GUARANTOR" and collectively as the "GUARANTORS") have heretofore executed guaranties (each of the foregoing, as amended, hereinafter referred to individually as a "GUARANTY" and collectively as the "GUARANTIES") pursuant to the Original Loan Agreement, the First Restated Loan Agreement, the Second Restated Loan Agreement and, in the case of Balihides, Wee Beez and Kostroma, the Third Restated Loan Agreement, guaranteeing, without limitation, the due payment and performance of the Obligations to the Lenders, the Collateral Monitoring Agent, the Issuing Bank and the Agent.

                           (b) Each of the Guarantors shall, simultaneously with
the execution and delivery of this Agreement, acknowledge and confirm that "Guaranteed Obligations" as used and defined in the Guaranties (or any other term used therein to describe or refer to the Indebtedness, liabilities and obligations of the Borrower and each Guarantor to the Lenders and the Agent), includes, without limitation, all of the Obligations, by the execution and delivery to the Agent of a guaranty confirmation

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


and amendment satisfactory to the Agent (hereinafter referred to individually as a "GUARANTY CONFIRMATION" and collectively as the "GUARANTY CONFIRMATIONS").

                  SECTION 2.13    SECURITY.

                       (a) (i) The Borrower has heretofore granted to the Agent, for the ratable benefit of the Lenders, a Lien on all of the Borrower's personal property, including, but not limited to, Accounts and Inventory, whether then owned or thereafter acquired, tangible and intangible, by the execution and delivery of a Security Agreement dated October 29, 1992, as amended by an Amendment Letter dated February 1, 1994, a Borrower Security Interest Confirmation and Amendment dated June 12, 1995 and a Borrower Security Interest Confirmation and Amendment dated as of May 31, 1996 (as amended, the "BORROWER SECURITY AGREEMENT");

                           (ii) The  Borrower  has  heretofore  assigned  to the
Agent, for the ratable benefit of the Lenders, all of its rights to any distributions from BET Studio LLC by the execution and delivery of an Assignment dated as of April 23, 1997 (the "BORROWER ASSIGNMENT");

                           (iii)  In  order  to  secure  the  due   payment  and
performance by the Borrower of all of the Obligations, the Borrower shall, simultaneously with the execution and delivery of this Agreement:

                                            (A)  Acknowledge  and confirm to the
Agent that the term "Obligations" as used and defined in the Borrower Security Agreement (or any other term used therein to describe or refer to the Indebtedness, liabilities and obligations of the Borrower to the Lenders, the Collateral Monitoring Agent, the Issuing Bank and the Agent) includes, without limitation, the Obligations as defined herein by the execution and delivery to the Agent of a security interest confirmation in form and substance satisfactory to the Agent (hereinafter referred to as the "BORROWER SECURITY INTEREST CONFIRMATION");

                                            (B)  Acknowledge  and confirm to the
Agent that the term "Obligations" as used an defined in the Borrower Assignment (or any other term used therein to describe or refer to the Indebtedness, liabilities and obligations of the Borrower to the Lenders, the Collateral Monitoring Agent, the Issuing Bank and the Agent) includes, without limitation, the Obligations as defined herein by the execution and delivery to the Agent of an assignment confirmation in form and substance satisfactory to the Agent (hereinafter referred to as the "BORROWER ASSIGNMENT CONFIRMATION"); and

                                            (C) Execute and deliver, or cause to
be executed and delivered, to the Agent such other agreements, documents and instruments as

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


the Agent may reasonably require in order to effect the purposes of the Borrower Security Agreement and the Borrower Assignment (as acknowledged and confirmed by the Borrower Security Interest Confirmation and the Borrower Assignment Confirmation, respectively), this Section 2.13 and this Agreement.

                          (b) (i) Each of the Parent,  Siena,  Holdings,  Retail
and Sources (hereinafter referred to individually as a "CORPORATE GUARANTOR" and collectively as the "CORPORATE GUARANTORS") has heretofore granted to the Agent, for the ratable benefit of the Lenders, a Lien on all of such Corporate Guarantor's personal property, including, but not limited to, Accounts and Inventory, whether then owned or thereafter acquired, tangible and intangible, by the execution and delivery of a Security Agreement, each as amended by a Security Interest Confirmation and Amendment dated June 12, 1995 and by a Security Interest Confirmation and Amendment dated as of May 31, 1996 (each, as amended, a "GUARANTOR SECURITY AGREEMENT" and collectively, the "GUARANTOR SECURITY AGREEMENTS"); and

                              (ii) In order to secure   the  due   payment   and
performance by the Borrower of all of the Obligations, each of the Corporate Guarantors shall, simultaneously with the execution and delivery of this
Agreement:

                                            (A) Acknowledge and confirm that the
term "Obligations" as used and defined in its Guarantor Security Agreement (or any other term used therein to describe or refer to the Indebtedness, liabilities and obligations of the Borrower and such Guarantor to the Lenders, the Collateral Monitoring Agent, the Issuing Bank and the Agent) includes, without limitation, in each case, the Obligations as defined herein, in each case by the execution and delivery to the Agent of a security interest confirmation and amendment in form and substance satisfactory to the Agent
(hereinafter referred to as a "GUARANTOR SECURITY INTEREST CONFIRMATION" and collectively, the "GUARANTOR SECURITY INTEREST CONFIRMATIONS"); and

                                            (B) Execute and deliver, or cause to
be executed and delivered, to the Agent such other agreements, documents and instruments as the Agent may reasonably require in order to effect the purposes of its Guarantor Security Agreement (as acknowledged and confirmed by its Guarantor Security Interest Confirmation), this Section 2.13 and this Agreement.

                           (c) (i) The Parent has heretofore:

                                            (A) Granted  to  the  Agent, for the
ratable benefit of the Lenders, a lien on, and assigned to the Agent, for the ratable benefit of the Lenders, all of its right, title and interest in, to and under all of the insurance policies on the life of Morris Goldfarb required to be maintained by the Parent pursuant to



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


Section 6.8(c) hereof by the execution and delivery to the Agent of a collateral assignment of life insurance dated May 24, 1995 (the "ASSIGNMENT OF LIFE INSURANCE");

                                            (B)  Granted  to the  Agent  for the
ratable benefit of the Lenders, a Lien on all of its personal property, including, but not limited to Accounts and Inventory, whether then owned or thereafter acquired, tangible and intangible, by the execution and delivery of a Security Agreement dated as of January 31, 1994, as amended by a Parent Security Interest Confirmation and Amendment dated June 12, 1995 and by a Parent Security Interest Confirmation and Amendment dated as of May 31, 1996 (as amended, the "PARENT SECURITY AGREEMENT"); and

                                            (C)  Pledged to the  Agent,  for the
ratable benefit of the Lenders, all of the stock of all Subsidiaries and Affiliates, including, but not limited to, the stock of the Borrower, by the execution and delivery of a Stock Pledge Agreement dated June 12, 1995, as amended by a Stock Pledge Confirmation and Amendment dated as of May, 31, 1996 (as amended, the "STOCK PLEDGE AGREEMENT"); and

                              (ii)  In  order  to  secure  the due  payment  and
performance by the Borrower of all of the Obligations, the Parent shall, simultaneously with the execution and delivery of this Agreement:

                                            (A)  Acknowledge  and confirm to the
Agent that the term  "Obligations"  as used and  defined in the Parent  Security
Agreement (or any other term used therein to describe or refer to the Indebtedness, liability and obligations of the Borrower and the Parent to the Lenders, the Collateral Monitoring Agent, the Issuing Bank and the Agent), includes without limitation, in each case, the Obligations as defined herein, by the execution and delivery to the Agent of a security interest confirmation and amendment in form and substance satisfactory to the Agent (hereinafter referred to as the "PARENT SECURITY INTEREST CONFIRMATION");

                                            (B)  Acknowledge  and confirm to the
Agent  that the term  "Obligations"  as used and  defined  in the  Stock  Pledge
Agreement (or any other term used therein to describe or refer to the Indebtedness, liability and obligations of the Borrower and the Parent to the Lenders, the Collateral Monitoring Agent, the Issuing Bank and the Agent), includes without limitation, the Obligations as defined herein, by the execution and delivery to the Agent of a stock pledge confirmation and amendment in form and substance satisfactory to the Agent (hereinafter referred to as the "PARENT STOCK PLEDGE CONFIRMATION");

                                            (C) Execute and deliver, or cause to
be executed and delivered to the Agent such other documents and instruments as the Agent may reasonably require in order to effect the purposes of the Parent Security
Agreement (as acknowledged and confirmed by the Parent Security Interest Confirmation), the Assignment of Life Insurance, the Stock Pledge Agreement (as acknowledged and confirmed by the Parent Stock Pledge Confirmation), this
Section 2.13 and this Agreement.

                           (d) (i) The  Borrower,  the  Parent  and  Siena  have
heretofore simultaneously with the execution and delivery of the Original Loan Agreement and the First Restated Loan Agreement granted to the Agent for the ratable benefit of the Lenders a Lien on all of their respective Trademarks whether then owned or thereafter acquired, by the execution and delivery to the Agent of a Trademark Security Agreement dated October 29, 1992, a New Trademark Security Agreement dated July 29, 1994, as amended by a Trademark Security Interest Confirmation and Amendment dated June 12, 1995 and as amended by a Trademark Security Interest Confirmation and Amendment dated as of May 31, 1996 (collectively, as amended, the "TRADEMARK SECURITY AGREEMENT");

                               (ii) In order to secure  the  due   payment   and
performance by the Borrower of all of the Obligations, the Borrower, the Parent and Siena shall, simultaneously with the execution and delivery of this
Agreement:

                                            (A)  Acknowledge  and confirm to the
Agent that the term "Obligations" as used and defined in the Trademark Security Agreement (or any other terms used therein to describe or refer to the Indebtedness of the Borrower, the Parent, and Siena to the Lenders, the Collateral Monitoring Agent, the Issuing Bank and the Agent), includes, without limitation, in each case, the Obligations as defined herein, by the execution and delivery to the Agent of a trademark security interest confirmation and amendment in form and substance satisfactory to the Agent (hereinafter referred to as the "TRADEMARK SECURITY INTEREST CONFIRMATION"); and

                                            (B) Execute and deliver, or cause to
be executed and delivered to the Agent such other documents and instruments as the Agent may reasonably require in order to effect the purposes of the Trademark Security Agreement (as acknowledged and confirmed by the Trademark Security Interest Confirmation), this Section 2.13 and this Agreement.

                           (e) The  Borrower  Security  Agreement,  the Borrower
Security Interest Confirmation, the Borrower Assignment, the Borrower Assignment Confirmation, the Guarantor Security Agreements, the Guarantor Security Interest Confirmations, the Assignment of Life Insurance, the Parent Security Agreement, the Parent Security Interest Confirmation, the Trademark Security Agreement, the Trademark Security Interest Confirmation, the Stock Pledge Agreement, the Parent




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




Stock  Pledge  Confirmation  and  the  aforesaid  agreements,   instruments  and
documents are hereinafter sometimes referred to collectively as the "SECURITY DOCUMENTS".

                  SECTION 2.14    LENDING OFFICES.

                           The Loans of each type made by each  Lender  shall be
made at such Lender's lending office for Loans of such type as set forth on the signature page hereto of such Lender.

                  SECTION 2.15     OBLIGATIONS ABSOLUTE.

                           The  obligations of the Borrower under this Agreement
and the Loan Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

                              (i) the L/Cs, the Notes,  the Loan Agreement,  the
other Loan Documents or any other agreements, instruments or documents relating thereto proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect;

                              (ii) any  amendment or waiver of or any consent to
the departure from all or any of the Security Documents;

                              (iii) the existence of any claim, setoff,  defense
or other rights which the Borrower may have at any time against any beneficiary or any transferee of any beneficiary (or any Persons or entities for whom any beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the L/Cs, the Security Documents, the other Loan Documents or any unrelated transaction;

                              (iv) any demand  presented  under the L/Cs (or any
endorsement thereon) proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect or any statement therein being inaccurate in any respect whatsoever;

                              (v)  payment  by the  Issuing  Bank  under any L/C
against preparation of a demand which does not comply with the terms of such L/C, including, without limitation, the circumstances referred to in clause (iv) above or the failure of any document to bear adequate reference to such L/C;

                              (vi) the use to  which  the L/Cs may be put or any
acts or omissions of the Borrower or beneficiaries in connection therewith; and



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



                              (vii)  any  other   circumstances   or   happening
whatsoever, whether or not similar to any of the foregoing, provided that such circumstances or happening shall not have constituted gross negligence or willful misconduct of the Agent or any Lender.

                  SECTION 2.16     SHARING OF PAYMENTS
                                   AND SET-OFF AMONG LENDERS.

                           (a) The Borrower  hereby  agrees that, in addition to
(and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of the Obligations hereunder, or any Fee payable under this Agreement, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that its failure to give such notice shall not affect the validity thereof. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

                           (b) Each Lender:

                              (i) if it shall effect payment of any principal of
or interest on any Obligations held by it under this Agreement through the exercise of any rights provided for in subsection (a) above, or

                              (ii) upon or  following  any  acceleration  by the
Agent and the Lenders of the Obligations, shall promptly purchase from the other Lenders a participation in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, so that all the Lenders shall share the benefit of such payment and the Obligations pro rata in accordance with their respective Commitments. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of a participation sold or otherwise) if any payment received must be restored or any acceleration is rescinded by the Majority Lenders. The Borrower agrees that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. The failure of any Lender to purchase participations as provided hereunder shall not affect the validity of the set-off as between such Lender and the Borrower.

                  SECTION 2.17    ADDITIONAL COSTS; CAPITAL REQUIREMENTS.

                           (a) In the event that any  existing  or future law or
regulation, guideline or interpretation thereof, by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by any Lender hereunder, and the result of any event referred to above is to impose upon any Lender or increase any capital requirement applicable as a result of the making or maintenance of, such Lender's Commitment or the obligation of the Borrower hereunder with respect to such Commitment (which imposition of capital requirements may be determined by each Lender's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by such Lender as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrower shall immediately pay to such Lender from time to time as specified by such Lender additional commitment fees or interest or other amounts which shall be sufficient to compensate such Lender for such imposition of or increase in capital requirements together with interest on each such amount from the fifth day after the date of demand therefor until payment in full thereof at the Post-Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Lender as a result of an imposition of or increase in capital requirements submitted by such Lender to the Borrower shall be conclusive, absent manifest error, as to the amount thereof. For purposes of this Section 2.17, all references to any "Lender" shall be deemed to include any participant in such Lender's Commitment.

                           (b) In the event that any  Regulatory  Change  shall:
(i) change the basis of taxation of any amounts payable to any Lender under this Agreement or the Notes in respect of any Loans including, without limitation, Eurodollar Loans or in respect of L/Cs (other than taxes imposed on the overall net income of such Lender for any such Loans by the United States of America or the jurisdiction in which such Lender has its principal office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit, letters of credit or guarantees issued by or participations thereof of or other assets of, or any deposits with or other liabilities of, such Lender (in respect of any of such Loans or any deposits referred to in the definition of "LIBOR Base Rate" in Article 1 hereof or in respect of L/Cs); or (iii) impose any other conditions affecting this Agreement in respect of Loans, including, without limitation, Eurodollar Loans or L/Cs (or any of such extensions of credit, assets, deposits or liabilities relating thereto); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase such Lender's costs of making or maintaining, participating in or acquiring any Loans, including, without limitation, Eurodollar Loans, or L/Cs or its Commitment, or to reduce any amount receivable by such Lender hereunder in respect of any of the foregoing (such increases in costs and reductions in amounts receivable are hereinafter referred to as "ADDITIONAL COSTS"), in each case, only to the extent that such Additional Costs are not included in the LIBOR Base Rate applicable to such Eurodollar Loans, then, (i) such Lender shall promptly notify the Borrower in writing of such Regulatory Change and (ii) upon demand made by such Lender as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to the Agent), the Borrower shall pay to such Lender from time to time as specified by such Lender in a certificate setting forth in reasonable detail the basis of the computation of such amount, additional commitment fees or other amounts which shall be sufficient to compensate such Lender for such increased cost or reduction in amounts receivable by such Lender from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. All references to any "Lender" shall be deemed to include any participant in such Lender's Commitment.

                           (c)  Without  limiting  the  effect of the  foregoing
provisions of this Section 2.17, in the event that, by reason of any Regulatory Change, any Lender either: (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type then outstanding shall be converted into Prime Rate Loans or into Eurodollar Loans of another duration, as the case may be, in accordance with Section 2.23 hereof). If at any time after such Lender gives notice under this Section 2.17(c) such Lender determines that such Regulatory Change is no longer in effect, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender. At such time as such Regulatory Change is no longer in effect (whether or not such notice has been given), the Borrower's right to request, and such Lender's obligation, if any, to make and convert such Loans shall be restored.

                           (d) Determinations by any Lender for purposes of this
Section 2.17 of the effect of any Regulatory Change on its costs of making or maintaining

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



Loans or L/Cs or on amounts receivable by it in respect of Loans or L/Cs, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error.

                  SECTION 2.18     ADDITIONAL L/C PROVISIONS.

                           (a) Without  limiting the  generality of Section 2.17
hereof, if:


                               (i) any change in any law or regulation or in the
interpretation thereof by any court or administrative or governmental authority charged or claiming to be charged with the administration thereof shall (1) impose, modify or deem applicable any reserve, special deposit, capital maintenance, deposit insurance premium or assessment, or similar requirement against letters of credit issued by or assets held by, or deposits with or for the account of, any Lender, (2) impose on any Lender any other condition regarding this Agreement or the L/Cs, or (3) subject any Lender to any tax, charge, fee, deduction or withholding of any kind whatsoever other than changes in the rate of tax on the over-all net income of such Lender; and

                                (ii) the result of  any  such  event shall be to
increase the cost to any Lender of the issuance or maintenance of the L/Cs, or reduce the amount of principal, interest, or any fee or compensation receivable by any Lender in respect of the L/Cs or this Agreement;

then, upon demand of any Lender, the Borrower shall pay to the Lenders, from time to time as specified by each of the Lenders, respectively, all additional amounts which are necessary to compensate such Lender for such increased cost or reduction incurred by that Lender. All payments of compensation for such increased cost or reduction shall be accompanied by interest thereon from the date such increased cost or reduction is incurred by any Lender until payment in full thereof at the rate provided in Section 2.5(a) hereof and, in the event of non-payment by the Borrower following demand, thereafter at the Post-Default Rate. A certificate as to such increased cost incurred by any Lender showing the manner of calculation thereof shall be submitted by such Lender to the Borrower and shall be conclusive (absent manifest error) as to the amount thereof. In the event of any inconsistency between the terms of this Section 2.18 and Section 2.17, the provisions of Section 2.17 shall govern.

                           (b) No  Lender  shall  be  responsible:  (i)  for the
validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign the L/Cs or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (ii) for errors,

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




omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable telegraph, telex or otherwise, whether or not they be in cipher;
(iii) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a draw under the L/Cs or of proceeds thereof; or
(iv) for any consequence arising from causes beyond the control of any Lender. None of the above shall affect, impair, or prevent the vesting of any Lender's rights or powers hereunder.

                           (c)  In   furtherance   and   extension  and  not  in
limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender, under or in connection with the L/Cs or the related drafts or document(s), if taken or omitted in good faith, shall be binding upon the Borrower and shall not put any Lender under any resulting liability to the Borrower.

                           (d)  The  Borrower   shall  at  all  times   protect,
indemnify and save harmless each Lender from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all loss, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which any Lender may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of the L/Cs; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify any Lender against any and all risk involved in the issuance of the L/Cs, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts and omissions, herein called the "GOVERNMENTAL ACTS"); provided, however, that the Borrower shall not be required to indemnify any Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of any Lender in not honoring any demand for payment under any L/C (after the presentation to it by the beneficiary of drawing documents strictly complying with the terms and conditions of such L/C) except if as a result of any Governmental Act or any other cause beyond the control of any Lender. Notwithstanding any other provision contained in this Agreement, the obligations of the Borrower under this Section 2.18 shall survive the termination of this Agreement.

                  SECTION 2.19     PRO RATA TREATMENT AMONG LENDERS.

                           (a) Except as  otherwise  provided  herein:  (i) each
Loan advanced by the Collateral Monitoring Agent hereunder, each other advance made by the Collateral Monitoring Agent, the Issuing Bank or the Agent hereunder (including but not limited to advances to protect or preserve Collateral), and each payment of any Fee (other than Transactional Fees, Collateral Fees, the Administrative Fee and

Examination Fees) by the Borrower shall be made by or to the Collateral Monitoring Agent, the Issuing Bank or the Agent, as the case may be, for the account of the Lenders according to the respective Lender's Share, (ii) each conversion of Loans of a particular type under Section 2.23 hereof (other than conversions provided for by Section 2.25 hereof) will be made pro rata among the Lenders holding Loans of such type according to the respective principal amounts of such Loans held by such Lenders, and (iii) each payment of principal of or interest on Loans in each case will be made by or to the Collateral Monitoring Agent, the Issuing Bank or the Agent, as the case may be, for the account of the Lenders.

                           (b)  On  a  monthly   basis,   after  the  Collateral
Monitoring Agent's receipt of monthly interest charges pursuant to Section 2.10 of this Agreement, and provided a Lender shall have made all payments to the Collateral Monitoring Agent required to be made hereunder, the Collateral Monitoring Agent shall pay to such Lender an amount equivalent to such Lender's Share of such interest and any Fees received during the prior month.

                  SECTION 2.20     NON-RECEIPT OF FUNDS BY THE AGENT.

                  Unless the Collateral Monitoring Agent shall have been notified by a Lender or the Borrower (the "PAYOR") prior to the date notified on which such Lender is to make payment to the Collateral Monitoring Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Collateral Monitoring Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Collateral Monitoring Agent, the Collateral Monitoring Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Collateral Monitoring Agent, the recipient of such payment shall, on demand, repay to the Collateral Monitoring Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Collateral Monitoring Agent until the date the Collateral Monitoring Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the recipient is a Lender) or equal to the rate of interest applicable to such Loan (when the recipient is the Borrower).



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



                  SECTION 2.21 COLLECTIONS; AGENT'S RIGHT TO NOTIFY ACCOUNT DEBTORS AND
                                     ENDORSE THE BORROWER'S NAME.

                           (a) The  Borrower  and all other  Loan  Parties  will
immediately upon receipt of all checks, drafts, cash or other remittances (i) in payment of any of its accounts, contract rights or general intangibles constituting part of the Collateral, or (ii) in payment of any Collateral sold, transferred, leased or otherwise disposed of, as permitted under Section 7.7 hereof, or (iii) in payment of, or on account of its Accounts, contracts, contract rights, notes, drafts, acceptances, general intangibles, choses in action and all other forms of obligations relating to any of the Collateral so sold, transferred, or leased or otherwise disposed of, deliver any such items to the Collateral Monitoring Agent at the Payment Office or to the Collection Account accompanied by a remittance report in form supplied or approved by the Collateral Monitoring Agent, such items to be delivered to the Collateral Monitoring Agent in the same form received, endorsed or otherwise assigned by the Borrower where necessary to permit collection of such items and, regardless of the form of such endorsement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

                           (b) The  Borrower  and all other Loan  Parties  shall
direct all Account Debtors to make all payments due from them to the Borrower upon the Accounts directly to the Collateral Monitoring Agent, the Collection Account or to a Lockbox (each, a "LOCKBOX") designated by the Collateral Monitoring Agent and maintained by the Collateral Monitoring Agent pursuant to one or more lockbox agreements in form and substance satisfactory to the Agent (each, a "LOCKBOX AGREEMENT"), which agreements shall be executed and delivered by the Borrower at the request of the Collateral Monitoring Agent.

                           (c) In the event that, notwithstanding the provisions
of subsections (a) and (b) of this Section 2.21, as applicable, the Borrower (or any of its affiliates, officers, employees, agent, or those Persons acting for or in concert with the Borrower) shall receive any monies, checks, notes, drafts, or any other payment relating to any Collateral or as proceeds of any Collateral, the Borrower shall receive such monies, checks, notes, drafts and other payments as agent for the Collateral Monitoring Agent and shall hold, or shall cause such Affiliate or Person to hold, all such items of payment in trust as trustee of an express trust for the Collateral Monitoring Agent and as property of the Collateral Monitoring Agent, separate and apart from the funds of the Borrower and such Affiliate and the Borrower (and all of its Affiliates, officers, employees, agents and other Persons acting for or in concert with the Borrower) shall: (i) on the first Business Day following receipt thereof, deposit such items of payment, or cause such items of payment to be deposited, in kind, in the Collection Account; and (ii) in addition to all reports required in Article 5



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




hereof, if, as, and when requested by the Collateral Monitoring Agent, forward to the Collateral Monitoring Agent, on a daily basis, copies of all items of payment and of all deposit slips related thereto, together with a collection report in form and substance satisfactory to the Collateral Monitoring Agent.

                           (d) The Borrower  hereby  authorizes  the  Collateral
Monitoring Agent at all times: (i) to open the Borrower's mail directed to the Lockbox and, following an Event of Default, all other mail; (ii) to collect, and to verify by mail, telephone, telegraph or otherwise, any and all amounts due to the Borrower from Account Debtors; and (iii) to notify any or all Account
Debtors that the Accounts have been assigned to the Agent and that the Collateral Monitoring Agent has a security interest therein. The Borrower hereby agrees that any such notice, in the Collateral Monitoring Agent's sole discretion, may be sent on the Borrower's stationery, in which event, if required by the Collateral Monitoring Agent (and all Persons designated by the Collateral Monitoring Agent for that purpose) as the Borrower's true and lawful attorney (and agent-in-fact) to endorse the Borrower's name on any checks, notes, drafts, or any other form of payment relating to Collateral or proceeds of Collateral that come in to the Collateral Monitoring Agent's possession or under the Collateral Monitoring Agent's control.

                           (e) Notwithstanding Subsection (d) above or any other
provision of this Agreement, nothing contained in this Section 2.21, this Agreement or any other Loan Document shall be deemed to limit or otherwise restrict the Collateral Monitoring Agent's normal verification procedures.

                  SECTION 2.22      APPLICATION OF PAYMENTS AND COLLECTIONS.

                           (a) All amounts received by the Collateral Monitoring
Agent for the account of the Borrower pursuant to Section 2.21 or otherwise shall, on each Business Day, be

                                (i)  applied  to Fees which are at such time due
and unpaid; then

                                (ii)  applied to  amounts  payable  pursuant  to
Section 2.26; then

                                (iii)  applied  pro rata  among the  Lenders  to
reduce the amount of any outstanding Loans; then

                                (iv)   applied  to   prepay,   in  the  case  of
liquidation only, with any applicable prepayment or "breakage" fee, all Acceptances;

                                (v) held by the Collateral  Monitoring  Agent as
collateral to secure any outstanding L/Cs, Acceptances (other than in the case of a liquidation), Steamship Guaranties and Airway Releases; then

                                (vi) only if all Loans  have  been  repaid,  all
Acceptances prepaid (in the case of a liquidation) and all L/Cs, Acceptances (other than in the case of a liquidation), Steamship Guaranties and Airway Releases are fully secured by amounts held by the Collateral Monitoring Agent pursuant to clause (iii) above, credited to the Borrower's demand deposit account maintained with the Agent.

                           (b)  Notwithstanding  anything  else in this  Section
2.22 or in this Agreement to the contrary, the Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by the Collateral Monitoring Agent from or on behalf of the Borrower. The Borrower irrevocably agrees that the Collateral Monitoring Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by the Collateral Monitoring Agent or its agents against the Obligations in such manner as the Collateral Monitoring Agent may deem advisable, notwithstanding any entry by the Collateral Monitoring Agent upon any of its books and records.

                           (c)  Except  as set forth in  Sections  2.17 and 2.24
hereof, all payments and repayments made shall be applied first to the Prime Rate Loans, and shall be applied to Eurodollar Loans only to the extent any such payment exceeds the principal amount of Prime Rate Loans outstanding at the time of such payment.

                  SECTION 2.23     CONVERSIONS OF LOANS.

                           The Borrower shall have the right to convert Loans of
one type into Loans of another type from time to time, provided that: (i) the Borrower shall give the Collateral Monitoring Agent notice of each such conversion as provided in Section 2.3 hereof; (ii) Eurodollar Loans may be converted only on the last day of an Interest Period for such Loans; and (iii) except as required by Section 2.17 hereof, no Prime Rate Loan may be converted into a Eurodollar Loan if on the proposed date of conversion a Default or an Event of Default exists. The Collateral Monitoring Agent shall use its best efforts to notify the Borrower of the effectiveness of such conversion, and the new interest rate to which the converted Loans are subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect the Borrower's obligations, or the Collateral Monitoring Agent's or the Lenders' rights and remedies, hereunder in any way whatsoever.




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

                  SECTION 2.24     LIMITATION ON TYPES OF LOANS.

                           Anything herein to the contrary notwithstanding,  if,
on or prior to the determination of an interest rate for any Eurodollar Loans for any Interest Period therefor, the Majority Lenders determine (which determination shall be conclusive):

                           (a)  by  reason  of any  event  affecting  the  money
markets in the United States of America or the Eurodollar interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

                           (b)  the  rates  of  interest   referred  to  in  the
definition of "LIBOR Base Rate" in Article 1 hereof upon the basis of which the rate of interest on any Eurodollar Loans for such period is determined, do not accurately reflect the cost to the Lenders of making or maintaining such Loans for such period, then the Collateral Monitoring Agent shall give the Borrower and each Lender prompt notice thereof (and shall thereafter give the Borrower and each Lender prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lenders shall be under no obligation to make Loans of such type or to convert Prime Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans either prepay such Loans in accordance with Section 2.7 hereof or convert such Eurodollar Loans into Prime Rate Loans in accordance with Section 2.21 hereof. If at any time after the Collateral Monitoring Agent gives notice under this Section 2.24 the Majority Lenders determines that such condition no longer exists, they shall give prompt notice of that determination, in writing, to the Borrower. At such time as such condition no longer exists (whether or not such notice has been given), the Borrower's right to request, and the Lender's obligations, if any, to make Eurodollar Loans (and to convert Prime Rate Loans into Eurodollar Loans) shall be restored.

                  SECTION 2.25     ILLEGALITY.

                           Notwithstanding   any   other   provision   in   this
Agreement, in the event that it becomes unlawful for any Lender to: (i) honor its obligation to make Eurodollar Loans hereunder, or (ii) maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Collateral Monitoring Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower and the Collateral Monitoring Agent of the cessation, if any, of such illegality), and thereupon the Lenders obligation to make Eurodollar Loans and to convert other types of Loans into Eurodollar Loans hereunder shall be suspended until such time as the Lenders may again make and maintain Eurodollar Loans and the Lenders outstanding Eurodollar Loans shall be converted into Prime Rate Loans in accordance with Section 2.23 hereof. If at any time after such Lender gives notice under this Section 2.25 such Lender determines that it may again make and maintain Eurodollar Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender. At such time as such Lender may again make and maintain Eurodollar Loans (whether or not such notice has been given), the Borrower's right to request, and the Lender's obligations, if any, to make and to convert such Loans shall be restored.

                  SECTION 2.26    INDEMNIFICATION.

                           The  Borrower  shall pay to the Collateral Monitoring
Agent for the account of each Lender, upon the request of such Lender through the Collateral Monitoring Agent, such amount or amounts as shall compensate such Lender for any loss (including loss of profit), cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

                           (a) any  payment or  prepayment  or  conversion  of a
Eurodollar Loan held by such Lender on a date other than the last day of an Interest Period for such Eurodollar Loan; or

                           (b)  any   failure  by  the   Borrower  to  borrow  a
Eurodollar Loan held by such Lender on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.3 hereof, such compensation to include, without limitation, an amount equal to: (i) any loss or expense suffered by such Lender during the period from the date of receipt of such early payment or prepayment or the date of such conversion to the last day of such Interest Period if the rate of interest obtainable by such Lender upon the redeployment of an amount of funds equal to such Lender's pro rata share of such payment, prepayment or conversion or failure to borrow or convert is less than the rate of interest applicable to such Eurodollar Loan for such Interest Period, or (ii) any loss or expense suffered by such Lender in liquidating Eurodollar deposits prior to maturity that correspond to such Lender's pro rata share of such payment, prepayment, conversion, failure to borrow or failure to convert. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing such Lender's calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error.

         ARTICLE 3.   REPRESENTATIONS AND WARRANTIES.



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




                  Each of the Borrower and the other Loan Parties hereby represents and warrants to the Lenders, the Collateral Monitoring Agent, the Issuing Bank and the Agent that:

                  SECTION 3.1     ORGANIZATION.

                           (a) Each of the Borrower, the Parent, each Subsidiary
and each other Loan Party is duly organized and validly existing under the laws of its state or country of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. Exhibit B hereto accurately and completely lists, as to each of the Borrower, the Parent, each Subsidiary and each other Loan Party: (i) the state of incorporation or organization of each such entity, and the type of legal entity that each of them is, (ii) as to each of them that is a corporation, the classes and number of authorized and outstanding shares of capital stock of each such corporation, and, except with respect to the Parent, the owners of such outstanding shares of capital stock, (iii) as to each of them that is a legal entity other than a corporation (but not a natural person), the type and amount of equity interests authorized and outstanding of each such entity, and, except with respect to the Parent, the owners of such equity interests, and (iv) the business in which each of such entities is engaged. All of the foregoing shares or other equity interests that are issued and outstanding have been duly and validly issued and are fully paid and non-assessable, and are owned by the Persons referred to on Exhibit B, free and clear of any Lien except as otherwise provided for herein. Except as set forth on Exhibit B, there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock or other equity interests of the Borrower or any Subsidiary or any other Loan Party other than the Parent nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other equity interests of the Borrower, any Subsidiary or any other Loan Party other than the Parent. Except as set forth on Exhibit B, neither the Borrower, the Parent, any Subsidiary nor any other Loan Party has any Subsidiary.

                           (b) Each of the Borrower, the Parent, each Subsidiary
and each other Loan Party is in good standing in its state of organization and in each state in which it is qualified to do business. There are no jurisdictions other than as set forth on Exhibit B hereto in which the character of the properties owned or proposed to be owned by the Borrower, the Parent, any Subsidiary or any other Loan Party or in which the transaction of the business of the Borrower, the Parent, any Subsidiary or any other Loan Party as now conducted requires the Borrower, the Parent, any Subsidiary or any other Loan Party to qualify to do business and as to which failure so to qualify could have a material adverse effect on the business, operations, financial condition or properties of the Borrower, the Parent, any Subsidiary and any other Loan Party taken as a whole.

                  SECTION 3.2     POWER, AUTHORITY, CONSENTS.

                           The  Borrower and each other Loan Party has the power
to execute, deliver and perform the Loan Documents to be executed by it. The Borrower has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement. The Borrower and each other Loan Party has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of any corporate Loan Party or any partner in any partnership Loan Party), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower or any other Loan Party, or the validity, enforcement or priority, of the Loan Documents or any Lien created and granted there under, except as set forth on Exhibit C hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on Exhibit C as waived by the Majority Lenders.

                  SECTION 3.3     NO VIOLATION OF LAW OR AGREEMENTS.

                           The  execution  and delivery by the Borrower and each
other Loan Party of each Loan Document to which it is a party and performance by it hereunder and thereunder, will not violate any provision of law and will not, except as set forth on Exhibit C hereto, conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of the Borrower or any other corporate Loan Party or partnership agreement or other organizational document or instrument of any Loan Party that is not a corporation, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower or any other Loan Party is a party, or by which any of them is bound or any of their respective properties or assets is affected (which default or breach would have a material adverse effect on the business, financial conditions or operations of the Borrower, the Parent and the Subsidiaries taken as a whole), or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any other Loan Party, except for the Liens created and granted pursuant to the Security Documents.



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                  SECTION 3.4     DUE EXECUTION, VALIDITY, ENFORCEABILITY.

                           This  Agreement and each other Loan Document to which
any Loan Party is a party has been duly executed and delivered by the Loan Party that is a party thereto and each constitutes the valid and legally binding obligation of the Borrower or such other Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion; provided, however, that such laws shall not materially interfere with the practical realization of the benefits of the Security Documents or the Liens created thereby, except for: (i) possible delay, (ii) situations that may arise under Chapters 11 and 7 of the Bankruptcy Code and applicable state bankruptcy laws, and (iii) equitable orders of the Bankruptcy Court.

                  SECTION 3.5      PROPERTIES, PRIORITY OF LIENS.

                           All  of  the  properties  and  assets  owned  by  the
Borrower and each other Loan Party that is executing a Security Document are owned by each of them, respectively, free and clear of any Lien of any nature whatsoever, except as provided for in the Security Documents, and as permitted by Section 7.2 hereof. The Liens that, simultaneously with the execution and delivery of this Agreement and the consummation of the initial closing hereunder, have been created and granted by the Security Documents constitute valid perfected first Liens on the properties and assets covered by the Security Documents, subject to no prior or equal Lien except as permitted by Section 7.2 hereof.

                  SECTION 3.6      JUDGMENTS, ACTIONS, PROCEEDINGS.

                           Except as set forth on Exhibit F hereto, there are no
outstanding judgments, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, with respect to or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any other Loan Party, involving, in the case of any court proceeding or threatened court proceeding, a claim in excess of $100,000, nor, to the best of the Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding that is probable of assertion, nor are there any such actions or proceedings in which the Borrower or any other Loan Party is a plaintiff or complainant.



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                  SECTION 3.7       NO DEFAULT; COMPLIANCE WITH LAWS.

                           Except as set forth on Exhibit G hereto,  neither the
Borrower, the Parent, any Subsidiary nor any other Loan Party is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a material adverse effect on the business, operations, financial condition or properties of the Borrower, the Parent, any Subsidiary and any other Loan Party, taken as a whole, or on the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party. The Borrower, the Parent, and each Subsidiary has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable Environmental Laws and Regulations, non-compliance with which could have a material adverse effect on the business, operations, financial condition or properties of the Borrower, the Parent, and any Subsidiary, taken as a whole, or on the ability of the Borrower, the Parent or any Subsidiary to perform its obligations under the Loan Documents to which it is a party.

                  SECTION 3.8      BURDENSOME DOCUMENTS.

                           Except as set forth on Exhibit H hereto,  neither the
Borrower nor any of the other Loan Parties is a party to or bound by, nor are any of the properties or assets owned by the Borrower or any other Loan Party used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Matter, that materially and adversely effects their respective businesses, assets or conditions, financial or otherwise.

                  SECTION 3.9      FINANCIAL STATEMENTS;
                                   PROJECTIONS.

                           (a) Each of the  Financial  Statements  is materially
accurate and complete and presents fairly the financial position of the Borrower and the consolidated and consolidating financial position of the Parent and the Subsidiaries, as applicable, and each other entity to which it relates, as at its date, and has been prepared in accordance with generally accepted accounting principles. Neither the Borrower, the Parent, any of the Subsidiaries, nor any other entity to which any of the Financial Statements relates, has any material obligation, liability or commitment, direct or contingent (including, without limitation, any Environmental Liability), that



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is not reflected in the Financial Statements. There has been no material adverse change in the financial position or operations of the Borrower, the Parent or any of its Subsidiaries or any other entity to which any of the Financial Statements relates, taken as a whole, since the date of the latest balance sheet
included  in  the  Financial   Statements  (the  "LATEST  BALANCE  SHEET").  The
Borrower's fiscal year is the twelve-month period ending on January 31 in each year.

                           (b)  The  Projections  for  the  fiscal  year  ending
January 31, 1998 have been prepared, and the Projections for the fiscal year ending January 31, 1999 will be prepared, on the basis of the assumptions accompanying them and reflect as of the date thereof the Borrower's good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions; provided, however, that the Lenders and the Agent acknowledge that projections as to future events are not statements of fact and that actual results during the period or periods covered by such Projections may differ from the projected results.

                  SECTION 3.10     TAX RETURNS.

                           Each of the Borrower, the Parent and the Subsidiaries
has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof including any extensions thereof. Except to the extent that reserves therefor are reflected in the Financial Statements: (i) there are no material federal, state or local tax liabilities of the Borrower, the Parent or any Subsidiary due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet relating to such entity, and (ii) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against any of the Borrower, the Parent or any Subsidiary for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

                  SECTION 3.11     INTANGIBLE ASSETS.

                           Each   of  the   Borrower,   the   Parent,   and  the
Subsidiaries possesses all patents, trademarks, service marks, trade names, copyrights and trade-style names, and rights with respect to the foregoing, necessary to conduct its business as now conducted without any known conflict with the patents, trademarks, service marks, trade names, copyrights, trade-style names and rights with respect to the foregoing, of any other Person, and each of such patents, trademarks, service marks, trade names, copyrights, trade-style names and rights with respect thereto, together with any pending applications therefor, are listed on Exhibit I hereto. Exhibit I sets



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forth all  patents,  trademarks,  service  marks,  trade names,  copyrights  and
trade-style  names  owned  and  used  by  the  Borrower,   the  Parent  and  the
Subsidiaries.

                  SECTION 3.12     REGULATION U AND REGULATION G.

                           No part of the proceeds received by the Borrower from
the Loans will be used directly or indirectly for: (a) any purpose other than as set forth in Section 2.8 hereof, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in 'SS' 221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221 and in Section 207.2(i) of Regulation G of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II,
Part 207.

                  SECTION 3.13    NAME CHANGES, MERGERS,
                                  ACQUISITIONS; LOCATION OF COLLATERAL.

                           (a) Except as set forth on Exhibit J hereto,  neither
the Borrower nor any other Loan Party that is granting Liens on its assets pursuant to any Security Document has within the six (6) year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person.

                           (b)  Neither  the  Borrower  nor any other Loan Party
that is granting liens on its assets pursuant to any Security Document has granted liens (other than statutory liens) to any person other than the Lenders on Collateral constituting personal property which Collateral has, at any time during the four-month period immediately preceding the date hereof, been located anywhere other than at its location on the date hereof.

                  SECTION 3.14     FULL DISCLOSURE.

                           None of the Financial  Statements,  the  Projections,
nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or any Lender by or on behalf of the Borrower, the Parent, any of the Subsidiaries or any other Loan Party in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower or the Parent that has, or would in the now foreseeable future have, a material adverse effect on the business, prospects or condition, financial or otherwise, of the Borrower, the Parent, any of the Subsidiaries and any other Loan Party, taken as a whole, which fact has not been set forth herein, in the Financial




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Statements,  the Projections,  or any certificate or other written  statement so made or furnished to the Agent or the Lenders other than any statement with respect to matters affecting the economy as a whole or set forth in the Parent's filings with the Securities and Exchange Commission.

                  SECTION 3.15     LICENSES AND APPROVALS.

                           The Borrower, the Parent and each of the Subsidiaries
has all necessary licenses, permits and governmental authorizations, the absence of which would have a material adverse effect on the business, financial condition or operations of the Borrower, the Parent and the Subsidiaries, taken as a whole, including, without limitation, licenses, permits and authorizations relating to Environmental Matters, to own and operate its properties and to carry on its business as now conducted.

                  SECTION 3.16 LABOR DISPUTES; COLLECTIVE BARGAINING AGREEMENTS; EMPLOYEE GRIEVANCES.

                           (a) All  collective  bargaining  agreements  or other
labor contracts covering the Borrower, the Parent or any Subsidiary are set forth on Exhibit K hereto; (b) except as set forth on Exhibit K, no such collective bargaining agreement or other labor contract will expire during the term of this Agreement; (c) to the best of the Borrower's knowledge, also set forth on Exhibit K are those locations where a union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower, the Parent or any Subsidiary; (d) to the best of the Borrower's knowledge, there is no pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower, the Parent or any Subsidiary or their representative employees; (e) there has not been, during the five (5) year period prior to the date hereof, a strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower, the Parent or any Subsidiary or any of their representative employees, and (f) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the best of the Borrower's knowledge, threatened against the Borrower, the Parent or any of the Subsidiaries, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business that are not, in the aggregate, material.

                  SECTION 3.17  CONDITION OF ASSETS.

                           All of the assets and properties of the Borrower, the
Parent and the Subsidiaries, that are reasonably necessary for the operation of its business, are


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in good working  condition,  ordinary  wear and tear  excepted,  and are able to serve the function for which they are currently being used.

                  SECTION 3.18  ERISA.

                           (a) Except as described in Exhibit L annexed  hereto,
neither the Borrower nor the Parent has, and neither of them has ever had, any Pension Plan in connection with which there could arise a direct or contingent liability of the Borrower to the PBGC, the Department of Labor or the IRS. Except as described in Exhibit L annexed hereto, neither the Parent nor the Borrower is a participating employer in: (i) any Pension Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA, or (ii) a multiemployer plan as defined in Section 4001(a)(3) of ERISA. With respect to any Multiemployer Plan, both the Borrower and the Parent have paid or accrued all contributions pursuant to the terms of the applicable collective bargaining agreement required to be paid or accrued by it; neither the Borrower nor the Parent has had a complete withdrawal under Section 4203 of ERISA or partial withdrawal under Section 4205 of ERISA; and neither the Borrower nor the Parent had any mass withdrawal liability.

                           (b)  Neither  the  Borrower  nor the  Parent  has any
contingent liability with respect to any post-retirement benefit under any Employee Benefit Plan, other than liability for health plan continuation coverage under Code Section 4980 B.

                           (c) Each Employee Benefit Plan complies, in both form
and operation, in all material respects, with its terms, ERISA and the Code including, without limitation, Code Section 4980 B and to the best of the Borrower's knowledge, no condition exists or event has occurred with respect to any plan which would result in the incurrence by Borrower and Parent of any material liability, fine, or penalty. Each Employee Benefit Plan and related trust agreement is legally valid and binding and in full force and effect to the extent not heretofore terminated. To the best of the Borrower's knowledge, no Employee Benefit Plan is being audited or investigated by any government agency or subject to any pending or threatened claim or suit. Neither the Borrower nor the Parent has engaged in any transaction which would subject it to liability under Section 4212(c) of ERISA.

                           (d)  Neither  the  Parent  nor the  Borrower  nor any
fiduciary of any Employee Benefit Plan has engaged in any prohibited transaction under Section 406 of ERISA which would have a material adverse effect on the business, operations or condition, financial or otherwise, of the Borrower or the Parent. The execution, delivery and carrying out of the terms of any agreement that is related to this transaction will not constitute a prohibited transaction under such Section.





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                           (e)  There  are  no  agreements  which  will  provide
payments to any officer, employer, shareholder or highly compensated individual which will be "parachute payments" under Section 280G of the Code that are nondeductible to any Loan Party and which will be subject to the tax under
Section 4999 of the Code for which any Loan Party would have a material withholding liability.

                           (f) All  references to the Borrower and the Parent in
this Section 3.18 or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrower, the Parent and all other entities which are considered ERISA Affiliates.

                  SECTION 3.19     ACCOUNT REPRESENTATIONS
                                   AND WARRANTIES.

                           Except as specifically disclosed on Exhibit O annexed
hereto, with respect to all present and future Eligible Accounts included in the determination of the Borrowing Base:

                           (a) Each Account included in each such Borrowing Base
satisfies the definition of Eligible Accounts.

                           (b) No such  Account has been  assigned or pledged to
any other Person.

                           (c) To the best of the  Borrower's  knowledge,  there
are no facts, events, or occurrences that in any way impair the validity or enforcement of any such Account of the Borrower or tend to reduce the amount payable thereunder from the amount of the invoice value shown on any schedule of accounts or on any contracts, invoices, and statements delivered to the Agent with respect thereto.

                  SECTION 3.20     BORROWING BASE CERTIFICATES.

                           The  information  set  forth in each  Borrowing  Base
Certificate is or will be on the date delivered true, complete and correct, and each Account included in each such Borrowing Base satisfies or will satisfy on the date of the applicable Borrowing Base Certificate the requirements for Eligible Accounts set forth in this Agreement, including without limitation the definitions applicable thereto.

                  SECTION 3.21 ACCOUNTS RECEIVABLE AGING REPORTS; KEY ITEM REPORTS.

                           The information set forth in each Accounts Receivable
Aging Report and Key Item Report is or will be on the date thereof true, complete and



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correct with respect to the subject matter thereof.

                  SECTION 3.22     INVENTORY REPRESENTATIONS
                                   AND WARRANTIES.

                           Except as specifically disclosed on Exhibit O annexed
hereto, with respect to all present and future Eligible Inventory included in the determination of the Borrowing Base:

                                    (a) All Inventory is located on the premises
listed on the schedules attached to the Borrower Security Agreement or is Eligible Inventory in transit for sale in the ordinary course of business;

                                    (b) No  Inventory  is subject to any Lien or
security interest whatsoever, except for the Liens and security interests of the Agent and the Lenders and those Liens or security interests set forth in Section
7.2 hereof; and

                                    (c)  Except  as  specified  in the  Borrower
Security Agreement or otherwise permitted by this Agreement, no Eligible Inventory is now stored or shall at any time hereafter be stored with a bailee, warehouseman, or similar party.

                  SECTION 3.23     FORFEITURE PROCEEDING.

                           Neither the Borrower nor any of its  Subsidiaries  or
Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

                  SECTION 3.24     AMERICANS WITH DISABILITIES ACT.

                           The Borrower,  the Parent and its Subsidiaries are in
compliance with all applicable provisions of the Americans with Disabilities Act (42 U.S.C. 'SS' 12101-12213) and the regulations issued thereunder.

         ARTICLE 4.   CONDITIONS.

                  SECTION 4.1      CONDITIONS TO CLOSING.

                           The obligation of the Collateral  Monitoring Agent to
make Loans, and the obligation of the Issuing Bank to issue or amend Trade L/Cs, Standby L/Cs, Acceptances, Steamship Guaranties and Airway Releases hereunder, in each case for the account of the Lenders, shall be subject to the fulfillment (to the satisfaction of



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the Agent, the Collateral Monitoring Agent, the Issuing Bank and the Lenders) of
the following condi tions precedent:

                           (a) The Borrower shall have executed and delivered to
each Lender its Note;

                           (b) The Borrower shall have executed and delivered to
the Agent an Application with respect to each L/C, if any, requested by it;

                           (c) The Borrower shall have executed and delivered to
the Agent the Borrower Security Interest Confirmation;

                           (d) The Borrower shall have executed and delivered to
the Agent the Borrower Assignment Confirmation;

                           (e) Each of the  Guarantors  shall have  executed and
delivered to the Agent its Guaranty Confirmation;

                           (f) Each Corporate  Guarantor shall have executed and
delivered to the Agent its Guarantor Security Interest Confirmation;

                           (g) Each Corporate Guarantor and each of the Borrower
and the Parent shall have delivered such UCC Financing Statements or Amendments as the Agent may require to effect the granting of the Liens provided for in this Agreement.

                           (h) The Parent shall have  executed and  delivered to
the Agent: (i) the Parent Security Interest Confirmation and (ii) the Parent Stock Pledge Confirmation;

                           (i) The  Borrower,  the Parent  and Siena  shall have
executed  and  delivered  to  the  Agent  their  Trademark   Security   Interest
Confirmation;

                           (j) The  Borrower  shall have  delivered to the Agent
the Lock Box Agreement;

                           (k) The  Borrower  shall have  delivered to the Agent
the Continuing Agreement for Issuance of Steamship Guaranty and Airway Releases;

                           (l) The  Borrower  shall have  delivered  evidence of
insurance coverage on the Inventory and as otherwise required by the terms hereof, with endorsements showing the Agent as co-insured and loss payee, for the ratable benefit of the Lenders, and an undertaking by the insurance company or companies to give the Agent not less than 30 days notice of any proposed cancellation or non-renewal;


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                           (m) The  Borrower  shall have  delivered to the Agent
evidence of (i) insurance policies on the life of Morris Goldfarb required to be maintained by the Parent pursuant to Section 6.8(c) hereof and (ii) payment of the premium in connection with such insurance policies covering the period through May 31, 1998.

                           (n)  Fulbright  &  Jaworski  L.L.P.,  counsel  to the
Borrower, the Parent, Siena, Retail, Holdings and Sources shall have delivered their opinion to, and in form and substance satisfactory to, the Agent and the Lenders;

                           (o) The Agent shall have  received  true and complete
copies of the Financial Statements and the Projections for the fiscal year ending January 31, 1998, each certified as such in a certificate executed by the president, chief operating officer or chief financial officer of the Borrower;

                           (p) The  Agent  shall  have  received  copies  of the
following:

                                    (i)  All  of  the  consents,  approvals  and
waivers referred to on Exhibit C hereto (except only those which, as stated on Exhibit C, shall not be delivered) including, without limitation, all landlord waivers of distraint or similar instruments of waiver or subordination with respect to all leased locations where Collateral is located;

                                    (ii) A certificate  of the Secretary of each
of the Borrower, the Parent and Siena certifying that since October 29, 1992 there have been no amendments, modifications or supplements to the certificates of incorporation of each of the Borrower, the Parent and Siena;

                                    (iii) A certificate of the Secretary of each
of the Borrower, the Parent and Siena certifying that since October 29, 1992 there have been no amendments, modifications or supplements to the by-laws of each of the Borrower, the Parent and Siena other than an amendment to the Parent's by-laws in April of 1997;

                                    (iv)  The  certificates  of   incorporation,
certified by the Secretary of State of their respective states of incorporation, of each of Retail, Sources and Holdings and comparable documents for Hong Kong, Global, Tatabuana, Balihides, Wee Beez and Kostroma from each of their respective jurisdictions of organization and all amendments thereto;

                                    (v) The  by-laws of each of Retail,  Sources
and Holdings and comparable documents for Hong Kong, Global, Tatabuana, Balihides, Wee Beez and Kostroma, certified by their respective secretaries;


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                                    (vi)  All  corporate  action  taken  by  the
Borrower, the Parent, and the Subsidiaries to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and the transactions contemplated thereby, certified by their respective secretaries;

                                    (vii) Good standing certificates as of dates
not more than 20 days prior to the date of the closing, with respect to each of the Borrower, the Parent, Siena, Holdings, Sources and Retail, from the Secretary of State of their respective states of incorporation and each state in which each of them is qualified to do business;

                                    (viii) A  certificate  of the  Secretary  of
each of Hong Kong, Wee Beez, Global, Tatabuana, Balihides and Kostroma certifying that each is in good standing in its respective jurisdiction of organization; and

                                    (ix)   An   incumbency   certificate   (with
specimen  signatures)  with  respect  to  the  Borrower,   the  Parent  and  the
Subsidiaries.

                                    (q) (i) The Borrower shall have complied and
shall then be in compliance with all of the terms, covenants and conditions of this Agreement;

                                    (ii) After  giving  effect to the  execution
and delivery of this Agreement, there shall exist no Default or Event of Default hereunder; and

                                    (iii)  The  representations  and  warranties
contained in Article 3 hereof shall be true and correct on the date hereof;

and the Agent shall have received a Compliance Certificate dated the date hereof certifying, inter alia, that the conditions set forth in this subsection 4.1(q) are satisfied on such date; and

                                    (r)  All  legal  matters   incident  to  the
initial closing shall be satisfactory to counsel to the Agent and the Lenders.

                  SECTION 4.2       CONDITIONS TO SUBSEQUENT
                                    LOANS AND ISSUANCE OF L/Cs.

                           The obligation of the Collateral  Monitoring Agent to
make any Loan and the obligation of the Issuing Bank to issue or amend a Trade L/C, Standby L/C, Acceptance, Steamship Guaranty or Airway Release, in each case for the account of the Lenders, subsequent to the date hereof shall be subject to the fulfillment (to the reasonable satisfaction of the Collateral Monitoring Agent, the Issuing Bank, the Agent and the Lenders) of the following conditions precedent:



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                           (a)  The  Collateral   Monitoring  Agent  shall  have
received a Borrowing Base Certificate of current date; and

                           (b) All legal  matters  incident to such  transaction
shall be reasonably satisfactory to counsel for, the Collateral Monitoring Agent, the Issuing Bank, the Agent and the Lenders;

provided, however, that the Borrower hereby acknowledges to the Collateral Monitoring Agent, the Issuing Bank, the Agent and each of the Lenders that the delivery by it of each Borrowing Notice and/or Application shall be deemed to be a certification, representation and warranty by the Borrower as of the date thereof of the truth of those statements which would be included in a Compliance Certificate dated such date.

         ARTICLE 5.        DELIVERY OF FINANCIAL REPORTS,
                           DOCUMENTS AND OTHER INFORMATION.

                  While the Commitments are outstanding, and so long as the Borrower is indebted to any Lender, the Agent, the Collateral Monitoring Agent or the Issuing Bank and until payment in full of the Loans and Acceptances and the termination or expiration of all the L/Cs, Steamship Guaranties and Airway Releases, and full and complete performance of all of its other obligations arising hereunder, the Borrower shall deliver to the Collateral Monitoring Agent and each Lender the following, subject to the provisions of Section 5.11 hereof:

                  SECTION 5.1      ANNUAL FINANCIAL STATEMENTS.

                           (a) Annually, as soon as available,  but in any event
within 90 days after the last day of each of its fiscal years, a consolidated and consolidating balance sheet of the Parent and the Subsidiaries (including the Borrower) as at such last day of the fiscal year, and consolidated and consolidating statements of income and retained earnings and consolidated statements of cash flow of the Parent and the Subsidiaries (including the Borrower), for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, and, as to the consolidated statements of the Parent, certified without qualification by Grant Thornton L.L.P. or another firm of independent certified public accountants reasonably satisfactory to the Agent and the Lenders, and certified, as to the consolidating statements, by the chief executive officer, president, chief operating officer or the chief financial officer of the Parent, as fairly presenting the financial position and the results of operations of the Parent and the Subsidiaries (including the Borrower) as at and for the year ending on its date and as having been prepared in accordance with generally accepted accounting principles.


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                           (b)  Annually,  within 120 days after the last day of
each of its fiscal years, management prepared divisional income statements in reasonable detail for the preceding fiscal year.

                  SECTION 5.2 SEMI-ANNUAL FINANCIAL STATEMENTS; QUARTERLY FINANCIAL STATEMENTS.

                           (a) As soon as available,  but in any event within 45
days after the end of the Parent's first three (3) fiscal quarterly periods, a consolidating and consolidated balance sheet of the Parent and the Subsidiaries (including the Borrower) as of the last day of such quarter, a statement of income and retained earnings and consolidating and consolidated statements of income and retained earnings of the Parent and the Subsidiaries (including the Borrower) as of the last day of such quarter and for the fiscal year to date, and consolidated statements of cash flow, and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement (i) to provide a specific certification with respect to compliance with the financial covenants set forth in Section 6.9 of this Agreement and (ii) to be certified in a certificate of the president, chief operating officer or chief financial officer of the Parent as accurately presenting the financial position and the results of operations of the Parent and the Subsidiaries (including the Borrower), as at its date and for such quarter and for the fiscal year to date and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end audit adjustments).

                           (b) As soon as available,  but in any event within 60
days after the end of the Parent's first three (3) fiscal quarterly periods, a management prepared divisional income statement for such quarter and for the fiscal year to date and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail.

                  SECTION 5.3      COMPLIANCE INFORMATION.

                           Promptly after a written request therefor, such other
financial data or information evidencing compliance with the requirements of this Agreement, the Notes and the other Loan Documents, as any Lender may reasonably request from time to time.

                  SECTION 5.4      NO DEFAULT CERTIFICATE.

                           At  the  same  time  as  it  delivers  the  financial
statements required under the provisions of Section 5.1 and 5.2 hereof, a certificate of the chief executive officer, president, chief operating officer or chief financial officer of the Borrower and the Parent, respectively, to the effect that no Default hereunder and that no default




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under any other material  agreement to which the Borrower,  the Parent or any of the Subsidiaries is a party or by which it is bound, or by which, to the best knowledge of the Borrower, the Parent or any Subsidiary, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Sections 6.9, 7.13 and 7.14 hereof.

                  SECTION 5.5       RENTAL OBLIGATIONS;
                                    CAPITALIZED LEASE OBLIGATIONS.

                           Within 15 days after the end of each of the  Parent's
fiscal quarters, a certificate of the chief executive officer, president, chief operating officer or chief financial officer of the Parent setting forth the dollar amount of expenditures made by the Borrower, the Parent and its Subsidiaries in respect of rental obligations and Capitalized Lease Obligations for the fiscal period ending on such date and a calculation indicating that the Borrower, the Parent and its Subsidiaries are in compliance with the provisions of Sections 7.14 and 7.18 hereof.

                  SECTION 5.6      ACCOUNTANTS' REPORTS.

                           Promptly  upon receipt  thereof,  copies of all other
reports or correspondence submitted to the Borrower or the Parent by its independent accountants in connection with any annual or interim audit or review of the books of the Borrower or the Parent made by such accountants, including, without limitation, accountant's management letters.

                  SECTION 5.7      COPIES OF DOCUMENTS.

                           Promptly  upon their  becoming  available,  copies of
any: (i) financial statements, projections, non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case, delivered by the Borrower, the Parent or any of the Subsidiaries to any lending institution other than the Lenders; (ii) correspondence or notices received by the Borrower or the Parent from any federal, state or local governmental authority that regulates the operations of the Borrower, the Parent or any of its Subsidiaries, relating to an actual or threatened change or development that would be materially adverse to the Borrower, the Parent or any Subsidiary, taken as a whole; (iii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Borrower or the Parent or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any




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


governmental authority succeeding to any or all of the functions of the said Commission; (iv) letters of comment or correspondence sent to the Borrower or the Parent or any of the Subsidiaries by any such securities exchange or such Commission in relation to the Borrower or the Parent or any of the Subsidiaries and its affairs; (v) written reports submitted by the Borrower or the Parent or any of the Subsidiaries by its independent accountants in connection with any annual or interim audit of the books of the Borrower or the Parent or the Subsidiaries made by such accountants; (vi) proxy statements, notices and other correspondence delivered by the Parent to its shareholders; (vii) any appraisals received by the Borrower or the Parent or any of the Subsidiaries with respect to the properties or assets of the Borrower or the Parent or the Subsidiaries; and (viii) any other information reasonably requested by the Agent or any Lender.

                  SECTION 5.8       NOTICES OF DEFAULTS.

                           Promptly,  notice of the occurrence of any Default or
Event of Default, any event that after any necessary notice and/or cure period may become a Default or Event of Default under Section 8.4(b) or any event that would constitute or cause a material adverse change in the condition, financial or otherwise, or the operations of the Borrower or the Parent or any of the Subsidiaries, including, without limitation, a default or a cancellation under any lease of property where inventory is stored.

                  SECTION 5.9       ERISA NOTICES.

                           (a)  Concurrently  with such  filing,  a copy of each
Form 5500 that is filed with respect to each Pension Plan with the IRS; and

                           (b) Promptly,  upon their becoming available,  copies
of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Pension Plan, relating to an actual or threatened change or development that would be materially adverse to the Borrower or the Parent or any Subsidiary; (ii) copies of all actuarial valuations received by the Borrower or the Parent with respect to any Pension Plan; and (iii) copies of any notices of Plan termination filed by any Pension Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to the Borrower or the Parent with respect to the intent of the PBGC to institute involuntary termination proceedings; and

                           (c)  Promptly  upon  receipt by the  Borrower  or the
Parent of any correspondence from a Multiemployer Plan with respect to withdrawal liability.

                  SECTION 5.10     ADDITIONAL INFORMATION AND REPORTS.




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                           To  the  Collateral  Monitoring  Agent  only,  unless
requested by any Lender with respect to a specific delivery or deliveries and then only for such specific delivery or deliveries so requested (except in the case of the reports identified in clauses (c)(ii), (iii) and (v) and (e) below, which Borrower shall at all times deliver to each Lender),

                           (a) Daily, a Borrowing  Base  Certificate in the form
attached hereto as Exhibit P, with ineligible Accounts and ineligible Inventory in Item 6 of such Borrowing Base Certificate being recalculated on a weekly basis only at the time the reports identified in paragraph (b) below are delivered.

                           (b) Weekly,  with respect to each week ending  Friday
delivered by Wednesday of the following week:

                                    (i) an Accounts Receivable Aging Report;

                                    (ii) an Available to Sell Report  designated
in Dollars in the form attached hereto as Exhibit D-1;

                                    (iii) an Available to Sell Report designated
in units of Inventory in the form attached hereto as Exhibit D-2;

                                    (iv) an  Inventory  Analysis  Report  on LDP
Cost vs LCM Cost in the form attached hereto as Exhibit D-3; and

                                    (v) a divisional  status report detailing by
division: (A) open customer orders detailed by "this year versus last year" and "TLC/FLC versus warehouse"; and (B) inventory detailed as to inventory on hand and in transit.

                           (c) Monthly,  delivered not more than 25 days (except
as otherwise provided below) after the end of each calendar month:

                                    (i) all the  reports  identified  in clauses
(b)(i) through (b)(iv) above, prepared on a monthly basis as to the preceding calendar month;

                                    (ii) a key item report ("KEY ITEM  REPORT"),
as of the last day of the immediately preceding month with respect to the Borrower and each Guarantor in the form attached hereto as Exhibit D-4; provided, however, that such statement may be delivered not more than 30 days after the end of each calendar month; provided further that such statement shall not be required during the months of February and March;



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                                    (iii) a statement with respect to compliance
with the financial covenants set forth in Section 6.9 of this Agreement (other than the covenant in subsection 6.9(a)); provided, however, that such statement may be delivered not more than 30 days after the end of each calendar month;

                                    (iv) a  reconciliation  between  the general
ledger and the Accounts Receivable Aging Report and the month-end Borrowing Base Certificate; and

                                    (v) the  report on the  accounts  receivable
delivered to CIT pursuant to the Amended and Restated Accounts Receivable Purchase Agreement dated November 8, 1995 between the Borrower and CIT;

                                    (vi)  a   Gross   Margin   Report   in  form
satisfactory to the Collateral Monitoring Agent and the Lenders; and

                                    (vii) an accounts  payable  aging  report in
form satisfactory to the Collateral Monitoring Agent;

each of which shall be certified as true and correct by the chief executive officer, president, chief operating officer or the chief financial officer of the Borrower or the Parent, as the case may be.

                           (d) Promptly after a request by the Agent, such other
information regarding the business, affairs and condition of the Borrower, the Parent and the Subsidiaries as the Agent may from time to time reasonably request.

                           (e)  By  no  later  than   January  31,   1998,   (i)
Projections for the fiscal year ending January 31, 1999 and (ii) a business plan for the fiscal year ending January 31, 1999.

                  SECTION 5.11      CONFIDENTIALITY OF INFORMATION.

                           The  Agent,  the  Collateral  Monitoring  Agent,  the
Issuing Bank and the Lenders acknowledge that any information provided to any of them pursuant to this Article 5 which is marked "confidential" shall be delivered to the recipient with the understanding that, subject to the provisions of Section 10.13(e) hereof, the recipient will hold all such information with respect to the Parent confidential and that the Parent, as a company whose shares are publicly traded, is relying on such understanding in delivering that information; provided, however, that, notwithstanding the foregoing, each of the Agent, the Collateral Monitoring Agent, the Issuing Bank and the Lenders may disclose or disseminate such information to: (a) its directors, officers, employees, agents, attorneys, accountants and other professional advisors who would ordinarily have access to such information in the normal course of the



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performance of their duties or services with the understanding that each of such individuals will use its best efforts to hold all such information confidential; and (b) such third parties as it may, in its discretion, deem reasonably necessary or desirable in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, investigation or request, or (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served (x) by or under authority of any court, tribunal, arbitration board of any governmental agency, commission, authority, board or similar entity, or (y) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity. The Agent, the Collateral Monitoring Agent, the Issuing Bank and the Lenders shall have no continuing obligations with respect to confidentiality of information following an Event of Default.

         ARTICLE 6.   AFFIRMATIVE COVENANTS.

                           While the Commitments are outstanding and, so long as
the Borrower is indebted to the Lenders, the Agent, the Collateral Monitoring Agent or the Issuing Bank and until payment in full of the Loans and Acceptances and the termination or expiration of all L/Cs, Steamship Guaranties and Airway Releases, and full and complete performance of all of its other obligations arising hereunder, the Borrower and the Parent shall and the Parent shall cause each Subsidiary to:

                  SECTION 6.1       BOOKS AND RECORDS.

                           Keep  proper  books of record and account in a manner
reasonably satisfactory to the Agent and the Lenders in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.

                  SECTION 6.2        INSPECTIONS AND FIELD EXAMINATIONS;
                                     ANNUAL ACCOUNTS RECEIVABLE.

                           Permit  the  Collateral   Monitoring  Agent  and  the
Lenders  (in the case of the  Lenders,  only when  accompanying  the  Collateral
Monitoring Agent) to make or cause to be made, inspections and field examinations of any books, records and papers of the Borrower, the Parent and each of the Subsidiaries and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower, the Parent and the Subsidiaries, on reasonable notice, at all such reasonable times and as often as the Agent and the Lenders may reasonably require, in order to assure that each the Borrower and the Parent is and will be in compliance with its obligations under the Loan Documents or to evaluate the Lenders' investment in the then Outstanding Obligations.



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                  SECTION 6.3       MAINTENANCE AND REPAIRS.

                           Maintain in good repair, working order and condition,
subject to normal wear and tear, all material properties and assets from time to time owned by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto.

                  SECTION 6.4       CONTINUANCE OF BUSINESS.

                           (a) Do,  or  cause  to be done  at its  expense,  all
things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business, except where the failure to keep any of the foregoing in effect will not have a material adverse effect on the business of the Borrower, and continue generally to engage in the same line of business and comply in all material respects with all applicable laws, regulations and orders.

                           (b) Do,  or  cause  to be done  at its  expense,  all
things reasonably necessary to preserve and maintain all patents, trademarks, service marks, trade names, copyrights and trade-style names which are of material value to the operation of its business.

                  SECTION 6.5       COPIES OF CORPORATE DOCUMENTS.

                           Subject to the prohibitions set forth in Section 7.12
hereof, promptly deliver to the Agent and each Lender copies of any amendments or modifications to the Borrower's, the Parent's and any Subsidiary's certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

                  SECTION 6.6       PERFORM OBLIGATIONS.

                           Pay  and  discharge  all  of  its   obligations   and
liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by the Borrower, or, as the case may be, by the Parent or the appropriate Subsidiary, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.



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                  SECTION 6.7        NOTICE OF LITIGATION.

                           Promptly  notify the Agent and the Lenders in writing
of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of One Hundred Thousand ($100,000) Dollars, affecting the Borrower, the Parent or any Subsidiary whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

                  SECTION 6.8       INSURANCE.

                           (a) (i) Maintain with responsible insurance companies
acceptable to the Agent such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses similarly situated, naming the Agent as loss payee for the ratable benefit of the Lenders; (ii) file with the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; (iii) within 10 days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonably request; and (iv) provide for endorsements or certifications (1) scheduling the coverage under such insurance, (2) identifying the Agent as "loss payee" for the ratable benefit of the Lenders, and (3) specifying that such insurance shall be non-cancellable unless not less than 30 days' notice is given to the Agent;

                           (b) Carry all insurance available through the PBGC or
any private insurance companies covering its obligations to the PBGC; and

                           (c)  (i)  Maintain   with  one  or  more  responsible
insurance companies acceptable to the Agent and the Lenders, term life insurance on the life of Morris Goldfarb, in the amount of not less than $20,000,000 naming the Agent for the ratable benefit of the Lenders as assignee of such insurance and (ii) file with the Agent upon its request a detailed list of the insurance on the life of Morris Goldfarb, then in effect, stating the names of the insurance companies, the amounts and rates of insurance and the expiration dates thereof.

                  SECTION 6.9       FINANCIAL COVENANTS.

                           (a) Have or maintain, with respect to the Parent on a
consolidated basis (excluding BET Studio LLC), EBITDA on a cumulative basis from the first day of each fiscal year through the date set forth below at not less than, or,


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in the case of a loss,  not more than,  the  respective  amounts set forth below opposite each such last day of the fiscal quarter:

         Date                                        EBITDA
         ----                                        -------
         April 30, 1997                              ($5,500,000)
         July 31, 1997                               ($4,000,000)
         October 31, 1997                             $8,000,000
         January 31, 1998                             $6,300,000
         April 30, 1998                              ($7,000,000)

and the periods and respective amounts from May 1, 1998 through and including the Commitment Termination Date shall be preliminarily determined by the Lenders and the Borrower based on the Projections and the business plan for the fiscal year ending January 31, 1999 and the unaudited financial statements for the fiscal year ending January 31, 1998, but in no event shall the periods be of different durations or the amounts be less than (if such amount is negative) or greater than (if such amount is positive) the amounts for the periods corresponding to the periods set forth above unless the Lenders determine (in their reasonable discretion) that such periods and amounts warrant adjustment based on the financial condition of the Borrower as set forth in such Projections, business plan or unaudited financial statements, which preliminary determination shall be made within 30 days of receipt by the Lenders of such Projections, business plan and unaudited financial statements, and such determination shall become effective after receipt and satisfactory review by the Lenders of the Financial Statements for the fiscal year ending January 31, 1998.



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                           (b) (1) Have or maintain,  with respect to the Parent
on a consolidated basis (excluding BET Studio LLC), Tangible Net Worth at all times during the periods set forth below at not less than the respective amounts set forth opposite each such period:

                                                           Minimum Tangible
         Date                                                 Net Worth
         ----                                              -----------------

         February 28, 1997-May 31, 1997                      $27,500,000



                               (2) Have or maintain,  with respect to the Parent
on a consolidated basis (excluding BET Studio LLC), Tangible Net Worth as of the dates set forth below at not less than the respective amounts set forth opposite each such date:

                                                           Minimum Tangible
         Date                                                 Net Worth
         ----                                              -----------------
         July 31, 1997                                        $29,200,000
         October 31, 1997                                     $35,200,000
         January 31, 1998                                     $33,950,000
         April 30, 1998                                       $30,000,000

and the periods and respective amounts from May 1, 1998 through and including the Commitment Termination Date shall be determined in the sole discretion of the Lenders within 30 days of receipt by the Lenders of the Projections and the business plan for the fiscal year ending January 31, 1999 and the unaudited financial statements for the fiscal year ending January 31, 1998, and such determination shall become effective after receipt and satisfactory review by the Lenders of the Financial Statements for the fiscal year ending January 31, 1998.

                           (c) Have no Loans and Acceptances  Outstanding for 60
consecutive days during the periods from December 1, 1997, through April 30, 1998, and December 1, 1998 through April 30, 1999; provided, however, that if Acceptances are outstanding during the months of December 1997 through April 1998 and/or December 1998 through April 1999, the Borrower will nevertheless be deemed to have satisfied such requirement if the Collateral Monitoring Agent is holding for the account of the Borrower during such consecutive 60 Business Day period excess cash in an amount which would be sufficient to repay such outstanding Acceptances.

                           (d)  Maintain  Loans,   Standby  L/Cs,   Acceptances,
Steamship Guaranties and Airway Releases Outstanding at an amount not to exceed 75% of



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Eligible  Accounts  Receivable for 60 consecutive days  during the  periods from
November 1, 1997 through April 30, 1998 and November 1, 1998 through April 30, 1999.

                  SECTION 6.10              NOTICE OF CERTAIN EVENTS.

                           (a)  Promptly  notify  the  Agent in  writing  of the
occurrence of any Reportable Event, as defined in Section 4043 of ERISA, with respect to a Pension Plan maintained by the Borrower or an ERISA Affiliate, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower or the Parent, as the case may be, intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

                           (b)  Promptly  notify  the  Agent in  writing  of the
receipt by the Borrower or the Parent of an assessment of withdrawal liability in connection with a complete or partial withdrawal with respect to any Multiemployer Plan and the statement of the action that the Loan Party or ERISA Affiliate intends to take with respect thereto.

                           (c)  Promptly  notify  the  Agent in  writing  if the
Borrower or the Parent or any other Loan Party receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against the Borrower or the Parent or such other Loan Party alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that the Borrower or the Parent or such other Loan Party is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Agent with a copy of such notice together with a statement of the action the Borrower or the Parent or such other Loan Party intends to take with respect thereto.

                  SECTION 6.11              COMPLY WITH ERISA.

                           Comply with all applicable provisions of ERISA now or
hereafter in effect unless the failure to so comply will not have a material effect on the business of the Borrower or any ERISA Affiliate.



                  SECTION 6.12              ENVIRONMENTAL COMPLIANCE.

                           Operate all property  owned or leased by it such that
no obligation, including a clean-up obligation, shall arise under any Environmental Law and Regulation, which obligation would constitute a Lien on any property of the Borrower


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or the Parent or any other Loan Party; provided, however, that in the event that any such claim is made or any such obligation arises, the Borrower, the Parent or such other Loan Party shall, at its own cost and expense, immediately satisfy such claim or obligation.

                  SECTION 6.13             MANAGEMENT LETTER.

                           If  the  Borrower,   the  Parent  or  any  Subsidiary
receives a management letter with respect to the Borrower, the Parent or any Subsidiary prepared by Grant Thornton L.L.P. or another firm of independent certified public accountants, provide a copy of such management letter to the Lenders within five (5) days following receipt.

                  SECTION 6.14             PREPARATION OF STRATEGIC PLAN REPORT.

                           The Borrower  shall prepare and submit to the Lenders
on or before each of September 1, 1997 and September 1, 1998, a written report with respect to (a) the status of the implementation of the recommendations made by the Carl Marks Consulting Group, Co. (the "CONSULTANT") in the strategic plan, dated September 1996 prepared by the Consultant for the Borrower, and (b) any modifications made to such strategic plan.

                  SECTION 6.15             TAX REFUNDS.

                           Instruct,  or otherwise  arrange with, the IRS, state
tax authorities and other relevant authorities for all tax refunds payable to the Parent, the Borrower or any Subsidiaries to be paid as a cash refund, rather than as applied as a credit against their current or future tax liabilities. The Parent, the Borrower and all Subsidiaries will apply for all available tax refunds within 60 days following the date hereof and will thereafter diligently prosecute such applications to conclusion.

         ARTICLE 7.   NEGATIVE COVENANTS.

                  So long as the Borrower is indebted to the Lenders or the Agent, and until payment in full of the Loans and Acceptances and the termination or expiration of all the L/Cs, and Steamship Guaranties and Airway Releases, and full and complete performance of all of its other obligations arising hereunder, the Borrower shall not and the Parent shall not and shall not permit any of its Subsidiaries to do, agree to do, or permit to be done, any of the following:




                  SECTION 7.1               INDEBTEDNESS.



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                           Create,  incur,  permit to exist or have  outstanding
any Indebtedness, except:

                           (a) Indebtedness of the Borrower to the Lenders,  the
Agent,  the  Collateral   Monitoring  Agent  and  the  Issuing  Bank  and  other
Obligations under this Agreement;

                           (b)  Taxes,  assessments  and  governmental  charges,
non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof, and non-interest bearing deferred liabilities other than for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

                           (c)  Indebtedness  secured by the security  interests
referred to in subsection 7.2(c) hereof and Capitalized Lease Obligations, in each case incurred only if, after giving effect thereto, the limit on Capital Expenditures set forth in Section 7.13 hereof would not be breached;

                           (d)  Indebtedness of the Borrower to the Lenders with
respect to the Korean L/C and the Hanil L/C; and

                           (e) As set  forth on  Exhibit  M hereto  which  shall
include, without limitation, with respect to each such item of Indebtedness, its terms, maturity, conditions, the collateral security therefor and the use of the proceeds thereof.

                  SECTION 7.2               LIENS.

                           Create, or assume or permit to exist, any Lien on any
of the properties or assets of the Borrower or the Parent or any of its Subsidiaries, whether now owned or hereafter acquired, except:

                           (a) Those   created  and  granted  by   the  Security
Documents;

                           (b) Permitted Liens;

                           (c) Purchase money  mortgages or security  interests,
conditional sale arrangements and other similar security interests, on motor vehicles and equipment acquired by the Borrower or the Parent or any Subsidiary (hereinafter referred to indi vidually as a "PURCHASE MONEY SECURITY INTEREST") with the proceeds of the Indebtedness referred to in subsection 7.1(c) hereof; provided, however, that:



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                             (i) The  transaction  in which any  Purchase  Money
Security Interest is proposed to be created is not then prohibited by this Agreement;

                             (ii) Any Purchase  Money  Security  Interest  shall
attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower, the Parent, or, as the case may be, any Subsidiary; and

                             (iii) The  Indebtedness  secured  or covered by any
Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by the Borrower, the Parent or any Subsidiary;

                           (d) The interests of the lessor under any Capitalized
Lease permitted hereunder; and

                           (e) As set forth on Exhibit E hereto.

                  SECTION 7.3               GUARANTIES.

                           Except  as set forth on  Exhibit  M  hereto,  assume,
endorse, be or become liable for, or guarantee, the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; provided, however, that the Parent may guaranty
(i) the obligations of Siena and the Borrower in respect of trade accounts payable, rental obligations and Capitalized Lease Obligations permitted to be incurred in accordance with the provisions of Sections 7.1(b), 7.18 and 7.14, respectively and (ii) up to $500,000 in the aggregate of the obligations of Hong Kong and Global permitted to be incurred in accordance with the terms of this Agreement. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.


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                  SECTION 7.4               MERGERS; ACQUISITIONS.

                           (a) Merge or consolidate  with any Person (whether or
not the Borrower or the Parent or any Subsidiary is the surviving entity), or acquire all or substantially all of the assets or any of the capital stock of any Person; or

                           (b) Create any new Subsidiary or Affiliate.


                  SECTION 7.5               REDEMPTIONS; DISTRIBUTIONS.

                           (a) Except in connection  with existing  stock option
plans of the Parent, purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of the Borrower, the Parent or any Subsidiary now or hereafter outstanding or set apart any sum for any such purpose; or

                           (b)  Declare  or  pay  any   dividends  or  make  any
distribution of any kind on the Borrower's or the Parent's outstanding stock, or set aside any sum for any such purpose, except that the Borrower or the Parent may declare or pay any dividend payable solely in shares of its respective common stock; provided, however, that if any such issuance would result in the issuance of fractional shares, the Borrower or the Parent, as the case may be, may pay dividends in cash in the amount of such fractional shares to the holders thereof in lieu of issuing fractional shares to such holders provided that the amount of such cash dividends in the aggregate shall not exceed $10,000.

                  SECTION 7.6               STOCK ISSUANCE.

                           Issue any additional shares or any right or option to
acquire any shares, or any security convertible into any shares, of the capital stock of the Borrower or any Subsidiary, except in connection with stock dividends as permitted under subsection 7.5(b) hereof.

                  SECTION 7.7               CHANGES IN BUSINESS.

                           Make any material change in the business conducted by
the Borrower, the Parent or its Subsidiaries, as the case may be, or in the nature of its operation, or liquidate or dissolve the Borrower, the Parent or its Subsidiaries (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except in the ordinary course of business and for a fair consideration or dispose of any shares of stock (except by the Parent) or any Indebted ness, whether now owned or hereafter



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acquired,  or  discount,  sell,  pledge,  hypothecate  or  otherwise  dispose of accounts receivable.

                  SECTION 7.8               PREPAYMENTS.

                           Make any  voluntary  or  optional  prepayment  of any
Indebtedness (other than Indebtedness hereunder to the Lenders) for borrowed money incurred or permitted to exist under the terms of this Agreement.


                  SECTION 7.9               INVESTMENTS.

                           Except as otherwise  permitted  under this Agreement,
make, or suffer to exist, any Investment in any Person, including, without limitation, any Subsidiary, any joint venture or any shareholder, director, officer or employee of the Borrower, the Parent or any of the Subsidiaries, except:

                           (a) Investments in:

                             (i) obligations  issued or guaranteed by the United
States of America;

                             (ii) certificates of deposit,  bankers  acceptances
and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000;

                             (iii) open  market  commercial  paper  bearing  the
highest credit rating issued by Standard & Poor's Corporation or by another nationally recognized credit rating agency;

                             (iv)  repurchase  agreements  entered into with any
bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations; and

                             (v) shares of "money market funds", each having net
assets of not less than $100,000,000;

in each case maturing or being due or payable in full not more than 180 days after the Borrower's, the Parent's or any Subsidiary's acquisition thereof;

                           (b)  Investments in the form of loans to employees of
the Borrower, the Parent or any Subsidiary, provided that the outstanding principal


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amount of all such loans to any one  employee  shall at no time exceed  $100,000 and that the aggregate outstanding principal amount of all such loans shall at no time exceed $200,000;

                           (c)  Investments by (i) the Borrower or the Parent in
any Subsidiary and by the Parent or any Subsidiary in the Borrower as in effect on the date hereof and as set forth on Schedule 7.9 and (ii) an advance or advances to Holdings which shall not exceed $500,000 in the aggregate and which shall in each case be evidenced by a note repayable no later than May 31, 1999;

                           (d) Investments in BET Studio LLC;  provided that the
amount of Investments pursuant to this subsection (d) shall not exceed in the aggregate $2,000,000;

                           (e)  Investments in no more than one (1) retail store
from the date hereof through May 31, 1998 and three (3) retail stores in the aggregate from the date hereof through the Commitment Termination Date, which Investments shall not exceed $175,000 individually and $500,000 in the aggregate; and

                           (f) Other  Investments in any factories,  ventures or
retail  stores  as in effect on the date  hereof  as set forth on  Schedule  7.9 hereof.

                  SECTION 7.10              FISCAL YEAR.

                           Change its fiscal year.

                  SECTION 7.11              ERISA OBLIGATIONS.

                           (a)  Be  or   become   obligated   (after   a   final
determination) to the PBGC in excess of $50,000 other than in respect of annual premium payments;

                           (b)  Be  or   become   obligated   (after   a   final
determination) to the IRS in excess of $50,000 with respect to excise or other penalty taxes provided for in Section 4975 of the Code;

                           (c) Incur a complete withdrawal or partial withdrawal
with respect to any Multiemployer Plan if such withdrawal would result in a material adverse change in the business, operations or condition, financial or otherwise, of the Borrower, the Parent or its Subsidiaries; or

                           (d) Fail to make any  contribution  or payment to any
Multiemployer Plan which the Borrower or the Parent is required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto if such


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failure would result in a material adverse change in the business, operations or
condition,   financial  or  otherwise,  of  the  Borrower,  the  Parent  or  its
Subsidiaries.

                  SECTION 7.12              AMENDMENTS OF DOCUMENTS.

                           Modify, amend,  supplement or terminate,  or agree to
modify, amend, supplement or terminate, its certificate of incorporation or by-laws.

                  SECTION 7.13              CAPITAL EXPENDITURES.

                           Make  or be  or  become  obligated  to  make  Capital
Expenditures for the Parent, Borrower and the Subsidiaries, in an amount in excess of (a) $1,200,000 in the aggregate during the period commencing on February 1, 1997 and ending on January 31, 1998; (b) an aggregate amount during the period commencing on February 1, 1998 and ending on January 31, 1999 as preliminarily determined by the Lenders and the Borrower based on the Projections and the business plan for the fiscal year ending January 31, 1999 and the unaudited financial statements for the fiscal year ending January 31, 1998, but in no event less than $1,200,000 unless the Lenders determine (in their reasonable discretion) that such amount warrants adjustment based on the financial condition of the Borrower as set forth in such Projections, business plan or unaudited financial statements, which determination shall be made within 30 days of receipt by the Lenders of such Projections, business plan and unaudited financial statements, and such determination shall become effective after receipt and satisfactory review by the Lenders of the Financial Statements for the fiscal year ending January 31, 1998; and (c) an aggregate amount during the period commencing on February 1, 1999 and ending on May 31, 1999 as preliminarily determined by the Lenders and the Borrower based on the Projections and the business plan for the fiscal year ending January 31, 1999 and the unaudited financial statements for the fiscal year ending January 31, 1998, but in no event less than $400,000 unless the Lenders determine (in their reasonable discretion) that such amount warrants adjustment based on the financial condition of the Borrower as set forth in such Projections, business plan or unaudited financial statements, which determination shall be made within 30 days of receipt by the Lenders of such Projections, business plan and unaudited financial statements, and such determination shall become effective after receipt and satisfactory review by the Lenders of the Financial Statements for the fiscal year ending January 31, 1998.

                  SECTION 7.14              CAPITALIZED LEASE OBLIGATIONS.

                           Become  obligated to make  expenditures in respect of
Capitalized Lease Obligations in excess of the amount outstanding on the date hereof with respect to Capitalized Lease Obligations plus (a) aggregate annual payments of $400,000 for expenditures in respect of Capitalized Lease Obligations with respect



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to   all   Leases  entered  into   during  the   period  from  February  1, 1997
through January 31, 1998, and (b) aggregate annual payments for expenditures in respect of Capitalized Lease Obligations with respect to all Leases entered into
during  the  period  from   February  1,  1998  through   January  31,  1999  as
preliminarily   determined  by  the  Lenders  and  the  Borrower  based  on  the
Projections and the business plan for the fiscal year ending January 31, 1999 and the unaudited financial statements for the fiscal year ending January 31, 1998, but in no event less than $400,000 unless the Lenders determine (in their reasonable discretion) that such amount warrants adjustment based on the financial condition of the Borrower as set forth in such Projections, business plan or unaudited financial statements, which determination shall be made within 30 days of receipt by the Lenders of such Projections, business plan and unaudited financial statements, and such determination shall become effective after receipt and satisfactory review by the Lenders of the Financial Statements for the fiscal year ending January 31, 1998; and (c) aggregate annual payments for expenditures in respect of Capitalized Lease Obligations with respect to all Leases entered into during the period from February 1, 1999 through May 31, 1999 as preliminarily determined by the Lenders and the Borrower based on the Projections and the business plan for the fiscal year ending January 31, 1999 and the unaudited financial statements for the fiscal year ending January 31, 1998, but in no event less than $133,333 unless the Lenders determine (in their reasonable discretion) that such amount warrants adjustment based on the financial condition of the Borrower as set forth in such Projections, business plan or unaudited financial statements, which determination shall be made within 30 days of receipt by the Lenders of such Projections, business plan and unaudited financial statements, and such determination shall become effective after receipt and satisfactory review by the Lenders of the Financial Statements for the fiscal year ending January 31, 1998, provided, however, that the amounts permitted in (a), (b) and (c) above shall apply only to Leases relating to Capital Expenditures permitted under Section 7.13.

                  SECTION 7.15              MANAGEMENT FEES.

                           Pay, or be or become obligated to pay, any Management
Fees to any Person, or any interest on any deferred obligation therefor, including, without limitation, to any shareholder, director, officer or employee of the Borrower other than in usual and customary amounts with respect to the services rendered or management supervision provided.

                  SECTION 7.16              TRANSACTIONS WITH AFFILIATES.

                           Except  as  expressly  permitted  by this  Agreement,
directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate;
(d) enter into any other transaction


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directly  or  indirectly  with or for the benefit of any  Affiliate  (including, without limitation, guarantees and assumptions of obligations of an Affiliate); or (e) enter into any agreement providing for above-market prices for goods or services to or from an Affiliate; provided, however, that: (i) payments on Investments expressly permitted by Section 7.9 hereof may be made, (ii) any Affiliate who is a natural person may serve as an employee or director of the Borrower or any Subsidiary and receive reasonable compensation for his services in such capacity, and (iii) the Borrower, the Parent or any Subsidiary may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advan tageous to the Borrower, the Parent or a Subsidiary as the monetary or business consideration that it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  SECTION 7.17              ACTIVITIES LEADING TO
                                            FORFEITURE PROCEEDING.

                           Neither the Borrower nor any of its  Subsidiaries  or
Affiliates shall engage in or propose to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding.

                  SECTION 7.18              RENTAL OBLIGATIONS.

                           Enter into any Lease (other than  Capitalized  Leases
that are governed by Section 7.14 hereof), other than Leases which require the Borrower, the Parent or any Subsidiary to pay in the aggregate not in excess of
(a) $400,000  during the period from February 1, 1997 through  January 31, 1998;
(b) an amount during the period from February 1, 1998 through January 31, 1999 as preliminarily determined by the Lenders and the Borrower based on the Projections and the business plan for the fiscal year ending January 31, 1999 and the unaudited financial statements for the fiscal year ending January 31, 1998, but in no event less than $400,000 unless the Lenders determine (in their reasonable discretion) that such amount warrants adjustment based on the financial condition of the Borrower as set forth in such Projections, business plan or unaudited financial statements, which determination shall be made within 30 days of receipt by the Lenders of such Projections, business plan and unaudited financial statements, and such determination shall become effective after receipt and satisfactory review by the Lenders of the Financial Statements for the fiscal year ending January 31, 1998; and (c) an amount during the period from February 1, 1999 through May 31, 1999 as preliminarily determined by the Lenders and the Borrower based on the Projections and the business plan for the fiscal year ending January 31, 1999 and the unaudited financial statements for the fiscal year ending January 31, 1998, but in no event less than


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$133,333 unless the Lenders determine (in their reasonable discretion) that such amount warrants adjustment based on the financial condition of the Borrower as set forth in such Projections, business plan or unaudited financial statements, which determination shall be made within 30 days of receipt by the Lenders of such Projections, business plan and unaudited financial statements, and such determination shall become effective after receipt and satisfactory review by the Lenders of the Financial Statements for the fiscal year ending January 31, 1998; provided, however, that such limitations shall not apply to the portion of any lease payment due which is determined as a percentage of the revenues of the applicable retail store of the Borrower, the Parent or any Subsidiary.

                  SECTION 7.19              RETAIL STORE.

                           Except as expressly permitted by Section 7.9(e), open
any additional retail stores during the period from the date hereof through the Commitment Termination Date; provided, however, that in addition to the retail stores expressly permitted by Section 7.9(e), the Borrower may open seasonal, outlet-type stores so long as (i) not more than four (4) such stores are open at any time, (ii) the occupancy of each such store shall not exceed five (5) months, (iii) the Borrower shall not make any capital expenditures in connection with such stores, and (iv) rent payable to the lessors of such stores shall be determined on a "percentage of sales" basis only (i.e., no fixed minimum rent) and the Borrower shall not guarantee to the lessor any minimum sales.

                  SECTION 7.20              LICENSE AGREEMENTS.

                           Enter  into  any  licensing   agreement  which  would
prohibit or limit the Agent's exercise of rights to liquidate Collateral.

         ARTICLE 8.  EVENTS OF DEFAULT.

                           If any one or more of the following  events  ("EVENTS
OF DEFAULT") shall occur and be continuing, the Commitments shall terminate and the entire unpaid balance of the principal of and interest on the Notes outstanding and all other Obligations and Indebtedness of the Borrower to the Lenders and the Agent arising hereunder and under the other Loan Documents, shall immediately become due and payable upon written notice to that effect given to the Borrower by the Agent (except that in the case of the occurrence of any Event of Default described in Section 8.6 no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the
Borrower:


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                  SECTION 8.1               PAYMENTS.

                           Failure by the  Borrower  to (i) make any  payment or
mandatory prepay ment of principal or interest upon any Note when due, (ii) make any payment of any Fee when due, (iii) make any payment arising under any Application, L/C, Acceptance, Steamship Guarantee or Airway Release, (iv) make any required payment under Section 2.7 of this Agreement, or (v) make any required payment under Section 2.17, 2.18 and 10.1 of this Agreement and, with respect to clause (v) only, such failure shall continue unremedied for a period of 10 days in the case of Section 2.17 and 2.18 and three (3) days in the case of Section 10.1, in each case after receipt by Borrower of a demand therefor; or

                  SECTION 8.2               CERTAIN COVENANTS.

                           Failure to perform or observe  any of the  agreements
of the  Borrower,  the Parent or any  Subsidiary  contained  in  Section  6.9 or
Article 7 hereof; or

                  SECTION 8.3               OTHER COVENANTS.

                           (a) Failure by the Borrower to perform or observe any
other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of 15 days after the earlier of (i) when the Borrower becomes aware of such failure and (ii) notice thereof shall have been given to the Borrower by the Agent; or

                           (b) Failure by any Loan Party other than the Borrower
to perform or observe any term, condition or covenant of any of the Loan Documents to which it is a party, which shall remain unremedied for a period of 15 days after the earlier of (i) when such Loan Party becomes aware of such failure and (ii) notice thereof shall have been given to the Borrower by the Agent; or

                  SECTION 8.4               OTHER DEFAULTS.

                           (a) Other  than the  defaults  set forth on Exhibit G
hereto, failure to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower, the Parent or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected (a "DEBT INSTRUMENT"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or



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                           (b) Any event or  condition  referred  to in any Debt
Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or

                           (c)  Failure  to pay any  Indebtedness  for  borrowed
money due at final maturity or pursuant to demand under any Debt Instrument;

provided, however, that if any creditor or beneficiary under any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument shall assert a default (including, without limitation, those set forth on Exhibit G hereto) and shall either (i) declare due and payable the Indebtedness evidenced or secured thereby or (ii) shall commence the exercise of remedies on the basis of such default, such declaration or exercise shall constitute an Event of Default hereunder, upon the happening of which the Lenders may take action notwithstanding Section 10.15 hereof; and provided, further, that the provisions of this Section 8.4 shall not be applicable to any Debt Instrument that on the date this Section 8.4 would otherwise be applicable thereto, relates to or evidences Indebtedness in a principal amount of less than $50,000; or

                  SECTION 8.5               REPRESENTATIONS AND WARRANTIES.

                           Any representation or warranty made in writing to the
Lenders or the Agent in any of the Loan Documents or in connection with the making of the Loans or the issuance of any L/Cs, Acceptances, Steamship Guaranties or Airway Releases, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered or deemed made or deemed delivered; or

                  SECTION 8.6               BANKRUPTCY.


                           (a) The Borrower,  the Parent or any Subsidiary shall
make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or him or a substantial part of its or his assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower, the Parent or any Subsidiary shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it or him, that remains unstayed or undismissed for a period of 60 days or more; or any order for relief shall be entered in any such proceeding; or the Borrower, the Parent or any Subsidiary by any act or omission shall


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indicate  its or  his  consent  to,  approval  of or  acquiescence  in any  such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or him or any substantial part of any of its or his properties, or shall suffer any custodianship, receivership or trusteeship to continue unstayed or undischarged for a period of 60 days or more; or

                           (b) The Borrower,  the Parent or any Subsidiary shall
generally not pay its or his debts as such debts become due; or

                           (c) The Borrower,  the Parent or any Subsidiary shall
have concealed, removed, or permitted to be concealed or removed, any part of its or his property, with intent to hinder, delay or defraud its or his creditors or any of them or made or suffered a transfer of any of its or his property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its or his property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its or his property through legal proceedings or distraint that is not stayed or vacated within 60 days from the date thereof; or

                  SECTION 8.7               JUDGMENTS.

                           Any judgment against the Borrower,  the Parent or any
Subsidiary or any attachment, levy or execution against any of its properties for any amount in excess of $200,000 in respect of any judgment after deducting from such judgment the amount of any insurance proceeds payable to the judgment debtor with respect thereto, shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

                  SECTION 8.8               ERISA.

                           (a) The  institution by the PBGC of  proceedings  for
the involuntary termination of any Pension Plan by reason of, or that could result in, an "accumulated funding deficiency" under Section 412 of the Code which would have a material adverse effect on the business, operations or condition, financial or otherwise, of the Borrower, the Parent or its Subsidiaries; or

                           (b)  Failure  by the  Borrower  or the Parent to make
required contributions, in accordance with the applicable provisions of ERISA, to each of the Employee Benefit Plans or Plans hereafter established or assumed by it including any Plan which is a Multiemployer Plan, if such failure would result in the imposition of a Lien, which would have a material adverse effect on the business, financial condition or properties of the Borrower, the Parent and its Subsidiaries, on the assets


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of the Borrower or the Parent or an ERISA  Affiliate or would  otherwise  have a material adverse effect on the business, financial condition or properties of the Borrower, the Parent and the Subsidiaries, taken as a whole; or

                  SECTION 8.9               OWNERSHIP OF STOCK.

                           Morris  and/or Aron Goldfarb (or, in the event of the
death of either of them, his estate, legal representative or heirs) shall at any time own, beneficially and of record, less than 33 1/3% in the aggregate of all of the issued and outstanding shares of capital stock of the Parent having ordinary voting rights for the election of directors; or

                  SECTION 8.10              MANAGEMENT.

                           Morris   Goldfarb   shall   cease   for  any   reason
whatsoever, including, without limitation, death or disability (as such disability shall be determined in the sole and absolute judgment of the Majority Lenders) to be and continuously perform the duties of chief executive officer of the Borrower or, if such cessation shall occur as a result of the death or such disability, no successor satisfactory to the Agent and the Lenders, in their sole discretion, shall have become and shall have commenced to perform the duties of chief executive officer of the Borrower within 90 days after such cessation; provided, however, that if any satisfactory successor or interim management shall have been so elected and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of Morris Goldfarb in this Section 8.10; or

                  SECTION 8.11              LIENS.

                           Any of the Liens created and granted to the Agent for
the ratable benefit of the Lenders under the Security Documents shall fail to be valid, first, perfected Liens, subject to no prior or equal Lien, except as permitted by Section 7.2 hereof; or



                  SECTION 8.12              AMOUNT OF OBLIGATIONS.

                           On the last day of any month, the Obligations  exceed
the Borrowing Base whether or not such excess is repaid pursuant to subsection 2.7(c) hereof at any time; or

                  SECTION 8.13              FORFEITURE PROCEEDINGS.

                           Any Forfeiture  Proceeding  shall have been commenced
or the Borrower shall have given any Lender written notice of the commencement of any



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Forfeiture Proceeding as provided in Section 5.11 or any Lender has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced.

                  SECTION 8.14              MATERIAL ADVERSE CHANGE.

                           There shall have occurred a material  adverse  change
in the financial condition or business prospects of the Borrower, the Parent and the Subsidiaries, taken as a whole, since the date of this Agreement.

         ARTICLE 9.  AGENCY PROVISIONS.

                  SECTION 9.1               APPOINTMENT, POWERS AND IMMUNITIES.

                           Each   Lender   hereby   irrevocably   appoints   and
authorizes each of the Collateral Monitoring Agent, the Issuing Bank and the Agent to act as its agent hereunder, under the Security Documents and the other Loan Documents with such powers as are specifically delegated to such parties, respectively, by the terms of this Agreement, the Security Documents and the other Loan Documents together with such other powers as are reasonably incidental thereto. Each of the Collateral Monitoring Agent, the Issuing Bank and the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Security Documents and the other Loan Documents and shall be a trustee for any Lender. None of the Collateral Monitoring Agent, the Issuing Bank or the Agent shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Security Documents, or the other Loan Documents, in any Application, certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Security Documents or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity, effectiveness or value of any interest or security covered by the Security
Documents or for the value of any Collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Borrower or any of the other Loan Parties to perform any of its obligations hereunder or under the other Loan Documents. Each of the Collateral Monitoring Agent, the Issuing Bank and the Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. None of the Collateral Monitoring Agent, the Issuing Bank or the Agent nor any of their directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, under


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the Security Documents or the other Loan Documents or in connection  herewith or therewith, except for its or their own gross negligence or willful misconduct.

                  SECTION 9.2               RELIANCE.

                           Each of the Collateral  Monitoring Agent, the Issuing
Bank and the Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by them. As to any matters not expressly provided for by this Agreement, the Security Documents or the other Loan Documents, each of the Collateral Monitoring Agent, the Issuing Bank or the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, under the Security Documents or the other Loan Documents in accordance with instructions signed by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  SECTION 9.3               EVENTS OF DEFAULT.

                           Neither the Collateral  Monitoring Agent or the Agent
shall be deemed to have knowledge of the occurrence of a Default unless the such party has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that either the Agent or the Collateral Monitoring Agent receives such a notice of the occurrence of a Default, the Agent or the Collateral Monitoring shall promptly give notice thereof to the Lenders. The Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders.

                  SECTION 9.4               RIGHTS AS A LENDER.

                           Each of the Collateral  Monitoring Agent, the Issuing
Bank and the Agent in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an agent hereunder, and the term "Lender" or "Lenders" shall, unless the context other wise indicates, include each of the Collateral Monitoring Agent, the Issuing Bank and the Agent in its individual capacity. Each of the Collateral Monitoring Agent, the Issuing Bank and Agent and their Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its Affiliates, as if it were not acting as an agent of the Lenders hereunder, and may accept fees from the Borrower or its Affiliates, for services in connection with this


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Agreement,  the  Security  Documents  or any  of the  other  Loan  Documents  or otherwise without having to account for the same to the Lenders; provided, however, that each of the Collateral Monitoring Agent, Issuing Bank and the Agent will not accept more than its Lender's Share of any fee paid by the Borrower to the Lenders or to the Agent for the account of the Lenders in connection with this Agreement.

                  SECTION 9.5               INDEMNIFICATION.

                           The Lenders shall  indemnify  each of the  Collateral
Monitoring Agent, the Issuing Bank and the Agent (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2 hereof), ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any of the Collateral Monitoring Agent, the Issuing Bank or the Agent in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof, but excluding normal administrative costs and expenses incident to the performance of their agency duties hereunder or under the Security Documents unless a default by the Borrower with respect to the payment thereof has occurred and is continuing) or the enforcement of any of the terms hereof or of the Security Documents, or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  SECTION 9.6               NON-RELIANCE.

                           Each  Lender  agrees that it has,  independently  and
without reliance on the Collateral Monitoring Agent, the Issuing Bank or the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Collateral Monitoring Agent, the Issuing Bank or the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Security Documents or the other Loan Documents. None of the Collateral Monitoring Agent, the Issuing Bank or the Agent shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Security Documents or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or


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books of the  Borrower.  Except for  notices,  reports and other  documents  and information expressly required to be furnished to the Lenders by the Collateral Monitoring Agent, the Issuing Bank or the Agent hereunder or under the Security Documents, or the other Loan Documents, none of the Collateral Monitoring Agent, the Issuing Bank or the Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, that may come into the possession of the Collateral Monitoring Agent, the Issuing Bank or the Agent or any of its Affiliates.

                  SECTION 9.7               FAILURE TO ACT.

                           Except  for   action   expressly   required   of  the
Collateral Monitoring Agent, the Issuing Bank or the Agent hereunder, or under the Security Documents, each of the Collateral Monitoring Agent, the Issuing Bank or the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  SECTION 9.8               RESIGNATION OR REMOVAL.

                           Subject  to  the  appointment  and  acceptance  of  a
successor as provided below, each of the Collateral Monitoring Agent, the Issuing Bank or the Agent (i) may resign at any time by giving not less than 10 days' prior written notice thereof to the Lenders and the Borrower and (ii) may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor. If no successor Collateral Monitoring Agent, Issuing Bank or Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring party's giving of notice of resignation or the Majority Lenders' removal of the retiring party, then the retiring Collateral Monitoring Agent, the Issuing Bank or Agent, as the case may be, may, on behalf of the Lenders, after consultation with the Borrower, appoint a successor which shall be one of the Lenders. Upon the acceptance of any appointment as successor hereunder or under the Security Documents, such successor Collateral Monitoring Agent, Issuing Bank or Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring party, and the retiring party shall be discharged from its duties and obligations hereunder and under the Security Documents. After any retiring party's resignation or removal hereunder as Collateral Monitoring Agent, Issuing Bank or Agent, as the case may be, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Monitoring Agent, the Issuing Bank or Agent hereunder.


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                  SECTION 9.9               SHARING OF COLLATERAL AND PAYMENTS.

                           Upon or following any  acceleration  by the Agent and
the Lenders of the Obligations, and following the purchase by each Lender of its proportional share of the Obligations pursuant to subsection 2.16(b) hereof, in the event that any Lender shall obtain payment in respect of any such Obligation, or interest thereon, or receive any Collateral or proceeds thereof with respect to any such Obligation, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or any other Loan Party or otherwise, in a greater proportion than any such payment obtained by any other Lender in respect of the aggregate amount of the corresponding Obligation held by such Lender, then the Lender so receiving such greater proportionate payment or such greater proportionate amount of Collateral, shall purchase for cash from the other Lender or Lenders such portion of each such other Lender's or Lenders' Loan, or shall provide the other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Lender receiving the proportionate overpayment to share the excess payment or benefits of such Collateral or proceeds ratably with each Lender. For the purposes of this Section, payments on Obligations received by each Lender and receipt of Collateral by each Lender shall be in the same proportion as the proportion of:
(A) the Obligations owing to such Lender in respect of the Obligations held by such Lender to (B) the Obligations owing to all of the Lenders in respect of all of the Obligations; provided, however, that, with respect to the foregoing, if all or any portion of such excess payment or benefits is thereafter recovered from the Lender that received the proportionate overpayment, such purchase of Obligations or payment of benefits, as the case may be, shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  SECTION 9.10              ADDITIONAL PROVISIONS AS TO
                                            THE COLLATERAL MONITORING AGENT.

                           (a) The Collateral Monitoring Agent shall prepare and
submit to the Lenders, monthly on or before the 20th day of the following month, reports as to:

                             (i) a summary of projected  Availability  vs actual
Availability (including a calculation of the Borrowing Base amount);

                             (ii) an accounts receivable aging analysis;

                             (iii) an accounts receivable concentration summary;


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                             (iv) ineligible  calculations for both Accounts and
Inventory; and

                             (v)  accounts  receivable   statistics   (including
sales, turnover and dilution) on both a monthly and cumulative basis.

                           (b) Whenever the Collateral Monitoring Agent conducts
a field examination, the Collateral Monitoring Agent will deliver to the Lenders a report prepared by the Collateral Monitoring Agent as to the results of such field examination as promptly as possible, but in any event no later than 30 days following the Collateral Monitoring Agent's receipt of the field examination reports. The Collateral Monitoring Agent agrees to conduct, at the Borrower's expense: (i) at least three (3) field examinations of the Borrower's Accounts per annum during the term of this Agreement, and (ii) at the Collateral Monitoring Agent's discretion, field examinations of the Borrower's Inventory, provided that the Collateral Monitoring Agent shall conduct at least three (3) such examinations of Inventory per annum during the term of this Agreement. Upon reasonable advance request of the Collateral Monitoring Agent, the Lenders shall have the right to examine at the Collateral Monitoring Agent's offices, or to request copies (prepared at the requesting Lender's cost) of, all field reports, resulting correspondence with the Borrower and other work product relating to such field examination. The Collateral Monitoring Agent agrees to respond to, and to refer to the Borrower when appropriate and then to respond to, reasonable inquiries made by the Lenders arising with respect to field examinations or reports.

                           (c)  The  Collateral  Monitoring  Agent  may  include
Inventory labeled as "Season X" in Eligible Inventory if the Borrower establishes to the satisfaction of the Collateral Monitoring Agent that existing orders for such Inventory exceed such Inventory currently on hand; provided, however, that prior to including such Inventory in Eligible Inventory (x) the Collateral Monitoring Agent has given the Lenders at least 24 hours notice that the Agent intends to include such Inventory in Eligible Inventory, and (y) the Collateral Monitoring Agent has not been notified of objections by the Majority Lenders to the inclusion of such Inventory in Eligible Inventory within the 24-hour period following the giving of such notice.

                           (d)  Without  limiting  the  generality  of any other
provision hereof, the Collateral Monitoring Agent shall specifically not have authority to:

                             (i)  increase  or  decrease  the   percentages   of
Eligible Accounts or Eligible Inventory to be included in the Borrowing Base, other than by adjustment of the reserves provided for in the definition of "Borrowing Base"; provided, however, that the Collateral Monitoring Agent may establish additional reserves if (x) the Collateral Monitoring Agent has given the Lenders at least 24 hours notice that the Agent intends to establish such additional reserves and (y) the


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Collateral  Monitoring Agent has not been notified of objections by the Majority
Lenders to the establishing of such additional reserves within the 24-hour period following the giving of such notice; and provided, further, that once an additional reserve has been established the Collateral Monitoring Agent may adjust that reserve in its discretion.

                           (ii) release Collateral;

                           (iii)  waive any  violation  or  default  under  this
Agreement, the Security Documents, the Loan Documents or otherwise on behalf of the Lenders; or

                           (iv)  modify  the  amount  of any  Fees  or  interest
payable pursuant to this Loan Agreement.


                  SECTION 9.11 EXECUTION OF FIFTH AMENDED AND RESTATED LOAN AGREEMENT.

                           Upon  receipt  and  review  by  the  Lenders  of  the
Borrower's audited financial statements for the fiscal year ending January 31, 1998 and the Projections for the fiscal year ending January 31, 1999, if the Lenders determine, in their sole and absolute discretion, that certain of the asset based lending provisions set forth herein are no longer required, the parties hereto shall execute and deliver the Fifth Amended and Restated Loan Agreement in substantially the form of Exhibit R hereto and in accordance with the terms thereof.

                  SECTION 9.12 TERMINATION OF GOLDFARB GUARANTY, GOLDFARB STOCK PLEDGE AND ASSIGNMENT OF TAXES.

                           Each of the  Lenders,  the Agent  and the  Collateral
Monitoring Agent agrees that on or prior to the Closing Date it will execute such terminations and releases as the Borrower and the Individual Guarantors reasonably request to evidence the termination of the Goldfarb Guaranty, the Goldfarb Stock Pledge and the Assignment of Taxes and take such further action that is reasonably necessary to effect such terminations, including, without limitation, returning the Goldfarb Pledged Shares to Morris Goldfarb.

         ARTICLE 10.                MISCELLANEOUS PROVISIONS.

                  SECTION 10.1              FEES AND EXPENSES; INDEMNITY.


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                           The  Borrower  will  promptly  pay all  costs  of the
Collateral Monitoring Agent, the Issuing Bank, the Agent and each of the Lenders in preparing the Loan Documents and all costs and expenses of the Collateral
Monitoring  Agent  and  the  Lenders  of  the  issuance  of  the  Notes,   L/Cs,
Applications, Acceptances, Steamship Guaranties and Airway Releases and of the Borrower's and the other Loan Parties' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including, without limitation, all costs of filing or recording any assign ments, mortgages, financing statements and other documents except any such costs incurred in connection with an assignment or participation pursuant to Section 10.13 hereof), and the reasonable fees and expenses and disbursements of counsel to the Collateral Monitoring Agent the Issuing Bank, the Agent and the Lenders in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the other Loan Documents, the L/Cs, Applications, Acceptances, Steamship Guaranties and Airway Releases and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Lenders and the Collateral Monitoring Agent, the Issuing Bank, and the Agent the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered) and with any claim or action threatened, made or brought against any of the Lenders or the Collateral Monitoring Agent, the Issuing Bank and the Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby and including, without limitation, the allocated costs of internal counsel to the Lenders with respect to the amending and restating of the Third Restated Loan Agreement. In addition, the Borrower will promptly pay all costs and expenses (including, without limitation, reasonable fees, costs and disbursements of counsel) suffered or incurred by each Lender in connection with its enforcement of this Agreement, the Loan Documents and the Notes held by it, the L/Cs, Applications, Acceptances, Steamship Guaranties and Airway Releases or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, the Borrower shall indemnify each Lender and the Collateral Monitoring Agent, the Issuing Bank and the Agent and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages,
claims,   costs  and  expenses   (including   reasonable   attorneys'  fees  and
disbursements, including cost allocated by in-house counsel to any Lender) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans, L/Cs, Applications, Acceptances, Steamship
Guaranties  and  Airway  Releases,   including,   without  limitation,   losses,
liabilities, damages, claims, costs and expenses suffered or incurred


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

by any Lender or the Collateral Monitoring Agent, the Issuing Bank and the Agent or any of their respective directors, officers, employees, attorneys, agents or Affiliates arising out of or related to any Environmental Matter, Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent and the Lenders hereunder or at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Notes, L/Cs, Acceptances, Steamship Guaranties and Airway Releases and the termination of this Agreement.

                  SECTION 10.2              TAXES.

                           If,  under  any  law in  effect  on the  date  of the
closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of any Note, L/C, Acceptance, Steamship Guarantee and Airway Release, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Lenders and the Collateral Monitoring Agent, the Issuing Bank and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Lender or any other holder of a Note, or issuer of an L/C, Acceptance, Steamship Guarantee or Airway Release, such Lender, or such other holder or issuer, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 10.2 shall survive payment of the Notes, L/Cs, Acceptances, Steamship Guaranties and Airway Releases and the termination of this Agreement.

                  SECTION 10.3              PAYMENTS.

                           As set forth in Article 2 hereof, all payments by the
Borrower on account of principal, interest, Fees and other charges (including any indemnities) shall be made to the Collateral Monitoring Agent at its Payment Office, in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 1:00 P.M. New York City time on the date such payment


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


is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes, L/Cs, Acceptances, Steamship Guaranties and Airway Releases shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes, L/Cs, Acceptances, Steamship Guaranties and Airway Releases (after withholding for or on account of: (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Lender to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Lender payable by such Lender with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes, L/Cs, Acceptances, Steamship Guaranties and Airway Releases). Upon payment in full of any Note, the Lender holding such Note shall mark the Note "Paid" and return it to the Borrower.

                  SECTION 10.4 SURVIVAL OF AGREEMENTS AND REPRESENTATIONS; CONSTRUCTION.

                           All agreements,  representations  and warranties made
herein shall survive the delivery of this Agreement, the Notes and any other instruments evidencing Obligations. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require.

                  SECTION 10.5              LIEN ON AND SET-OFF OF DEPOSITS.

                           As security  for the due payment and  performance  of
all the Obligations, the Borrower hereby grants to Agent for the ratable benefit of the Lenders a Lien on any and all deposits or other sums at any time credited by or due from the Agent or any Lender to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to any Lender, the Collateral Monitoring Agent, the Issuing Bank or the


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

Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Lender or the Agent against any of the Obligations, whether or not any of such Obligations is then due or is secured by any collateral, or, if it is so secured, whether or not the collateral held by the Agent is considered to be adequate, all as set forth in and pursuant to Section 2.17 hereof.

                  SECTION 10.6 MODIFICATIONS, CONSENTS AND WAIVERS; ENTIRE AGREEMENT.

                           No  modification,  amendment  or  waiver  of or  with
respect to any provision of this Agreement, any Notes, the Security Documents, or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Borrower from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the Agent and each Lender and the Borrower except that: (i) any modification or amend ment of, or waiver or consent with respect to, Article 4 may be signed only by the Agent and the Majority Lenders and the Borrower (provided, however, that the consummation of a transaction by a Lender shall be deemed, with respect to such Loan only, to have the effect of the execution by such Lender of a waiver of, or consent to a departure from, any term or provision of Article 4 that has not been satisfied as of the date of the consummation of such transaction); and (ii) any modification or amendment of, or waiver or consent with respect to, Articles 1, 5, 6, 7, 8 and 10 (other than this Section 10.6) may be signed only by the Agent and the Majority Lenders and the Borrower. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Lenders, the Collateral Monitoring Agent, the Issuing Bank, the Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.



                  SECTION 10.7              REMEDIES CUMULATIVE.

                           Each  and  every  right  granted  to  the  Collateral
Monitoring Agent, the Issuing Bank, the Agent and the Lenders hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Collateral Monitoring Agent, the Issuing Bank, the Agent or any Lender or the holder of any Note or the issuer of any L/C, Acceptance, Steamship Guarantee or Airway Release to exercise, and no delay in exercising, any right shall operate as a waiver


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

thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower may have against any Lender, the Collateral Monitoring Agent, the Issuing Bank or the Agent and without regard to any other obligation of any nature whatsoever that any Lender, the Collateral Monitoring Agent, the Issuing Bank or the Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by any Lender, the Collateral Monitoring Agent, the Issuing Bank or the Agent for payment or performance of the Obligations.

                  SECTION 10.8              FURTHER ASSURANCES.

                           At any time and from time to time,  upon the  request
of the Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans, including, without limitation, the execution and delivery to the Agent of mortgages in form and substance reasonably satisfactory to the Agent and the Lenders covering all real property or interests therein acquired by the Borrower, and all leases of real property entered into by the Borrower as tenant or lessee, after the date of this Agreement, promptly after such acquisition or the entering into of any such lease.

                  SECTION 10.9              NOTICES.

                           All    notices,    requests,    reports   and   other
communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail) or telegram or telecopy, addressed as follows:

                           (a) If to the Borrower or any other Loan Party:

                               G-III Leather Fashions, Inc.
                               345 West 37th Street
                               New York, NY 10018
                               Attention: Chief Financial Officer
                               Telecopier No.: (212) 967-1487

                               with a copy to:


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


                               Fulbright & Jaworski L.L.P.
                               666 Fifth Avenue
                               New York, New York 10103
                               Attention: Neil Gold, Esq.
                               Telecopier No.: (212) 752-5958

                           (b) If to any Lender:

                               To its address set forth below its
                               name on the signature pages hereof,
                               with a copy to the Agent; and

                           (c) If to the Collateral Monitoring Agent:

                               Fleet Bank, N.A., as Agent
                               51 Cragwood Road
                               South Plainfield, New Jersey 07080
                               Attention: Mr. Murray Markowitz,
                                                 Vice President
                               Telecopier No.: (908) 226-6102

                               with a copy  (other  than  in  the  case  of
                               Borrowing  Notices  and  reports  and  other
                               documents   delivered  in  compliance   with
                               Article 5 hereof) to:

                               Winston & Strawn
                               200 Park Avenue
                               New York, New York 10166
                               Attention:  John C. Phelan
                               Telecopier No.: (212) 294-4700

                           (d) If to the Issuing Bank:

                               Fleet Bank, N.A., as Agent
                               51 Cragwood Road
                               South Plainfield, New Jersey 07080
                               Attention: Mr. Murray Markowitz,
                                                Vice President
                               Telecopier No.: (908) 226-6102

                               with a copy  (other  than  in  the  case  of
                               Borrowing  Notices  and  reports  and  other
                               documents   delivered  in  compliance   with
                               Article 5 hereof) to:


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



                               Winston & Strawn
                               200 Park Avenue
                               New York, New York 10166
                               Attention:  John C. Phelan
                               Telecopier No.: (212) 294-4700

                           (e) If to the Agent:

                               Fleet Bank, N.A., as Agent
                               1185 Avenue of the Americas
                               New York, New York 10036
                               Attention: Mr. Anthony Santoro,
                                              Vice President
                               Telecopier No.: (212) 819-4106

                               with a copy  (other  than  in  the  case  of
                               Borrowing  Notices  and  reports  and  other
                               documents   delivered  in  compliance   with
                               Article 5 hereof) to:

                               Winston & Strawn
                               200 Park Avenue
                               New York, New York 10166
                               Attention:  John C. Phelan
                               Telecopier No.: (212) 294-4700

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at the telecopier number specified above or delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

                  SECTION 10.10             COUNTERPARTS.

                           This  Agreement  may  be  signed  in  any  number  of
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 10.11             SEVERABILITY.


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



                           The provisions of this  Agreement are severable,  and
if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  SECTION 10.12 BINDING EFFECT; NO ASSIGNMENT OR DELEGATION BY BORROWER.

                           This Agreement shall be binding upon and inure to the
benefit of the Borrower and its successors and to the benefit of the Lenders, the Collateral Monitoring Agent, the Issuing Bank and the Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Agent, the Collateral Monitoring Agent, the Issuing Bank and the Lenders, and any purported assignment or delegation without such consent shall be void.

                  SECTION 10.13 ASSIGNMENTS AND PARTICIPATION BY LENDERS; ISSUANCE OF L/CS
                                            BY LENDER AFFILIATES.

                           (a) Each  Lender  may  assign to one or more banks or
other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it or the other Obligations or L/Cs issued by it, amounts outstanding in respect of outstanding Obligations, and the Note or Notes held by
it); provided, however, that: (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (unless such lesser amount is equal to the then outstanding Commitment) and shall be an integral multiple of $2,500,000, and (iii) each such assignment shall be to an Eligible Assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date

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

shall be at least 5 Business Days after the execution thereof: (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                           (b) By executing and  delivering  an  Assignment  and
Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                           (c) Upon its receipt of an Assignment  and Acceptance
executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note, Application or other instrument evidencing an Obligation subject to such assignment, the Agent shall: (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note, Application or other instrument evidencing an Obligation a new such instrument to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Lender's Commitment hereunder, a new such instrument to the order of the assigning Lender in an amount equal to the Lender's Commitment retained by it hereunder. Such new instrument shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered instrument, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit N hereto.

                           (d) (i) Each Lender may sell participations to one or
more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Lender's Commitment, the Loans owing to it, amounts outstanding in respect of outstanding Obligations, and the Note held by it; and

                               (ii) Fleet may arrange  for the  issuance of L/Cs
which it is obligated to issue hereunder by an Affiliate of such Lender;

provided, however, that: (x) such Lender's obligations under this Agreement (including, without limitation, its Lender's Commitment hereunder) shall remain unchanged, (y) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (z) such Lender shall remain the holder of any such Note and the issuer of the L/C or other Direct Obligation (whenever issued) for all purposes of this Agreement, and the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                           (e) Any Lender may, in connection with any assignment
or  participation  or  proposed  assignment  or  participation  pursuant to this
Section 10.13, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

                           (f) In addition to the assignments and participations
permitted under subsections (a) through (d) hereof, any Lender may assign and pledge all or any portion of its Loans and Note to (i) any Affiliate of such Lender or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such

Federal Reserve Bank. Any such assignment shall not release the assigning Lender from its obligations hereunder.

                  SECTION 10.14 GOVERNING LAW; CONSENT TO JURIS-DICTION; WAIVER OF TRIAL BY JURY.

                           (a) THIS AGREEMENT,  THE OTHER LOAN DOCUMENTS AND ALL
OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

                           (b) THE BORROWER  IRREVOCABLY CONSENTS THAT ANY LEGAL
ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION
10.9 HEREOF. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION 10.14 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF ANY LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

                           (c)  THE  BORROWER,   THE  LENDERS,   THE  COLLATERAL
MONITORING AGENT, THE ISSUING BANK AND THE AGENT WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO

THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

                  SECTION 10.15.           ADDITIONAL AGREEMENTS
                                           BY BORROWER AND LOAN PARTIES.

                           Each of the Borrower and the Loan Parties agrees that
in the event that the Borrower or any Loan Party is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, the Collateral Monitoring Agent, the Issuing Bank, the Agent and the Lenders shall be entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of their rights and remedies under this Agreement and the Security Documents, including specifically, but not limited to the stay imposed by Section 362 of the United States Bankruptcy Code, as amended, and each of the Borrower and the Loan Parties hereby consents to the immediate lifting of any such automatic stay, and will not contest any motion by the Collateral Monitoring Agent, the Issuing Bank, the Agent or the Lenders to lift such stay.

                  SECTION 10.16.           RELEASE BY BORROWER AND LOAN PARTIES.

                           Each of the Borrower and the Loan Parties agrees that
the Borrower and the Loan Parties on behalf of themselves and their respective Subsidiaries, Affiliates, successors and assigns hereby release and forever discharge the Collateral Monitoring Agent, the Issuing Bank, the Agent and the Lenders, their respective parents, subsidiaries and affiliates, and the officers, directors, employees, agents and attorneys of each of them from any and all liability, actions, claims, causes of action, suits, debts, damages, executions and demands whatsoever, in law or in equity which the Borrower or the Loan Parties or any of their respective Subsidiaries, Affiliates, successors or assigns might have, arising out of, based upon, in connection with or otherwise relating to any matter whatsoever, including without limitation, the Obligations, from the beginning of time to the date hereof.

                            [SIGNATURE PAGES FOLLOW]

                           IN WITNESS  WHEREOF,  the parties  hereto have caused
this Agreement to be duly executed as of the date first above written.


                                              G-III LEATHER FASHIONS, INC.

                                              By:______________________________
                                                                           Title

Agreed:

G-III HONG KONG LTD.

By:______________________________
                             Title

Agreed as to Articles 2, 3, 4, 6, 7 and 10:

G-III APPAREL GROUP, LTD.

By:______________________________
                             Title

Agreed as to Article 2, 4 and 10:

SIENA LEATHER LTD.

By:_______________________________
                              Title

GLOBAL INTERNATIONAL TRADING
 COMPANY

By:_______________________________
                              Title

                       [SIGNATURES CONTINUED ON NEXT PAGE]
INDAWA HOLDING CORP.

By:_______________________________
                              Title

GLOBAL APPAREL SOURCING, LTD.

By:________________________________
                               Title

G-III RETAIL OUTLETS INC.

By:________________________________
                               Title

P.T. TATABUANA RAYA

By:________________________________
                               Title

P.T. BALIHIDES

By:________________________________
                              Title

WEE BEEZ INTERNATIONAL LIMITED

By:________________________________
                               Title

KOSTROMA LTD.

By:________________________________
                               Title

                       [SIGNATURES CONTINUED ON NEXT PAGE]
                                     FLEET BANK, N.A.,
                                     AS COLLATERAL MONITORING AGENT

                                     BY:__________________________
                                                              TITLE

                                     Lending Office:

                                     51 Cragwood Road
                                     South Plainfield, New Jersey 07080
                                     Attention:  Murray Markowitz,
                                                  Vice President

                                     Address for Notices:

                                     Fleet Bank, N.A.
                                     51 Cragwood Road
                                     South Plainfield, New Jersey 07080
                                     Attention:  Murray Markowitz,
                                                   Vice President

                                     Telex:
                                     Answer-Back Code:
                                     Telecopier: (908) 226-6102

                                     Wire Transfer Instructions:

                                     ---------------------------

                                     ---------------------------

                                     ---------------------------

                                     FLEET BANK, N.A.,
                                     AS AGENT


                                     BY:__________________________
                                          Vice President      TITLE

                                     Lending Office:

                                     1185 Avenue of the Americas
                                     New York, New York 10036
                                     Attention:  Anthony Santoro,
                                                   Vice President

                                     Address for Notices:

                                     Fleet Bank, N.A.
                                     1185 Avenue of the Americas
                                     New York, New York 10036
                                     Attention:  Anthony Santoro,
                                                   Vice President

                                     Telex:
                                     Answer-Back Code:
                                     Telecopier: (212) 819-4106

                                     Wire Transfer Instructions:

                                     ---------------------------

                                     ---------------------------

                                     ---------------------------

                                     FLEET BANK, N.A.,
                                     AS ISSUING BANK

                                     BY:__________________________
                                                              TITLE

                                     Lending Office:

                                     51 Cragwood Road
                                     South Plainfield, New Jersey 07080
                                     Attention:  Murray Markowitz,
                                                   Vice President

                                     Address for Notices:

                                     Fleet Bank, N.A.
                                     51 Cragwood Road
                                     South Plainfield, New Jersey 07080
                                     Attention:  Murray Markowitz,
                                                   Vice President

                                     Telex:
                                     Answer-Back Code:
                                     Telecopier: (908) 226-6102

                                     Wire Transfer Instructions:

                                     ---------------------------

                                     ---------------------------

                                     ---------------------------

         COMMITMENT:
         -----------

         $20,000,000.00              FLEET BANK, N.A.,
                                     AS A LENDER

         (as a percentage:
          38.46%)

                                     BY:____________________________
                                          Vice President        TITLE

                                     Lending Office for Prime Rate Loans
                                     and Eurodollar Loans:

                                     1185 Avenue of the Americas
                                     New York, New York 10036
                                     Attention:  Anthony Santoro,
                                                   Vice President

                                     Address for Notices:

                                     1185 Avenue of the Americas
                                     New York, New York 10036
                                     Attention:  Anthony Santoro,
                                                  Vice President

                                     Telex No.:  232369
                                     Answer-Back Code:  NBNA UR
                                     Telecopier:  (212) 819-4106

                                     Wire Transfer Instructions:

                                     ---------------------------

                                     ---------------------------

                                     ---------------------------

         COMMITMENT:
         -----------

         $17,000,000.00              THE CHASE MANHATTAN BANK

         (as a percentage:
          32.69%)

                                     BY:__________________________
                                                              TITLE


                                     Lending Office for Prime Rate Loans
                                     and Eurodollar Loans:

                                     111 West 40th Street
                                     New York, New York 10018
                                     Attention: James J. Ducey,
                                                  Vice President

                                     Address for Notices:

                                     111 West 40th Street
                                     New York, New York 10018
                                     Attention: James J. Ducey,
                                                 Vice President
                                     Telex No.: 175666
                                     Answer-Back Code: CBC.UT
                                     Telecopier: (212) 403-5112

                                     Wire Transfer Instructions:

                                     ---------------------------

                                     ---------------------------

                                     ---------------------------

         COMMITMENT:
         -----------

         $15,000,000.00              THE CIT GROUP/COMMERCIAL
                                     SERVICES, INC.

         (as a percentage:
          28.85%)

                                     BY:____________________________
                                                                TITLE

                                     Lending Office for Prime Rate Loans
                                     and Eurodollar Loans:

                                     1211 Avenue of the Americas
                                     New York, New York 10036
                                     Attention: Kelly Colleran,
                                                 Assistant Vice President

                                     Address for Notices:

                                     1211 Avenue of the Americas
                                     New York, New York 10036
                                     Attention: Kelly Colleran,
                                                  Assistant Vice President
                                     Telex No.:
                                     Answer-Back Code:
                                     Telecopier: (212) 382-6814

                                     Wire Transfer Instructions:

                                     ---------------------------

                                     ---------------------------

                                     ---------------------------

                             EXHIBITS AND SCHEDULES

EXHIBITS
--------

A.       Form of Note

B.       States of Incorporation and Qualification, and Capitalization and Ownership of
         Stock, of Borrower and Subsidiaries

C.       Consents, Waivers, Approvals; Violation of Agreements

D-1      Form of Available to Sell Report ($)

D-2      Form of Available to Sell Report (Units)

D-3      Form of Inventory Analysis Report

D-4      Form of Key Item Report

E.       Permitted Security Interests, Liens and Encumbrances

F.       Judgments, Actions, Proceedings

G.       Defaults; Compliance with Laws, Regulations, Agreements

H.       Burdensome Documents

I.       Patents, Trademarks, Trade Names, Service Marks, Copyrights

J.       Name Changes, Mergers, Acquisitions; Location of Collateral

K.       Labor Disputes; Collective Bargaining Agreements; Employee Grievances

L.       Pension Plans

M.       Permitted Indebtedness and Guaranties

N.       Form of Assignment and Acceptance

O.       Accounts and Inventory

P.       Borrowing Base Certificate

Q.       Form of Continuing Agreement for Issuance of Steamship Guaranties and Airway
         Releases


R.       Form of Fifth Amended and Restated Loan Agreement

SCHEDULE

7.9  Investments